Exhibit 10.1
INDENTURE AND SERVICING AGREEMENT
Dated as of June 26, 2008
by and among
SIERRA TIMESHARE 2008-2 RECEIVABLES FUNDING, LLC,
as Issuer
and
WYNDHAM CONSUMER FINANCE, INC.,
as Servicer
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
and
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

i

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v

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Page
Section 15.13 Counterparts	112

Section 15.14 Third-Party Beneficiaries	112

Section 15.15 Actions by the Noteholders	113

Section 15.16 Merger and Integration	113

Section 15.17 No Bankruptcy Petition	113

Section 15.18 Headings	113

EXHIBITS

SCHEDULES
1.	Schedule of Trustee’s fees.

2.	List of Control Account Banks.

3.	Schedule for Collateral Agent’s and Custodian’s Fees

INDENTURE AND SERVICING AGREEMENT
     THIS INDENTURE AND SERVICING AGREEMENT dated as of June 26, 2008 is by and among SIERRA TIMESHARE 2008-2 RECEIVABLES FUNDING, LLC, a limited liability company organized under the laws of the State of Delaware, as issuer, WYNDHAM CONSUMER FINANCE, INC., a Delaware corporation, as Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent. This Indenture may be supplemented and amended from time to time in accordance with Article XV hereof.
RECITALS
     The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its loan backed notes as provided herein.
     All covenants and agreements made by the Issuer herein are for the benefit and security of the Trustee, acting on behalf of the Noteholders and the Swap Counterparty.
     The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee as provided herein, the valid obligations of the Issuer and to make this Indenture a valid agreement of the Issuer, enforceable in accordance with its terms.
     NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders and the Swap Counterparty.
GRANTING CLAUSES
     The Issuer hereby Grants to the Collateral Agent, for the benefit and security of the Trustee, acting on behalf of the Noteholders and the Swap Counterparty, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under the following:
(a)	all Pledged Loans and all Collections, together with all other Pledged Assets;

(b)	the Collection Account and all money, investment property, instruments and other property credited to, carried in or deposited in the Collection Account;

(c)	all money, investment property, instruments and other property credited to, carried in the Control Account or any other bank or account into which

Collections are deposited, to the extent such money, investment property, instruments and other property constitutes Collections;

(d)	the Reserve Account and all money, investment property, instruments and other property credited to, carried in or deposited in the Reserve Account;

(e)	the Interest Rate Swap;

(f)	all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Term Purchase Agreement, the Sale and Assignment Agreement and the Master Loan Purchase Agreements, including, without limitation, all rights of the Issuer to enforce all payment obligations of the Depositor, Sierra 2002 and each Seller and all rights to collect all monies due and to become due to the Issuer from the Depositor, Sierra 2002 or any Seller under or in connection with the Term Purchase Agreement, the Sale and Assignment Agreement or the Master Loan Purchase Agreements (including without limitation all interest and finance charges for late payments and proceeds of any liquidation or sale of Pledged Loans or resale of Vacation Ownership Interests and all other Collections on the Pledged Loans) and all other rights of the Issuer to enforce the Term Purchase Agreement, the Sale and Assignment Agreement and the Master Loan Purchase Agreements;

(g)	all Assigned Rights with respect to the Pledged Loans and the Pledged Assets including, without limitation, all rights to enforce payment obligations of the Depositor, Sierra 2002 and each Seller and all rights to collect all monies due and to become due to the Issuer from the Depositor, Sierra 2002 or any Seller under or in connection with the Pledged Loans (including without limitation all interest and finance charges for late payments accrued thereon and proceeds of any liquidation or sale of Pledged Loans or resale of Vacation Ownership Interests and all other Collections on the Pledged Loans);

(h)	all certificates and instruments, if any, from time to time representing or evidencing any of the foregoing property described in clauses (a) through (g) above;

(i)	all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

(j)	all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas and other minerals, consisting of, arising from, or relating to, any of the foregoing;

(k)	all proceeds of the foregoing property described in clauses (a) through (j) above, any security therefor, and all interest, dividends, cash, instruments,

financial assets and other investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for or on account of the sale, condemnation or other disposition of, any or all of the then existing property described in clauses (a) through (l) herein, and including all payments under insurance policies (whether or not a Seller or an Originator, the Depositor, Sierra 2002, the Issuer, the Collateral Agent or the Trustee is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Collateral; and

(l)	all proceeds of the foregoing.
The property described in the preceding sentence is collectively referred to as the “Collateral.” The Grant of the Collateral to the Collateral Agent is for the benefit of the Trustee to secure the Notes equally and ratably without prejudice, priority or distinction among any Notes by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture and to secure (i) the payment of all amounts due on the Notes in accordance with their respective terms, (ii) the payment of all other sums payable by the Issuer under this Indenture and the Notes and (iii) compliance by the Issuer with the provisions of this Indenture and the Notes. This Indenture is a security agreement within the meaning of the UCC.
     The Collateral Agent and the Trustee acknowledge the Grant of the Collateral, and the Collateral Agent accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Noteholders may be adequately and effectively protected.
     The Trustee and the Collateral Agent each acknowledges that it has entered into the Collateral Agency Agreement pursuant to which the Collateral Agent acts as agent for the benefit of the Trustee for the purpose of maintaining a security interest in the Collateral. The Trustee and the Noteholders are bound by the terms of the Collateral Agency Agreement by the Trustee’s execution thereof on their behalf.
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions
     Whenever used in this Indenture, the following words and phrases shall have the following meanings:
     “Account” shall mean the Collection Account or the Reserve Account, and “Accounts” shall mean the Collection Account and the Reserve Account.
     “Accrued Interest” shall mean, with respect to each Note, an amount equal to the sum of (i) the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate on the Adjusted Principal Amount of such Note as of the immediately preceding Payment Date (or, in the case of the initial Payment Date, the Adjusted Principal Amount as of the

Funding Date) and (ii) any amounts payable pursuant to clause (i) above for such Note from all prior Payment Dates remaining unpaid, if any, plus, to the extent permitted by law, interest thereon for each Interest Accrual Period for such Note at the applicable Note Interest Rate.
     “Accrued Senior Interest” shall mean, with respect to each Note, an amount equal to the sum of (i) the interest accrued during the related Interest Accrual Period at the applicable Note Senior Interest Rate on the Adjusted Principal Amount of such Note as of the immediately preceding Payment Date (or, in the case of the initial Payment Date, the Adjusted Principal Amount as of the Funding Date) and (ii) any amounts payable pursuant to clause (i) above for such Note from all prior Payment Dates remaining unpaid, if any, plus, to the extent permitted by law, interest thereon for each Interest Accrual Period for such Note at the applicable Note Senior Interest Rate.
     “Additional Margin” shall mean, with respect to each Note, the amount, if any, by which the Accrued Interest for the related Interest Accrual Period exceeds the Accrued Senior Interest for such Interest Accrual Period.
     “Adjusted Principal Amount” shall mean, on any Payment Date and for any Class of Notes, the Principal Amount of such Class as of the prior Payment Date (or, with respect to the first Payment Date, as of the Funding Date) minus the sum of (i) the amount of all principal distributions actually made to such Class on the current Payment Date and (ii) the Adjustment Amount for such Class on the current Payment Date. In no event will the Adjusted Principal Amount of any Class exceed the Principal Amount of such Class or be a number less than zero. On the Funding Date, the Adjusted Principal Amount of any Class is equal to the Initial Principal Amount of such Class.
     “Adjustment Amount” shall mean, for the Class A Notes, the Class A Adjustment Amount, for the Class B Notes, the Class B Adjustment Amount and for the Class C Notes, the Class C Adjustment Amount.
     “Affiliate” shall mean, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” shall have meanings correlative to the foregoing.
     “Aggregate Adjustment Amount” shall mean, on any Payment Date, the amount by which the Aggregate Principal Amount, after giving effect to any principal distributions made on all Classes on such Payment Date, exceeds the Aggregate Loan Balance as of the last day of the Due Period related to such Payment Date.
     “Aggregate Default Rate” shall mean as of any Determination Date, a percentage obtained by dividing (i) the sum of the outstanding principal balance of each Pledged Loan (each such principal balance determined as of the day immediately preceding the date on which such Pledged Loan became a Defaulted Loan) that became a Defaulted Loan during the period commencing with the Cut-Off Date and ending at the end of the prior Due Period by (ii) the Aggregate Loan Balance as of the Cut-Off Date.

     “Aggregate Loan Balance” shall mean, as of any time, the sum of the outstanding principal balances due under or in respect of all Pledged Loans, excluding Defaulted Loans.
     “Alternate Investor” shall have the meaning assigned thereto in the Note Purchase Agreement.
     “Aggregate Principal Amount” shall mean the sum of the Principal Amounts for all Classes of Notes.
     “Assigned Rights” shall mean all rights of the Depositor with respect to the Pledged Loans and related Transferred Assets including, but not limited to, the right to sell Defective Loans to the Sellers or to cause the Sellers to purchase Defective Loans from the Issuer; provided, however, that the Assigned Rights do not include any rights in, to or under the 2002 Performance Guaranty.
     “Assignment of Mortgage” shall mean any assignment (including any collateral assignment) of any Mortgage.
     “Authentication Agent” shall mean a Person designated by the Trustee to authenticate Notes on behalf of the Trustee.
     “Authorized Officer” shall mean, with respect to the Issuer, any officer who is authorized to act for the Issuer in matters relating to the Issuer, and with respect to the Trustee, a Responsible Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.
     “Available Funds” for any Payment Date shall mean an amount equal to the sum of (i) all payments (including prepayments—which include prepayments related to Timeshare Upgrades) of principal, interest and fees (which, for the sake of clarity, excludes maintenance fees assessed with respect to POAs) collected from or on behalf of the Obligors during the related Due Period on the Pledged Loans; (ii) any Servicer Advances made on or prior to the Payment Date with respect to payments due from the Obligors on the Pledged Loans during the related Due Period; (iii) all amounts received during the related Due Period as the Release Price paid to the Trustee for the release from the Lien of this Indenture securing the Notes of any Pledged Loan that has become a Defaulted Loan; (iv) all Net Liquidation Proceeds from the disposition of Pledged Assets securing Defaulted Loans received during the related Due Period; (v) the amounts received during the related Due Period by the Trustee as the Release Price in connection with the release of a Defective Loan; (vi) all other proceeds of the Collateral received by the Trustee or the Servicer during the related Due Period; (vii) the amount in excess of the Reserve Required Amount, if any, withdrawn from the Reserve Account in accordance with subsection 3.5(d) of this Indenture and deposited in the Collection Account on such Payment Date; and (viii) all amounts received by the Issuer under the Interest Rate Swap in connection with such Payment Date.
     “Bank Base Rate” shall mean, with respect to Notes held by any member of a Investor Group, a rate per annum equal to the greater of (i) the sum of (a) the prime rate of interest announced publicly by the applicable Managing Agent (or the Affiliate of the Managing Agent that announces such rate) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Managing Agent) and (b) 1.75% per annum (or if an Event of Default has occurred and is continuing plus 3.50% per annum) and (ii) the sum of (a) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Managing Agent from three Federal funds brokers of recognized standing selected by it and (b) 4.75% per annum (or if an Event of Default has occurred and is continuing plus 6.50% per annum).
     “Bankruptcy Code” shall mean the United States Bankruptcy Code, Title 11 of the United States Code, as amended.
     “Benefit Plan” shall mean any “employee pension benefit plan” as defined in ERISA which is subject to Title IV of ERISA (other than a “multiemployer plan,” as defined in Section 4001 of ERISA) and to which the Issuer, any eligible Seller or any ERISA Affiliate of the Issuer has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or obligated by law or executive order to be closed.
     “Calculation Agent” shall mean The Royal Bank of Scotland plc.
     “Calculation Date” shall mean the close of business on the last Business Day of the related Due Period.
     “Certificate of Authentication” shall have the meaning set forth in Section 2.2.
     “Class” shall mean the Class A Notes, the Class B Notes and the Class C Notes.
     “Class A Notes” shall mean any of the $326,300,000 Vacation Timeshare Loan Backed Notes, Series 2008-2, Class A due 2020.
     “Class A Adjustment Amount” shall mean, on any Payment Date, the lesser of (i) the Principal Amount of the Class A Notes after giving effect to any principal distributions made on such Class on such Payment Date, and (ii) the amount by which the Aggregate Adjustment Amount exceeds the aggregate of the Principal Amounts of the Class B Notes and the Class C Notes after giving effect to all principal distributions made to the Class B Notes and Class C Notes on such Payment Date.
     “Class A Notes Interest Rate” shall mean, (i) with respect to any Class A Note to the extent that the Commercial Paper Funding Rate is in effect for such Class A Note under the Note

Purchase Agreement, the applicable Commercial Paper Funding Rate plus 3.75% per annum (or if an Event of Default has occurred and is continuing plus 6.00% per annum) or (ii) to the extent that the Commercial Paper Funding Rate is not in effect for such Class A Note under the Note Purchase Agreement and no Eurodollar Disruption Event shall have occurred, LIBOR plus 4.25% per annum (or if an Event of Default has occurred and is continuing plus 6.00% per annum) or (iii) to the extent that the Commercial Paper Funding Rate is not in effect for such Class A Note under the Note Purchase Agreement and a Eurodollar Disruption Event shall have occurred and be continuing, the Bank Base Rate.
     “Class A Notes Senior Interest Rate” shall mean, with respect to any Class A Note (i) to the extent that the Commercial Paper Funding Rate is then applicable to such Note, the applicable Commercial Paper Funding Rate plus 3.75% per annum or (ii) otherwise, LIBOR plus 3.75% per annum; provided, however, that if a Eurodollar Disruption Event shall have occurred and be continuing, the Managing Agents under the Note Purchase Agreement, in consultation with the Swap Counterparty shall establish, in their reasonable business judgment, a value for LIBOR for the purpose of establishing the amount calculated pursuant to clause (ii) above.
     “Class B Adjustment Amount” shall mean, on any Payment Date, the lesser of (i) the Principal Amount of the Class B Notes after giving effect to any principal distributions made on the Class B Notes on such Payment Date and (ii) the amount by which the Aggregate Adjustment Amount exceeds the aggregate of the Principal Amount of the Class C Notes after giving effect to all principal distributions made to the Class C Notes on such Payment Date.
     “Class B Notes” shall mean any of the $73,400,000 Vacation Timeshare Loan Backed Notes, Series 2008-2, Class B, due 2020.
     “Class B Notes Interest Rate” shall mean, (i) with respect to any Class B Note to the extent that the Commercial Paper Funding Rate is in effect for such Class B Note under the Note Purchase Agreement, the applicable Commercial Paper Funding Rate plus 3.75% per annum (or if an Event of Default has occurred and is continuing plus 6.00% per annum) or (ii) to the extent that the Commercial Paper Funding Rate is not in effect for such Class B Note under the Note Purchase Agreement LIBOR plus 4.25% per annum (or if an Event of Default has occurred and is continuing plus 6.00% per annum) or (iii) to the extent that the Commercial Paper Funding Rate is not in effect for such Class B Note under the Note Purchase Agreement and a Eurodollar Disruption Event shall have occurred and be continuing, the Bank Base Rate.
     “Class B Notes Senior Interest Rate” shall mean, with respect to any Class B Note (i) to the extent that the Commercial Paper Funding Rate is then applicable to such Note, the applicable Commercial Paper Funding Rate plus 3.75% per annum or (ii) otherwise, LIBOR plus 3.75% per annum; provided, however, that if a Eurodollar Disruption Event shall have occurred and be continuing, the Managing Agents under the Note Purchase Agreement, in consultation with the Swap Counterparty shall establish, in their reasonable business judgment, a value for LIBOR for the purpose of establishing the amount calculated pursuant to clause (ii) above.
     “Class C Adjustment Amount” shall mean, on any Payment Date, the lesser of (i) the Principal Amount of the Class C Notes after giving effect to any principal distributions made on the Class C Notes on such Payment Date and (ii) the Aggregate Adjustment Amount for such Payment Date.
     “Class C Notes” shall mean any of the $50,300,000 Vacation Timeshare Loan Backed Notes, Series 2008-2, Class C, due 2020.
     “Class C Notes Interest Rate” shall mean, (i) with respect to any Class C Note to the extent that the Commercial Paper Funding Rate is in effect for such Class C Note under the Note Purchase Agreement, the applicable Commercial Paper Funding Rate plus 3.75% per annum (or if an Event of Default has occurred and is continuing plus 6.00% per annum) or (ii) to the extent that the Commercial Paper Funding Rate is not in effect for such Class C Note under the Note Purchase Agreement LIBOR plus 4.25% per annum (or if an Event of Default has occurred and is continuing plus 6.00% per annum) or (iii) to the extent that the Commercial Paper Funding Rate is not in effect for such Class C Note under the Note Purchase Agreement and a Eurodollar Disruption Event shall have occurred and be continuing, the Bank Base Rate.
     “Class C Notes Senior Interest Rate” shall mean, with respect to any Class C Note (i) to the extent that the Commercial Paper Funding Rate is then applicable to such Note, the applicable Commercial Paper Funding Rate plus 3.75% per annum or (ii) otherwise, LIBOR plus 3.75% per annum; provided, however, that if a Eurodollar Disruption Event shall have occurred and be continuing, the Managing Agents under the Note Purchase Agreement, in consultation with the Swap Counterparty shall establish, in their reasonable business judgment, a value for LIBOR for the purpose of establishing the amount calculated pursuant to clause (ii) above.
     “ClubWyndham Access” shall mean, ClubWyndham Access Vacation Ownership Plan, the plan pursuant to which members of the PTVO Owners Association may occupy and use vacation property.
     “Closing Date” shall mean June 26, 2008.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” shall have the meaning specified in the Granting Clause of this Indenture.
     “Collateral Agency Agreement” shall mean the Collateral Agency Agreement dated as of January 15, 1998 by and between Fleet National Bank as predecessor Collateral Agent, Fleet Securities, Inc. as deal agent and the secured parties named therein, as subsequently amended, including as amended by the Fifteenth Amendment to the Collateral Agency Agreement dated as of June 26, 2008 and all prior amendments, by and among the Collateral Agent, the Trustee and other secured parties, as such Collateral Agency Agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “Collateral Agent” shall mean U.S. Bank National Association in its capacity as collateral agent under this Indenture and the Collateral Agency Agreement or any successor collateral agent appointed under the Collateral Agency Agreement.
     “Collection Account” shall mean the account described in Section 3.4 hereof and established for the deposit of Collections and other amounts as provided in this Indenture.

     “Collections” shall mean, with respect to any Pledged Loan, all funds, collections and other proceeds of such Pledged Loan paid by or on behalf of the Obligor after the Cut-Off Date, including without limitation (i) all Scheduled Payments or recoveries (subject to Section 7.5(g)) made in the form of money, checks and like items to, or a wire transfer or an automated clearinghouse transfer received in, the Control Account or otherwise received by the Issuer, the Servicer or the Trustee in respect of such Pledged Loan, (ii) all amounts received by the Issuer, the Servicer or the Trustee in respect of any Insurance Proceeds relating to such Pledged Loan or the related Vacation Ownership Interest and (iii) all amounts received by the Issuer, the Servicer or the Trustee in respect of any proceeds of a condemnation of property in any Resort, which proceeds relate to such Pledged Loan or the related Vacation Ownership Interest.
     “Commercial Paper Funding Rate” shall mean for so long as and to the extent such rate is applicable to a Note, for any Interest Accrual Period, such rate as defined and determined in accordance with the Note Purchase Agreement and provided to the Issuer, the Trustee and the Servicer in writing by the applicable Managing Agent. The definition of “Commercial Paper Funding Rate” when used in the context of the Interest Rate Swap shall mean for any Interest Accrual Period the weighted average of the rate provided by the Managing Agents pursuant to the preceding sentence.
     “Conduit” shall have the meaning assigned thereto in the Note Purchase Agreement.
     “Conduit Assignee” shall mean any commercial paper conduit administered by JPMorgan Chase Bank, NA or The Royal Bank of Scotland, New York Branch, respectively, and designated by JPMorgan Chase Bank, NA or The Royal Bank of Scotland, New York Branch from time to time to accept an assignment from the related Conduit of all or a portion of the Notes and such Conduit’s rights under the Note Purchase Agreement.
     “Consent Parties” shall mean, (i) so long as all Notes are held by no more than two Investor Groups the Managing Agent of each Investor Group and (ii) if the Notes are held by more than two Investor Groups, the Managing Agents representing the Investor Groups owning in the aggregate not less than 66 2/3rds of the Aggregate Principal Amount of the Notes.
     “Consolidated Interest Coverage Ratio” shall have the meaning assigned thereto in the Revolving Credit Agreement.
     “Consolidated Leverage Ratio” shall have the meaning assigned thereto in the Revolving Credit Agreement.
     “Control Account” shall mean any of the accounts established pursuant to a Control Agreement.
     “Control Account Bank” shall mean the commercial bank holding the Control Account.
     “Control Agreement” shall mean any agreement substantially in the form of Exhibit E by and between the Issuer, the Trustee, the Collateral Agent, the Servicer and the Control Account Bank, which agreement sets forth the rights of the Issuer, the Trustee, the Collateral Agent and the Control Account Bank, with respect to the disposition and application of the Collections deposited in the Control Account, including without limitation the right of the Trustee to direct the Control Account Bank to remit all Collections directly to the Trustee.
     “Corporate Trust Office” shall mean the office of the Trustee at which at any particular time its corporate trust business is administered, which office at the date of the execution of this Indenture is located at MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Asset-Backed Administration.
     “Credit Card Account” shall mean an arrangement whereby an Obligor makes Scheduled Payments under a Loan via pre-authorized debit to a Major Credit Card.
     “Credit Standards and Collection Policies” shall mean, if the Servicer is WCF or an Affiliate of WCF, the individual credit standards established by WVRI and WRDC and the collection policies established by WCF, attached hereto as Exhibit G and as amended from time to time in accordance with the restrictions of this Indenture, and if there is a Successor Servicer that is not an Affiliate of WCF, the collection policies of such Person for loans similar to the Pledged Loans.
     “Custodial Agreement” shall mean the Eleventh Amended and Restated Custodial Agreement dated as of June 26, 2008 by and among the Issuer, the Depositor, WVRI, WCF, WRDC, U.S. Bank National Association, as Custodian, the Trustee and the Collateral Agent, the trustees for other series of notes and other parties as described therein as the same may be further amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.
     “Custodian” shall mean, at any time, the custodian under the Custodial Agreement.
     “Customary Practices” shall, with respect to the servicing and administration of any Pledged Loans, have the meaning assigned to that term in the Purchase Agreement under which such Loan was transferred from the Seller to the Depositor.
     “Cut-Off Date” shall mean, with respect to the Pledged Loans, the close of business on April 30, 2008.
     “Debt” of any Person shall mean (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien, security interest or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities of such Person in respect of unfunded vested benefits under Benefit Plans covered by Title IV of ERISA.

     “Debtor Relief Laws” shall mean the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
     “Defaulted Loan” shall mean any Pledged Loan (a) for which any portion of a Scheduled Payment is delinquent more than 119 days, (b) with respect to which the Servicer shall have determined in good faith that the related Obligor will not resume making Scheduled Payments, (c) for which the related Obligor shall have become the subject of a proceeding under a Debtor Relief Law or (d) for which cancellation or foreclosure actions have been commenced.
     “Default Percentage” shall mean, for any Due Period, the percentage equivalent of a fraction the numerator of which is the sum of the outstanding principal balance of each Pledged Loan (each such principal balance determined as of the day immediately preceding the date on which such Pledged Loan became a Defaulted Loan) that became a Defaulted Loan during such Due Period, and the denominator of which is the Aggregate Loan Balance as of the last day of such Due Period.
     “Default Percentage Threshold” shall mean, for any Determination Date, 1.00%.
     “Defective Loan” shall mean any Pledged Loan with an uncured material breach (with all breaches that give rise to actual rescission being deemed material on a Pledged Loan by Pledged Loan basis) of any representation or warranty of the Issuer set forth in Section 5.2 of this Indenture.
     “Delinquency Ratio” shall mean, for any Due Period, a fraction the numerator of which is the sum of the outstanding principal balance of each Pledged Loan (each such principal balance determined as of the last day of such Due Period) which is a Delinquent Loan as of the last day of such Due Period and the denominator of which is the Aggregate Loan Balance as of the last day of such Due Period.
     “Delinquent Loan” shall mean a Pledged Loan for which all or a portion of the Scheduled Payments are more than 60 days delinquent, other than a Pledged Loan that is a Defaulted Loan.
     “Depositor” shall mean Sierra Deposit Company, LLC, a Delaware limited liability company.
     “Depository Agreement” shall mean the agreement among the Issuer, the Trustee and The Depository Trust Company.
     “Determination Date” shall mean, with respect to any Payment Date, the third Business Day preceding such Payment Date.
     “Due Period” shall mean, for the Payment Date occurring in July 2008, the two full calendar months preceding such Payment Date, and for each other Payment Date, the immediately preceding calendar month.

     “Eligible Account” means either (a) a segregated account (including a securities account) with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.
     “Eligible Institution” shall mean any depository institution the short term unsecured senior indebtedness of which is rated at least “A-l” by S&P or “P-l” by Moody’s, and the long term unsecured indebtedness of which is rated at least “A” by S&P or “A2” by Moody’s.
     “Eligible Loan” shall have the meaning assigned to that term in Section 5.2.
     “Equity Percentage” shall mean, with respect to a Loan, the percentage equivalent of a fraction the numerator of which is the excess of (A) the Timeshare Price of the related Vacation Ownership Interest relating to the Loan paid or to be paid by an Obligor over (B) the outstanding principal balance of such Loan at the time of sale of such Vacation Ownership Interest to such Obligor (less the amount of any valid check presented by such Obligor at the time of such sale that has cleared the payment system), and the denominator of which is the Timeshare Price of the related Vacation Ownership Interest, provided that any cash down payments or principal payments made on any initial Loan that have been fully prepaid as part of a Timeshare Upgrade and financed down payments under such initial Loan financed over a period not exceeding six months from the date of origination of such Loan that have actually been paid within such six-month period shall be included in clause (A) above for purposes of calculating the numerator of such fraction.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” shall mean with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person.
     “Eurodollar Disruption Event” shall mean, with respect to any Note as to which Interest accrues or is to accrue at a rate based upon LIBOR, any of the following: (a) a determination by a Managing Agent, on behalf of the related Alternate Investors or Liquidity Providers that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain such Note interest; (b) the inability of any Managing Agent to obtain timely information for purposes of determining LIBOR; (c) a commercially reasonable determination by Managing Agent that the rate at which deposits of United States dollars are being offered to such Managing Agent in the London interbank market does not accurately reflect the cost to the applicable Alternate Investors or Liquidity Providers of making, funding or maintaining any such Note interest; or (d) the inability of a Managing Agent, Alternate Investor or Liquidity Provider to obtain United States dollars in the London interbank market to make, fund or maintain any Note interest.
     “Event of Default” shall mean the events designated as Events of Default under Section 11.1 of this Indenture.
     “Exchange Act” shall mean the U. S. Securities Exchange Act of 1934, as amended.
     “FairShare Plus Agreement” shall mean the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement effective as of January 1, 1996 by and between WVRI, and certain of its subsidiaries and third party developers, as the same has been amended prior to the date of this Indenture and as the same may be further amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.
     “FairShare Plus” shall mean the program pursuant to which the occupancy and use of a Vacation Ownership Interest is assigned to the trust created by the FairShare Plus Agreement in exchange for annual symbolic points that are used to establish the location, timing, length of stay and unit type of a vacation, including without limitation systems relating to reservations, accounting and collection, disbursement and enforcement of assessments in respect of contributed units.
     “Financing Statements” shall mean, collectively, the UCC financing statements and the amendments thereto to be authorized and delivered in connection with any of the transactions contemplated hereby or any of the other Transaction Documents.
     “Fixed Week” shall mean a Vacation Ownership Interest representing a fee simple interest in a lodging unit at a Resort that entitles the related Obligor to occupy such lodging unit for a specified one-week period each year.
     “FMB” shall mean Fairfield Myrtle Beach, Inc., a Delaware corporation.
     “Fractional Interest” shall mean a fractional ownership interest as tenant in common in an individual lodging unit in a Resort.
     “Funding Date” shall mean June 27, 2008.
     “GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States.
     “Grant” shall mean, as to any asset or property, to pledge, assign and grant a security interest in such asset or property. A Grant of any item of Collateral shall include all rights, powers and options of the Granting party thereunder or with respect thereto, including without limitation the immediate and continuing right to claim, collect, receive and give receipt for principal, interest and other payments in respect of such item of Collateral, principal and interest payments and receipts in respect of the Permitted Investments, Insurance Proceeds, purchase prices and all other monies payable thereunder and all income, proceeds, products, rents and profits thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all such rights and options, to bring Proceedings in the name of the

Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.
     “Green Loan” shall mean a Loan the proceeds of which are used to finance the purchase of a Green Vacation Ownership Interest.
     “Green Vacation Ownership Interest” shall mean a Vacation Ownership Interest for which construction on the related Resort has not yet begun or is subject to completion.
     “Indenture” shall mean this Indenture and Servicing Agreement as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.
     “Independent Director” shall have the meaning assigned to the term in subsection 6.1(m).
     “Initial Principal Amount” shall mean the aggregate amount of $450,000,000 of the Notes composed of the initial principal amounts of $326,300,000 of the Class A Notes, $73,400,000 of the Class B Notes and $50,300,000 of the Class C Notes at the time such Notes were issued.
     “Insolvency Event” shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any Debtor Relief Law, or the filing of a petition against such Person in an involuntary case under any Debtor Relief Law, which case remains unstayed and undismissed within 30 days of such filing, or the appointing of a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person’s business; or (b) the commencement by such Person of a voluntary case under any Debtor Relief Law, or the consent by such Person to the entry of an order for relief in an involuntary case under any such Debtor Relief Law, or the consent by such Person to the appointment of or taking possession by a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.
     “Insolvency Proceeding” shall mean any proceeding relating to an Insolvency Event.
     “Installment Contract” shall mean an installment sale contract as defined in the applicable Purchase Agreement.
     “Insurance Proceeds” shall have the meaning assigned to that term in the applicable Purchase Agreement.
     “Interest Accrual Period” shall mean, with respect to the Notes for any Payment Date, the period beginning on and including the immediately preceding Payment Date and ending on and excluding such Payment Date, except that the first Interest Accrual Period will begin on and include June 27, 2008 and end on and exclude the July 2008 Payment Date.

     “Interest Carry-Forward Amount” shall mean, for any Class on any Payment Date, the sum of (i) interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate for such Class on the excess, if any, of the Principal Amount of such Class over the Adjusted Principal Amount of such Class, in each case as of the prior Payment Date and (ii) any amounts payable pursuant to clause (i) above for such Class from all prior Payment Dates remaining unpaid, if any, plus, to the extent permitted by law, interest thereon for each Interest Accrual Period for such Class at the applicable Note Interest Rate. Interest Carry-Forward Amounts will be computed on the basis of a 360-day year and the actual number of days that elapsed during the related Interest Accrual Period.
     “Interest Rate Swap” shall mean the ISDA Master Agreement, together with the Schedule thereto, the “Credit Support Annex,” the confirmation with the reference number D16852905.FRONT and the confirmation with the reference number D16890520.FRONT, each dated as of June 26, 2008 between the Issuer and the Swap Counterparty, as such Interest Rate Swap may be amended, modified or replaced.
     “Interval Interest” shall mean an interest in the Bentley Brook Mountain Club which interest entitles the owner to occupy, exchange, or rent a week or period in a resort unit at such resort on a reservation basis.
     “Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended.
     “Investor Group” shall mean the RBS Investor Group, the JPMorgan Investor Group and any other group of entities including at least an Alternate Investor and a Managing Agent which purchase Notes.
     “Issuer” shall mean Sierra Timeshare 2008-2 Receivables Funding, LLC, a Delaware limited liability company and its successors and assigns.
     “Issuer Order” shall mean a written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer.
     “JPMorgan Investor Group” shall mean the group which includes a commercial paper company administered by JPMorgan Chase Bank, NA, as the conduit purchaser, an Alternate Investor and JPMorgan Chase Bank, NA, as Managing Agent.
     “Kona Loan” shall mean any Loan which was acquired by WVRI from Kona Hawaiian Vacation Ownership, LLC.
     “LIBOR” shall mean, for any Interest Accrual Period, the London interbank offered rate for one-month United States dollar deposits determined by the Calculation Agent, in consultation with the Managing Agents; or, with respect to the Interest Rate Swap, determined by the Swap Counterparty.
     “LIBOR Determination Date” shall mean, with respect to each Interest Accrual Period, the second London Business Day immediately preceding the first day of such Interest Accrual Period or if the Notes Interest Rate for any Notes changes to a rate based upon LIBOR during an

Interest Accrual Period the date on which the Trustee is notified of the LIBOR rate by the Calculation Agent.
     “Lien” shall mean any mortgage, security interest, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.
     “Liquidity Provider” shall have the meaning assigned thereto in the Note Purchase Agreement.
     “LLC Agreement” shall mean the Limited Liability Company Agreement of Sierra Timeshare 2008-2 Receivables Funding, LLC dated as of April 3, 2008 and amended and restated as of June 12, 2008 and as thereafter amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.
     “Loan” shall mean each loan, installment contract, contract for deed or contract or note secured by a mortgage, deed of trust, vendor’s lien or retention of title originated or acquired by a Seller and relating to the sale of one or more Vacation Ownership Interests.
     “Loan Balance” shall mean the outstanding principal balance due under or in respect of a Pledged Loan (including a Defaulted Loan (until it becomes a Released Pledged Loan)).
     “Loan Documents” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Purchase Agreement under which such Pledged Loan was transferred from the Seller to the Depositor.
     “Loan File” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Purchase Agreement under which such Pledged Loan was transferred from the Seller to the Depositor.
     “Loan Rate” shall mean the annual rate at which interest accrues on any Pledged Loan, as modified from time to time in accordance with the terms of any related Credit Standards and Collection Policies.
     “Loan Schedule” shall mean the Loan Schedule containing information about the Pledged Loans, which Loan Schedule is delivered electronically by the Issuer to the Trustee as of the Closing Date and as such schedule is amended by delivery electronically by the Issuer to the Trustee of information relating to the release of Pledged Loans or the Grant of Qualified Substitute Loans.
     “London Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London.

     “Lot” shall mean a fully or partially developed parcel of real estate.
     “Major Credit Card” shall mean a credit card issued by any VISA USA, Inc., MasterCard International Incorporated, American Express Company, Discover Bank, Diners Club International Ltd. or JCB credit card affiliate or member entity.
     “Managing Agents” shall mean (i) The Royal Bank of Scotland with respect to the RBS Investor Group, (ii) JPMorgan Chase Bank, NA. with respect to the JPMorgan Investor Group and (iii) if any Notes are held by another Investor Group or Investor Groups, with respect to each such Investor Group, the entity designated as the Managing Agent of such group by delivery of a notice thereof to the Trustee and the Issuer.
     “Master Loan Purchase Agreement” shall mean the WVRI Master Loan Purchase Agreement or the WRDC Master Loan Purchase Agreement.
     “Material Adverse Effect” shall mean, with respect to any Person and any event or circumstance, a material adverse effect on:
(a)	the business, properties, operations or condition (financial or otherwise) of such Person;

(b)	the ability of such Person to perform its respective obligations under any of the Transaction Documents to which it is a party;

(c)	the validity or enforceability of, or collectibility of amounts payable under, this Indenture (if such Person is a party to this Indenture) or any of the Transaction Documents to which it is a party;

(d)	the status, existence, perfection or priority of any Lien arising through or under such Person under any of the Transaction Documents to which it is a party; or

(e)	the value, validity, enforceability or collectibility of the Pledged Loans or any of the other Pledged Assets.
     “Maturity Date” shall mean the Payment Date occurring in April 2020.
     “Member” shall have the meaning assigned thereto in the LLC Agreement.
     “Monthly Collateral Agent Fee” shall mean, with respect to any Payment Date, the amount due to the Collateral Agent for fees related to the Collateral for the Series 2008-2 Notes calculated in accordance with Schedule 3 attached hereto.
     “Monthly Custodian Fee” shall mean, with respect to each Payment Date, the amount due to the Custodian under the Custodial Agreement for fees related to the Pledged Loans and related Pledged Assets, such amounts to be calculated in accordance with Schedule 3 attached hereto.
     “Monthly Principal” shall mean on any Payment Date, the sum of (i) the principal portion of Scheduled Payments collected during the related Due Period on the Pledged Loans; (ii) the principal portion of Servicer Advances, if any, with respect to the related Due Period; (iii) the principal amount of any prepayments (including prepayments relating to Timeshare Upgrades) collected on any Pledged Loan during the related Due Period; (iv) principal proceeds from the purchase by the Sellers of any Pledged Loans that have become Defaulted Loans during the related Due Period; and (v) the principal proceeds of any repurchase of a Defective Loan funded by a Seller or the Performance Guarantor or any deposit in respect of a Defective Loan by the Issuer during the related Due Period.
     “Monthly Servicer Fee” shall mean, in respect of any Due Period (or portion thereof), an amount equal to one-twelfth of the product of (a)1.10% and (b) the Aggregate Loan Balance of the Pledged Loans at the beginning of such Due Period; or if a Successor Servicer has been appointed and accepted the appointment or if the Trustee is acting as Servicer a fee, which with the consent of the Consent Parties, may be a higher fee.
     “Monthly Servicing Report” shall mean each monthly report prepared by the Servicer as provided in Section 8.1.
     “Monthly Trustee Fee” shall mean, in respect of any Due Period, an amount equal to $0 as an administration fee.
     “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
     “Moody’s Short-term Rating” shall mean a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.
     “Mortgage” shall mean any mortgage, deed of trust, purchase money deed of trust or deed to secure debt encumbering the related Vacation Ownership Interest, granted by the related Obligor to the Originator of a Loan to secure payments or other obligations under such Loan.
     “Net Liquidation Proceeds” shall mean, with respect to any Defaulted Loan which is a Pledged Loan and which has not been released from the Lien of this Indenture, the proceeds of the sale, liquidation or other disposition of the Defaulted Loan or the Pledged Assets or other collateral securing such Defaulted Loan, after deduction of costs and expenses as provided in Section 7.5(g).
     “Net Swap Payment” shall mean, for any Payment Date, the amount, if any, after netting which is required to be paid by the Issuer under the Interest Rate Swap (not including any Termination Payments).
     “Net Swap Receipt” shall mean, for any Payment Date, the amount, if any, after netting which is due to the Issuer under the Interest Rate Swap (not including any Termination Receipts).
     “Nominee” shall have the meaning set forth in the Purchase Agreements.
     “Noteholder” or “Holder” shall mean the Person in whose name a Note is registered in the Note Register.

     “Note Interest Rate” shall mean (i) with respect to any Class A Note, the Class A Notes Interest Rate then in effect with respect to such Class A Note, (ii) with respect to any Class B Notes, the Class B Notes Interest Rate then in effect with respect to such Class B Note and (iii) with respect to any Class C Notes, the Class C Interest Rate then in effect with respect to such Class C Note.
     “Note Purchase Agreement” shall mean the Note Purchase Agreement dated June 26, 2008 among the Issuer, WCF, WRDC and the purchasers of the Notes, attached hereto as Exhibit H, as such Note Purchase Agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “Note Register” shall have the meaning specified in Section 2.6.
     “Note Registrar” shall have the meaning specified in Section 2.6.
     “Note Senior Interest Rate” shall mean (i) with respect to any Class A Note, the Class A Notes Senior Interest Rate then in effect with respect to such Class A Note, (ii) with respect to any Class B Notes, the Class B Notes Senior Interest Rate then in effect with respect to such Class B Note and (iii) with respect to any Class C Notes, the Class C Notes Senior Interest Rate then in effect with respect to such Class C Note.
     “Notes” shall mean the Sierra Timeshare 2008-2 Receivables Funding, LLC Vacation Timeshare Loan Backed Notes, Series 2008-2.
     “Obligor” shall mean, with respect to any Pledged Loan, the Person or Persons obligated to make Scheduled Payments thereon.
     “Officer’s Certificate” shall mean, unless otherwise specified in this Indenture, a certificate delivered to the Trustee signed by any Vice President or more senior officer of the Issuer or the Servicer, as the case may be, or, in the case of a Successor Servicer, a certificate signed by any Vice President or more senior officer or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, and delivered to the Trustee.
     “Operating Agreement” shall mean the Sixteenth Amended and Restated Operating Agreement dated as of June 26, 2008 by and between WVRI, FMB, WCF, Kona Hawaiian Vacation Ownership, LLC, the VB Subsidiaries, Shawnee Development, Inc., Eastern Resorts Company, LLC, BHV Development, Inc., WRDC and other parties as described therein, as the same may be further amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.
     “Opinion of Counsel” shall mean a written opinion of counsel who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.
     “Originator” shall have the meaning, with respect to any Pledged Loan, assigned to such term in the applicable Purchase Agreement or, if such term is not so defined, the entity which originates or acquires Loans and transfers such Loans to a Seller.

     “Overcollateralization Amount,” shall mean on any Payment Date, the excess, if any, of (i) the Aggregate Loan Balance as of the last day of the related Due Period over (ii) the Aggregate Principal Amount on such Payment Date, after taking into account any distributions of principal to the Noteholders on such Payment Date.
     “PAC” shall mean an arrangement whereby an Obligor makes Scheduled Payments under a Pledged Loan via pre-authorized debit.
     “Paying Agent” shall mean the Trustee or any successor thereto, in its capacity as paying agent.
     “Payment Date” shall mean the 20th day of each calendar month, or, if such 20th day is not a Business Day, the next succeeding Business Day, commencing on July 21, 2008.
     “Performance Guarantor” shall mean Wyndham Worldwide.
     “Performance Guaranty” shall mean that Performance Guaranty dated as of June 26, 2008 made by Wyndham Worldwide in favor of the Issuer, the Depositor, the Trustee and the Collateral Agent, as amended from time to time.
     “Permitted Encumbrance” with respect to any Pledged Loan has the meaning assigned to that term under the Purchase Agreement pursuant to which such Loan has been sold to the Depositor.
     “Permitted Investments” shall mean (i) U.S. Government Obligations having maturities on or before the first Payment Date after the date of acquisition; (ii) time deposits and certificates of deposit having maturities on or before the first Payment Date after the date of acquisition, maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having a short term senior unsecured debt rating of at least “A-1” by S&P and “P-l” by Moody’s; (iii) repurchase agreements having maturities on or before the first Payment Date after the date of acquisition for underlying securities of the types described in clauses (i) and (ii) above or clause (iv) below with any institution having a short term senior unsecured debt rating of at least “P-1” by Moody’s and “A-1” by S&P; (iv) commercial paper maturing on or before the first Payment Date after the date of acquisition and having a short term senior unsecured debt rating of at least “P-1” by Moody’s and “A-1+” by S&P; and (v) money market funds rated “Aaa” by Moody’s and rated “AAAm” or “AAAm-G” by S&P and which invest solely in any of the foregoing (without regard to maturity), including any such funds in which the Trustee or an Affiliate of the Trustee acts as an investment advisor or provides other investment related services; provided, however, that no obligation of any Seller, the Depositor or the Performance Guarantor shall constitute a Permitted Investment and provided further, that no interest only obligation and no investment purchased by the Issuer or the Trustee at a premium shall constitute Permitted Investments.
     “Person” shall mean any person or entity including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity or organization of any nature, whether or not a legal entity.

     “Pledged Assets” with respect to each Pledged Loan, shall mean all right, title and interest of the Depositor in, to and under such Pledged Loan from time to time and the related Transferred Assets and all of the Depositor’s rights under the related Purchase Agreement, and in and to the Collections and the proceeds of any of the foregoing.
     “Pledged Loans” shall mean the Loans listed on the Loan Schedule.
     “POA” shall mean each property owners’ association or similar timeshare owner body for a Vacation Ownership Interest Regime or Resort or portion thereof, in each case established pursuant to the declarations, articles or similar charter documents applicable to each such Vacation Ownership Interest Regime, Resort or portion thereof.
     “Points” shall mean, (i) with respect to any lodging unit at a Vacation Ownership Interest Regime, the number of points of symbolic value assigned to such unit pursuant to FairShare Plus or (ii) with respect to the ClubWyndham Access plan, the membership interest in the PTVO Owners Association, denominated in points.
     “Post Office Box” shall mean each post office box to which Obligors are directed to mail payments in respect of the Pledged Loans.
     “Predecessor Note” shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.7 in lieu of a mutilated, lost, destroyed or stolen Note shall evidence the same debt as the mutilated, lost, destroyed or stolen Note.
     “Principal Amount” shall mean, the Initial Principal Amount of a Class, less principal payments previously paid to such Class as of such date and which payments have not been subsequently rescinded or recaptured.
     “Principal Distribution Amount” shall mean
     (A) with respect to any Payment Date prior to the first Payment Date on which the Overcollateralization Amount is at least equal to 50% of the Aggregate Loan Balance as of the last day of the related Due Period, all remaining amounts of Available Funds after the payment of amounts due under priorities FIRST through and including EIGHTH in the Priority of Payments,
     (B) with respect to any Payment Date after the occurrence of a Trigger Event, a Sequential Order Event or an Event of Default and during the continuation of such Trigger Event, Sequential Order Event or Event of Default, all remaining amounts of Available Funds after the payment of amounts due under priorities FIRST through and including EIGHTH in the Priority of Payments, and
     (C) with respect to any Payment Date on or after the first Payment Date on which the Overcollateralization Amount is at least equal to 50% of the Aggregate Loan Balance as of the last day of the related Due Period (provided that no Trigger Event, Sequential Order Event or Event of Default has occurred and is then continuing) an amount equal to the sum, without duplication, of the Monthly Principal for such Payment Date plus the outstanding principal balance of all Pledged Loans that became Defaulted Loans during the related Due Period that were not repurchased by the Depositor or a Seller.
     “Priority of Payments” shall mean the application of Available Funds in accordance with Section 3.1.
     “Proceeding” shall have the meaning specified in Section 11.3.
     “PTVO Owners Association” shall mean PTVO Owners Association, Inc., the non-stock, non-profit Delaware corporation.
     “Purchase Agreement” shall mean a Master Loan Purchase Agreement between a Seller and the Depositor pursuant to which the Seller sells Loans and related assets to the Depositor.
     “QIB” shall have the meaning set forth in subsection 2.6(c).
     “Qualified Substitute Loan” shall mean a substitute Loan that is an Eligible Loan on the applicable date of substitution and that on such date of substitution (i) has a coupon rate not less than the coupon rate of the Pledged Loan for which it is to be substituted, (ii) has a remaining term to stated maturity not greater than the remaining term to maturity of the Pledged Loan for which it is to be substituted, and (iii) is a WVRI Loan if the Loan for which it is to be substituted is a WVRI Loan or is a WRDC Loan if the Loan for which it is to be substituted is a WRDC Loan.
     “Rating Agency” shall mean each of S&P or Moody’s as appropriate and their respective successors in interest.
     “Rating Agency Condition” shall mean, with respect to any action taken or to be taken, that each Rating Agency shall have notified the Issuer and the Trustee in writing that such action will not result in a reduction, downgrade, suspension or withdrawal of the rating then assigned to any outstanding Class of Notes.
     “RBS Investor Group” shall mean the group which includes a commercial paper conduit administered by The Royal Bank of Scotland plc, New York Branch or an Affiliate thereof, as the conduit purchaser, and Alternate Investor and The Royal Bank of Scotland plc, as Managing Agent.
     “Record Date” shall mean, the close of business on the last Business Day of the month preceding the month in which such Payment Date occurs.
     “Records” shall, with respect to any Pledged Loan, have the meaning assigned thereto in the applicable Purchase Agreement.
     “Redemption Date” shall have the meaning assigned thereto in Section 2.12.

     “Reference Banks” shall mean leading banks selected by the Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London and (ii) which have been designated as such by the Servicer.
     “Release Date” shall mean, with respect to any Pledged Loan, the date on which such Pledged Loan is released from the Lien of this Indenture.
     “Release Price” shall mean an amount equal to the outstanding Loan Balance of the Pledged Loan as of the close of business on the Calculation Date immediately preceding the date on which the release is to be made, plus accrued and unpaid interest thereon to the date of such release; provided that for purposes of calculating the Release Price with respect to any WRDC Timeshare Upgrade the Release Price will be calculated without regard to the upgrade.
     “Released Pledged Loan” shall mean any Loan which was included as a Pledged Loan, but which has been released from the Lien of this Indenture pursuant to the terms hereof.
     “Reserve Account” shall mean the account established pursuant to Section 3.5 of this Indenture.
     “Reserve Account Draw Amount” shall have the meaning set forth in subsection 3.5(b).
     “Reserve Required Amount” shall mean the lesser of (a) 2.00% of the Aggregate Loan Balance as of the Cut-Off Date and (b) the Aggregate Principal Amount; provided, however, that following the application of such amount to the repayment of the unpaid balance of the Notes pursuant to Section 3.5(c), the “Reserve Required Amount” shall be zero.
     “Resort” shall mean a WVRI Resort or a WRDC Resort.
     “Responsible Officer” shall mean any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture.
     “Revolving Credit Agreement” shall mean the Credit Agreement, dated as of July 7, 2006, among Wyndham Worldwide, as Borrower, the lenders referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Bank of Nova Scotia and The Royal Bank of Scotland plc, each as Documentation Agents, and Credit Suisse, Cayman Islands Branch, as Co-Documentation Agent, J.P.Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, as such Revolving Credit Agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “Rolling Period” shall have the meaning set forth in the Revolving Credit Agreement.
     “Rule 144A” shall have the meaning set forth in subsection 2.6(c).

     “S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. or any successor thereto.
     “Sale” shall have the meaning specified in Section 11.13(a).
     “Sale and Assignment Agreement” shall mean the Sale and Assignment Agreement dated as of June 26, 2008 entered into by Sierra 2002 and the Depositor and pursuant to which Sierra 2002 sells and assigns to the Depositor all of Sierra 2002’s right, title and interest in certain Pledged Loans and the Pledged Assets related thereto.
     “Scheduled Payment” shall mean the scheduled monthly payment of principal and interest on a Pledged Loan.
     “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
     “Seller” shall mean WCF or WRDC or, in either case, any successor thereto.
     “Senior Priority Swap Termination Amount” shall mean any unpaid amount owing to the Swap Counterparty in respect of Termination Payments relating to a termination or a partial termination of the Interest Rate Swap arising from (a) an Event of Default under the Interest Rate Swap with respect to which the Issuer is the Defaulting Party (as defined in the Interest Rate Swap); (b) an Illegality as defined in the Interest Rate Swap; (c) the occurrence of a Tax Event as defined in the Interest Rate Swap; (d) a Termination Event (other than an Illegality or Tax Event) or an Additional Termination Event under the Interest Rate Swap with respect to which the Issuer is an Affected Party (as defined in the Interest Rate Swap); (e) the occurrence of an Event of Default under Section 11.1(a), 11.1(b) or 11.1(d) of this Indenture and, as a result thereof, the liquidation of all or a portion of the Pledged Loans pursuant to Article XI of this Indenture; (f) the occurrence of an optional redemption under Section 2.12 of this Indenture; or (g) an amendment or supplement to this Indenture made without the prior written consent of the Swap Counterparty.
     “Sequential Order Events” shall mean: (i) an Insolvency Event has occurred with respect to the Issuer, (ii) if on any two consecutive Payment Dates the sum of Available Funds plus, without duplication, amounts on deposit in the Reserve Account are not sufficient to pay all Accrued Interest due on the Notes, (iii) the Overcollateralization Amount declines by more than $2,500,000 on each of two consecutive Payment Dates, after taking into account payments made (excluding amounts withdrawn from the Reserve Account and applied as payment on the Notes) on each such Payment Date, or (iv) if on any Payment Date, after application of all Available Funds in accordance with the Priority of Payments on such Payment Date, the sum of the Aggregate Loan Balance plus the amount on deposit in the Reserve Account would be less than the Aggregate Principal Amount of all Notes. The Sequential Order Events described in (ii), (iii) and (iv) above will continue to be in effect until such time, if ever, that the Consent Parties have consented to the termination of the Sequential Order Event.
     “Series Termination Date” shall mean the Termination Date.
     “Service Transfer” shall have the meaning set forth in Section 12.1.

     “Servicer” shall mean WCF, in its capacity as Servicer pursuant to this Indenture or, after any Service Transfer, the Successor Servicer.
     “Servicer Advance” shall mean amounts, if any, advanced by the Servicer, at its option, to cover any shortfall between (i) the Scheduled Payments on the Pledged Loans (other than Defaulted Loans) for a Due Period and (ii) the amounts actually deposited in the Collection Account on account of such Scheduled Payments on or prior to the Payment Date immediately following such Due Period.
     “Servicer Default” shall mean the defaults specified in Section 12.1.
     “Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may be amended from time to time.
     “Shawnee Loan” shall mean any Loan which was acquired by WVRI from Shawnee Development, Inc.
     “Subordinated Swap Termination Amount” shall mean any Termination Payment which is not included in the Senior Priority Swap Termination Amount.
     “Subsidiary” shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.
     “Substitution Adjustment Amount” shall mean, with respect to any Qualified Substitute Loan or Qualified Substitute Loans to be substituted for a Defective Loan or a Defaulted Loan, the amount, if any, by which the aggregate principal balance of all such Qualified Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Defective Loans or Defaulted Loans each determined as of the Calculation Date immediately prior to the date of substitution.
     “Successor Servicer” shall have the meaning set forth in Section 12.2.
     “Swap Counterparty” shall mean The Royal Bank of Scotland plc, a company limited by shares incorporated under the laws of Scotland and any entity which is a replacement swap counterparty as provided in Section 3.6.
     “Term Purchase Agreement” shall mean the Series 2008-2 Term Purchase Agreement dated as of June 26, 2008 between the Depositor as seller of the Pledged Loans and the Issuer.
     “Termination Date” shall have the meaning specified in Section 14.1.
     “Termination Notice” shall have the meaning specified in Section 12.1.

     “Termination Payments” shall mean payments required to be made by the Issuer to the Swap Counterparty under the terms of the Interest Rate Swap as a result of a termination or partial termination of the Interest Rate Swap.
     “Termination Receipts” shall mean payments required to be made by the Swap Counterparty to the Issuer under the terms of the Interest Rate Swap as a result of a termination or a partial termination of the Interest Rate Swap.
     “Timeshare Price” shall mean the original price of the Vacation Ownership Interest paid by an Obligor, plus any accrued and unpaid interest and other amounts owed by the Obligor.
     “Timeshare Upgrade” shall have the meaning assigned thereto in the applicable Purchase Agreement.
     “Title Clearing Agreement” shall have the meaning assigned thereto in the WVRI Master Loan Purchase Agreement.
     “Transaction Documents” shall mean, collectively, this Indenture, the Term Purchase Agreement, the Sale and Assignment Agreement, the Purchase Agreements, the assignment agreements executed by the Sellers and related to the periodic sale of Pledged Loans, the Custodial Agreement, the Performance Guaranty, the Control Agreement and the Collateral Agency Agreement and “Transaction Document” shall mean any of them.
     “Transferred Assets” shall, with respect to each Pledged Loan, have the meaning set forth in the Purchase Agreement under which such Loan was transferred to the Depositor.
     “Trigger Event” shall mean the occurrence of any of the following events:
          (i) on any Determination Date, the average of the Delinquency Ratios for the three immediately preceding Due Periods is greater than 5.00%; or
          (ii) on any Determination Date, the average of the Default Percentages for the four immediately preceding Due Periods is greater than the applicable Default Percentage Threshold; or
          (iii) on any Determination Date, the Consolidated Leverage Ratio for any Rolling Period is greater than 3.5 to 1.0; or
          (iv) on any Determination Date, the Consolidated Interest Coverage Ratio for any Rolling Period is less than 3.0 to 1.0; or
          (v) on a Determination Date occurring in a month shown in the left hand column below, the Aggregate Default Rate is greater than the Applicable Default Rate shown for such month in the right hand column:

Applicable
Determination Date Occurring in:	Default Rate
July, August, September, 2008	2.92%
October, November, December, 2008	5.48%
January through June, 2009	9.82%
July through December, 2009	13.27%
January through June, 2010	15.96%
July through December, 2010	18.04%
January through June, 2011	19.52%
July through December, 2011	20.65%
January through June, 2012	21.53%
July through December, 2012	22.07%
January through June, 2013	22.41%
July through December, 2013	22.64%
January through June, 2014	22.74%
July through December, 2014	22.78%
January 2015 through June, 2018	22.79%
     (vi) Available Funds together with the Reserve Account Draw Amount are not sufficient to pay in full Accrued Interest due on the Notes on any Payment Date.
A Trigger Event described in clause (i) above shall continue until the earlier of (x) the date such Trigger Event is waived in writing by the Consent Parties in their sole discretion or (y) the average of the Delinquency Ratios for the three immediately preceding Due Periods is equal to or less than 5.00% for three consecutive Determination Dates. A Trigger Event described in clause (ii) above shall continue until the earlier of (x) the date such Trigger Event is waived in writing by the Consent Parties in their sole discretion or (y) the average of the of the Default Percentages for the four immediately preceding Due Periods is equal to or less than the applicable Default Percentage Threshold for three consecutive Determination Dates. A Trigger Event described in clause (iii) or (iv) above shall continue until the earlier of (x) the date such Trigger Event is waived in writing by the Consent Parties in their sole discretion or (y) the date on which the Consolidated Leverage Ratio for the applicable Rolling Period is equal to or less than 3.5 to 1.0 and the Consolidated Interest Coverage Ratio for the applicable Rolling Period is equal to or greater than 3.0 to 1.00. A Trigger Event described in clause (v) above will continue until the earlier of (x) the date such Trigger Event is waived in writing by the Consent Parties in their sole discretion or (y) until the Aggregate Default Rate on four consecutive Determination Dates is equal to or less than the Applicable Default Rate for the respective dates. A Trigger Event described in clause (vi) above will continue until the date such Trigger Event is waived in writing by the Consent Parties in their sole discretion.
     “Trustee” shall mean Wells Fargo Bank, National Association or its successor in interest, or any successor trustee appointed as provided in this Indenture.
     “Trustee Fee Letter” shall mean the schedule of fees attached as Schedule 1, and all amendments thereof and supplements thereto.

     “2002 Performance Guaranty” shall mean that Performance Guaranty dated as of May 7, 2006 made by Wyndham Worldwide in favor of the Depositor, Sierra 2002 and the Sierra 2002 Trustee.
     “UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable jurisdiction.
     “UDI” shall mean an undivided interest in fee simple (as tenants in common with all other undivided interest owners) in a lodging unit or group of lodging units at a Resort.
     “U.S. Government Obligations” shall mean (i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. Government or any agency or instrumentality thereof, when these obligations are backed by the full faith and credit of the United States and (ii) certain obligations of government-sponsored agencies that are not backed by the full faith credit of the United States which are limited to: Federal Home Loan Mortgage Corp. debt obligations; Farm Credit System (formerly Federal Land Banks, Federal Intermediate Credit Banks, and Banks for Cooperatives) consolidated system-wide bonds and notes; Federal Home Loan Banks consolidated debt obligations; Federal National Mortgage Association debt obligations; Student Loan Marketing Association debt obligations which mature before September 30, 2008; Financing Corp. debt obligations; and Resolution Funding Corp. debt obligations.
     “Vacation Credits” shall mean ownership interests in WorldMark that entitle the owner thereof to use the Resorts owned by WorldMark.
     “Vacation Ownership Interest” shall mean the underlying ownership interest that is the subject of a Loan, which ownership interest may be either a Fixed Week, a UDI, an Interval Interest, Points, Vacation Credits or Fractional Interests.
     “Vacation Ownership Interest Regime” shall mean any of the various interval ownership regimes located at a Resort, each of which is an arrangement established under applicable state law whereby all or a designated portion of a development is made subject to a declaration permitting the transfer of Vacation Ownership Interests therein, which Vacation Ownership Interests shall, in the case of Fixed Weeks and UDIs, constitute real property under the applicable local law of each of the jurisdictions in which such regime is located.
     “VB Subsidiaries” shall mean Sea Gardens Beach and Tennis Resorts, Inc., Vacation Break Resorts, Inc. and Vacation Break Resorts at Star Island, Inc.
     “WCF” shall mean Wyndham Consumer Finance, Inc., a Delaware corporation and its successors and assigns.
     “WorldMark” shall mean WorldMark, The Club, a California not-for-profit mutual benefit corporation.
     “WRDC” shall mean Wyndham Resort Development Corporation, an Oregon corporation, a wholly-owned indirect subsidiary of Wyndham Worldwide, and its successors and assigns.

     “WRDC Loan” shall mean a Pledged Loan which was originated by WRDC.
     “WRDC Master Loan Purchase Agreement” shall mean that Master Loan Purchase Agreement dated as of August 29, 2002, and the Series 2002-1 Supplement thereto, each as amended or amended and restated from time to time, by and between WRDC and the Depositor and the Confirmation and Consent Agreements dated as of May 23, 2007, June 13, 2007, July 13, 2007, August 13, 2007, September 13, 2007 each among WCF, as a Seller, WRDC, as the Originator and the Depositor, as purchaser, each as amended or amended and restated from time to time.
     “WRDC Originator” shall mean WRDC.
     “WRDC Resort” shall mean a resort developed by WRDC or in which WRDC sells Vacation Ownership Interests.
     “WRDC Timeshare Upgrade” shall mean a WRDC Loan with respect to which the Obligor purchases a Timeshare Upgrade.
     “WVRI” shall mean Wyndham Vacation Resorts, Inc., a Delaware corporation.
     “WVRI Loan” shall mean a Pledged Loan which was sold to the Depositor under the WVRI Master Loan Purchase Agreement.
     “WVRI Master Loan Purchase Agreement” shall mean the Master Loan Purchase Agreement dated as of August 29, 2002, as amended and restated as of October 30, 2007, as thereafter amended or amended and restated from time to time, by and between WCF, as Seller and the Depositor, as Purchaser, WRDC, WVRI and various other entities from time to time party thereto, together with the Series 2002-1 Supplement thereto also dated as of August 29, 2002, as amended and restated as of October 30, 2007, as thereafter amended or amended and restated from time to time.
     “WVRI Originator” shall mean WVRI, Fairfield Myrtle Beach, Inc., Kona Hawaiian Vacation Ownership, LLC, Shawnee Development, Inc., BHV Development, Inc., Eastern Resorts Company, LLC, Sea Gardens Beach and Tennis Resort, Inc., Vacation Break Resorts, Inc., Vacation Break Resorts at Star Island, Inc., Palm Vacation Group, Ocean Ranch Vacation Group, or any other Subsidiary of Wyndham (other than WRDC) that originates Loans in accordance with the Credit Standards and Collection Policies for sale to WCF.
     “WVRI Resort” shall mean a resort developed by WVRI or its Subsidiaries or in which WVRI or its Subsidiaries sell Vacation Ownership Interests.
     “Wyndham Worldwide” shall mean Wyndham Worldwide Corporation, a Delaware corporation, and its successors and assigns.
     Section 1.2 Other Definitional Provisions.
     (a) Terms used in this Indenture and not otherwise defined herein shall have the meanings ascribed to them in the Term Purchase Agreement.

     (b) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
     (c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time. To the extent that the definitions of accounting terms herein or in any certificate or other document made or delivered pursuant hereto are inconsistent with the meanings of such terms under GAAP, the definitions contained herein or in any such certificate or other document shall control.
     (d) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Class of Notes.
     (e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.
     (f) Terms used herein that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, unless the context requires otherwise. Any reference herein to a “beneficial interest” in a security also shall mean, unless the context otherwise requires, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context otherwise requires, the holder of a security entitlement with respect to such security. Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account.
     (g) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; and Article, Section, subsection, Schedule and Exhibit references contained in this Indenture are references to Articles, Sections, subsections, Schedules and Exhibits in or to this Indenture unless otherwise specified.
     (h) In determining whether the requisite percentage of Noteholders of any Class or of all Noteholders have concurred in any direction, waiver or consent, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in making such determination or relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows pursuant to written notice (or in the case of the Issuer, by reference to the Note Register if the Trustee is also the Note Registrar) are so owned shall be so disregarded and except that if all outstanding Notes are owned by the Issuer or an Affiliate of the Issuer, then this clause (h) shall be disregarded.
     Section 1.3 Intent and Interpretation of Documents
     The arrangement established by this Indenture, the Term Purchase Agreement, the Sale and Assignment Agreement, the Purchase Agreements, the Custodial Agreements, the Collateral

Agency Agreement and the other Transaction Documents is intended not to be a taxable mortgage pool for federal income tax purposes, and is intended to constitute a sale of the Loans by the applicable Seller to the Depositor for commercial law purposes. Each of the Depositor and the Issuer are and are intended to be a legal entity separate and distinct from each Seller for all purposes other than tax purposes. This Indenture and the other Transaction Documents shall be interpreted to further these intentions.
ARTICLE II
THE NOTES
     Section 2.1 Designation.
     There is hereby created a series of Notes of the Issuer to be issued pursuant to this Indenture and which are hereby designated as “Sierra Timeshare 2008-2 Receivables Funding, LLC Vacation Timeshare Loan Backed Notes, Series 2008-2” (the “Notes”). The Issuer will issue Notes in three classes as follows: (i) $326,300,000 Vacation Timeshare Loan Backed Notes, Series 2008-2, Class A, due 2020, (ii) $73,400,000 Vacation Timeshare Loan Backed Notes, Series 2008-2, Class B, due 2020 and (iii) $50,300,000 Vacation Timeshare Loan Backed Notes, Series 2008-2, Class C, due 2020 . The terms of the Notes shall be as set forth in this Indenture.
     Section 2.2 Form Generally.
     The Notes and the Trustee’s or Authentication Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms set forth in the Exhibits to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistent herewith, be determined by the Authorized Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse or subsequent pages thereof, with an appropriate reference thereto on the face of the Note.
     The Notes shall be typewritten, word processed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     Section 2.3 Determination of Commercial Paper Funding Rate; Notice to the Trustee.
     If for any Interest Accrual Period, or any portion thereof, the Class A Notes Interest Rate, the Class B Notes Interest Rate or the Class C Notes Interest Rate for all or a portion of such Notes is determined by reference to the Commercial Paper Funding Rate, then the Trustee shall determine the Commercial Paper Funding Rate for the respective Notes on the basis of written notice received from the applicable Managing Agent. If the Trustee has received written notice from one or more of the Managing Agents to the effect that for any Interest Accrual Period, or any portion thereof, the Commercial Paper Funding Rate is not in effect for any Note, then for such period the Calculation Agent shall provide the LIBOR rate and the applicable Note Interest

Rate resulting therefrom to the Trustee, or, if a Eurodollar Disruption Event shall have occurred and be continuing, the Calculation Agent shall provide the Bank Base Rate and the applicable Note Interest Rate resulting therefrom to the Trustee.
     Section 2.4 Determination of LIBOR.
     If for any Interest Accrual Period, or any portion thereof, the Class A Notes Interest Rate, the Class B Notes Interest Rate or the Class C Notes Interest Rate is determined by reference to LIBOR or the Bank Base Rate, then on each applicable LIBOR Determination Date, the Calculation Agent shall notify the Trustee of the applicable LIBOR rate or Bank Base Rate, as applicable.
     The notice given by the Calculation Agent to the Trustee of the establishment of LIBOR or Bank Base Rate, as applicable, on each LIBOR Determination Date and the Trustee’s calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period (or portion thereof) will (in the absence of manifest error) be final and binding.
     Section 2.5 Execution, Authentication and Delivery.
     The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signature of individuals who were at the time of execution of such Notes Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     The Trustee shall, upon written order of the Issuer, authenticate and deliver Notes for original issue in an aggregate principal amount of $450,000,000, comprising $326,300,000 principal amount of Class A Notes, $73,400,000 principal amount of the Class B Notes and $50,300,000 principal amount of Class C Notes. The Trustee shall be entitled to rely upon such written order as authority to so authenticate and deliver the Notes without further inquiry of any Person.
     Each Note shall be dated the date of its authentication. Notes and beneficial interests in the Notes may be purchased in minimum denominations of $500,000 and in integral multiples of $1,000 in excess thereof.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     Section 2.6 Registration; Registration of Transfer and Exchange; Transfer Restrictions.

     (a) The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee shall be the initial “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar.
     If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee and the Swap Counterparty prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.
     Upon surrender for registration of transfer of any Note at the office of the Note Registrar as provided in this Section 2.6, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note, the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of the same Class and of a like aggregate principal amount.
     At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Notes and an Issuer Order to authenticate the Notes, the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and such other documents as the Trustee may require.
     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to subsection 15.1(e) not involving any transfer.
     The preceding provisions of this section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of Notes (i) for a period of 20 days preceding the due date for any payment with respect to the Notes or (ii) after the Trustee sends a notice of redemption with respect to such Note in accordance with Section 2.12.
     (b) The Notes have not been registered under the Securities Act or any state securities law. None of the Issuer, the Servicer, the Note Registrar or the Trustee is obligated to register the Notes under the Securities Act or any other securities or “Blue Sky” laws or to take any other action not otherwise required under this Indenture to permit the transfer of any Note without registration.
     (c) No transfer of any Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 2.6 (including the applicable legend to be set forth on the face of each Note as provided in the Exhibits to this Indenture) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “Blue Sky” laws (i) to a person who the transferor reasonably believes is a “qualified institutional buyer” (a “QIB”) within the meaning thereof in Rule 144A under the Securities Act (“Rule 144A”) and (ii) that is aware that the resale or other transfer is being made in reliance on Rule 144A. Except as provided in the following paragraphs, the Notes or any interest therein may not be transferred without the prior written consent of the Issuer (which consent shall not be unreasonably withheld) delivered to the Trustee. Except as set forth in the following paragraphs, each transfer by a Noteholder of any interest in the Notes shall include a transfer of a ratable share of each Class of Notes such Noteholder holds.
     A Holder may, without the prior written consent of the Issuer, but with prior or concurrent notice to the Issuer, the Servicer and the Trustee, in one transaction or a series of transactions, assign all or a portion of the Notes and its rights and obligations under the Note Purchase Agreement and any other Transaction Document to which it is a party to a Conduit Assignee upon compliance with the first sentence of this Section 2.6(c) and the delivery of the letter agreement described below. The Issuer hereby agrees and consents to the assignment by the Holder from time to time of all or any part of its rights under, interest in and title to the Note Purchase Agreement and the Notes to any Liquidity Provider (as such acting in its individual capacity) provided such Liquidity Provider (as such acting in its individual capacity) is a QIB within the meaning thereof in Rule 144A.
     A Holder may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any rights to payment of principal and interest) in respect of its Notes to secure obligations of such Noteholder to a Federal Reserve Bank, without notice to or consent of the Issuer; provided that no such pledge or grant of a security interest shall substitute any such pledgee or grantee for such Holder as a party to the Note Purchase Agreement; and provided further that no such pledge or grant of a security interest shall cause a change in the interest rate then applicable to such Notes.
     Prior to any assignment or transfer by a Holder of all or a portion of the Notes, each person taking all or any part of the Notes or any rights or interests therein will as a condition to such assignment or transfer be required to execute and deliver to the Trustee and the Issuer a separate letter agreement making with respect to itself those representations and warranties set forth in Section 6 of the Note Purchase Agreement and acknowledging, representing and agreeing with the Issuer as provided in subsections 2.6(d) and (e) of this Indenture.
     (d) Each Holder of a Note, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Issuer and, in the case of any transferee of a Purchaser, such Purchaser as follows:
     (i) It understands and acknowledges that the Notes may be offered and may be resold by a Holder of a Note only to QIBs pursuant to Rule 144A.
     (ii) It understands that the Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that the Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any state or other applicable securities law.
     (iii) It acknowledges that none of the Issuer or any Purchaser or any person representing the Issuer or any Purchaser has made any representation to it with respect to the Issuer or the offering or sale of any Notes which has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes. It has had access to such financial and other information concerning the Issuer, the Depositor, the Insurer and the Notes as it has deemed necessary in connection with its decision to purchase the Notes.
     (iv) It acknowledges that the Notes will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (B) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS TO A PERSON (I) WHO THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND (II) THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.
PRIOR TO PURCHASING ANY INTEREST IN THIS NOTE, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTE UNDER THE SECURITIES ACT, TO QUALIFY THE NOTE UNDER THE SECURITIES OR

“BLUE SKY” LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.
AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.”
     (v) It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes, or any interest or participation therein, pursuant to the provisions of this Indenture and in the Note Purchase Agreement.
     (vi) It (A) is a QIB and (B) agrees that if in the future it should offer, sell or otherwise transfer such Note or any interest or participation therein, it will do so only (i) to the Issuer or (ii) pursuant to Rule 144A to a person it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A.
     (vii) With respect to any foreign purchaser claiming an exemption from United States income or withholding tax, that it has delivered to the Trustee a true and complete Form W-8BEN (claiming a complete exemption from withholding under an applicable treaty) or W-8ECI, indicating such exemption or any successor or other forms and documentation as may be sufficient under the applicable regulations for claiming such exemption.
     (viii) It acknowledges that the Depositor, the Issuer and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.
     (ix) It acknowledges that transfers of the Notes or any interest or participation therein shall otherwise be subject in all respects to the restrictions applicable thereto contained in this Indenture.
     (x) Either (A) it is not (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, or (iii) an entity the underlying assets of which are considered to include “plan assets” of, and it is not purchasing the Notes on behalf of, any such plan, account or arrangement; or (B) its purchase, holding and subsequent disposition of the Notes either (i) will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code or (ii) are exempt from the prohibited transaction provisions of

ERISA and Section 4975 of the Code in accordance with one or more available statutory, class or individual prohibited transaction exemptions. It will not transfer the Notes to any person or entity, unless such person or entity could itself truthfully make the foregoing representations and covenants as presented in this clause (x).
     Any transfer, resale, pledge or other transfer of the Notes contrary to the restrictions set forth above and elsewhere in this Indenture shall be deemed void ab initio by the Issuer and the Trustee.
     (e) It understands and acknowledges that the Issuer has structured this Indenture and the Notes with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer, and the Issuer and each Noteholder by acceptance of its Note agree to treat the Notes (or interests therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes or any other applicable tax.
     (f) Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally (provided, however, that no such amendment or supplement shall in any way impact the Interest Rate Swap). Each Noteholder shall, by its acceptance of such Note, have agreed to any such amendment or supplement.
     Notwithstanding anything to the contrary contained herein, a Holder, under the terms of the Note Purchase Agreement, may at any time sell or grant to its Alternate Investor, party to the Note Purchase Agreement, its interest in the Notes provided that the Alternate Investor shall by any such purchase be deemed to have acknowledged and agreed to the provisions of subsections 2.6(d) and (e) of this Indenture and 3.2 of the Note Purchase Agreement.
     (g)     The parties hereto hereby acknowledge, with regard to any rating of the Notes issued by Moody’s, such ratings may not be disseminated publicly by the Managing Agents or any other party; provided, however, that if any Managing Agent or an affiliate or any other Noteholder endeavors to transfer any interest in the Notes to any other party, such transferor shall, prior to any such transfer, disclose to any prospective transferee the then-current rating of the Notes provided by Moody’s.
     Section 2.7 Mutilated, Destroyed, Lost or Stolen Notes.
     If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) in the case of a destroyed, lost or stolen Note, there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within twenty (20)

days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the redemption date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, claim, liability, cost or expense incurred by the Issuer or the Trustee, its agents and/or counsel, in connection therewith.
     Upon the issuance of any replacement Note under this Section 2.7, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee, its agents and/or counsel) connected therewith.
     Except as set forth in the first paragraph of this Section 2.7, every replacement Note issued pursuant to this Section 2.7 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     Section 2.8 Persons Deemed Owner.
     Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.
     Section 2.9 Payment of Principal and Interest; Defaulted Interest.
     (a) The Notes of each Class shall accrue interest from and including the Funding Date at the Note Interest Rate for that Class and Investor Group. Interest on the Notes will be calculated on the basis of a 360-day year and the actual number of days that elapsed during the related Interest Accrual Period. Interest shall be due and payable on the Payment Date in July 2008 and each Payment Date thereafter until all principal amounts on the Notes have been repaid. The amount of interest due and payable on the Notes with respect to each Payment Date shall be an amount equal to the Accrued Senior Interest with respect to such Payment Date plus the Additional Margin with respect to such Payment Date plus any Interest Carry Forward Amount. Any installment of interest or principal, if any, or any other amount, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, (i) except that payment to any Holder of $1,000,000 or more principal amount of the Notes will be made by wire transfer in immediately available funds to the account designated by such Holder to the Trustee and (ii) except for (A) the final installment of principal payable with respect to such Note on a Payment Date and (B) the redemption price for any Note called for redemption pursuant to Section 2.12, in each case which shall be payable as provided below.
     (b) To the extent of Available Funds, principal shall be due and payable on the Notes as provided in Section 3.1(a), or if a Sequential Order Event has occurred and is continuing as provided in Section 3.1(b). The principal amount of the Notes, to the extent not previously paid, shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default described in Section 11.1 shall have occurred and be continuing, if the Notes have been declared to be immediately due and payable as provided in Section 11.1. Principal payments on the Notes shall be made pro rata to the Noteholders of each Class entitled thereto.
     Notices in connection with redemptions of Notes shall be mailed or sent by facsimile to the Noteholders and the Swap Counterparty as provided in Section 15.6.
     (c) If the Issuer defaults in a payment of interest on the Notes when such interest becomes due and payable on any Payment Date, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Note Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which special record date shall be fixed or caused to be fixed by the Issuer and shall be at least three Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such payment date, and, prior to the third Business Day prior to any such special record date, the Issuer shall mail or transmit by facsimile to each Noteholder and the Swap Counterparty a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
     Section 2.10 Cancellation.
     All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall, following its receipt thereof, be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall, following its receipt thereof, be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes shall be returned to the Issuer.

     Section 2.11 Payments on the Notes.
     (a) Subject to the availability of Available Funds and to the Priority of Payments, the Notes will provide for (i) the payment of Accrued Senior Interest, Additional Margin and any Interest Carry-Forward Amount on each Payment Date until the earlier of the date on which all Notes are paid in full and the Maturity Date and (ii) (A) absent the occurrence and continuation of a Sequential Order Event or the sale of the Collateral and distribution under Section 11.7, the payment of the Principal Distribution Amount on each Payment Date as provided in subsection 3.1(a) until the earlier of the date on which all Notes are paid in full and the Maturity Date, (B) if a Sequential Order Event has occurred and is continuing, the payment in accordance with Section 3.1(b) of all Available Funds remaining after the application of clause “EIGHTH” in subsection 3.1(a) in respect of principal until the earlier of the date on which all Notes are paid in full and the Maturity Date or (C) if the Collateral has been sold under Article XI, distribution as provided in Section 11.7. All outstanding principal of the Notes will be due and payable (unless paid on an earlier date) on the Maturity Date. Principal of the Notes shall be paid from amounts withdrawn from the Reserve Account as provided in Section 3.5(c). If no Sequential Order Event has occurred and is continuing Notes shall be paid pro rata from the amount withdrawn from the Reserve Account or, if a Sequential Order Event has occurred and is continuing the amount withdrawn shall be used to pay principal on the Notes in the following order of priority: first to the Class A Notes, then to the Class B Notes and finally to the Class C Notes.
     (b) Interest and principal payable in respect of the Notes of any Class on any Payment Date shall be paid to the Holders of the Notes of such Class as of the related Record Date.
     (c) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.
     (d) Notwithstanding any other provision of this Indenture, principal of, interest on and all other amounts payable on or in respect of the Notes will constitute limited recourse obligations of the Issuer secured by, and payable from and to the extent of available proceeds of, the Collateral. The Holders of the Notes shall have recourse to the Issuer only to the extent of the Collateral, and following realization of the Collateral, any claims of the Holders of the Notes shall be extinguished and shall not revive thereafter. Neither the Issuer, nor any of its respective agents, members, partners, beneficiaries, officers, directors, employees or any Affiliate of any of them or any of their respective successors or assigns or any other Person or entity shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is secured by the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Collateral has been realized whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as party defendant in any action, suit or in the exercise of any other remedy under the Notes or in this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer.
     Section 2.12 Redemption of Notes.
     The Notes are subject to redemption in whole by the Issuer on any Payment Date (any such Payment Date on which Notes are to be redeemed, a “Redemption Date”). The redemption price will be equal to the Aggregate Principal Amount plus accrued and unpaid interest to the date of redemption, plus with respect to any Notes redeemed on or before the Payment Date occurring in November 2008 a redemption premium (the “Redemption Premium”) equal to 0.50% of the Aggregate Principal Amount of the Notes being redeemed. Any Termination Payments due to the Swap Counterparty under the Interest Rate Swap will be required to be paid concurrently with or prior to any such redemption.
     At any time after the Issuer has delivered notice of an optional redemption (but at least one Business Day prior to the Redemption Date), the Issuer will deposit or cause to be deposited funds into the Collection Account sufficient to pay all principal and interest due or to become due on the Notes in connection with such redemption, plus the Redemption Premium, if any, plus related costs and expenses incurred or to be incurred by the Trustee, plus all amounts then due and owing to the Swap Counterparty (including any amounts owed to a predecessor swap counterparty). The Trustee will invest the funds in the Collection Account in Permitted Investments as directed by the Issuer pursuant to this Indenture and on the Redemption Date will apply such funds deposited into the Collection Account and earnings on such funds to the payment in full of all principal and interest due on the Notes, the Redemption Premium, if any, and amounts owing to the Swap Counterparty. Upon the full and final payment of the Notes and all interest thereon and any Redemption Premium and upon payment of all amounts due to the Swap Counterparty, and at the written direction of the Issuer, the Collateral Agent will release its Lien on the Collateral.
     Section 2.13 Authentication Agent.
     (a) The Trustee may appoint one or more Authentication Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authentication Agent and a certificate of authentication executed on behalf of the Trustee by an Authentication Agent. Each Authentication Agent must be reasonably acceptable to the Issuer and the Servicer.
     (b) Any institution succeeding to the corporate agency business of an Authentication Agent shall continue to be an Authentication Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authentication Agent.
     (c) An Authentication Agent may at any time resign by giving notice of resignation to the Trustee, the Swap Counterparty and to the Issuer. The Trustee may at any time terminate the agency of an Authentication Agent by giving notice of termination to such Authentication

Agent and to the Issuer, the Swap Counterparty and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authentication Agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee may promptly appoint a successor Authentication Agent. Any successor Authentication Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authentication Agent. No successor Authentication Agent shall be appointed unless acceptable to the Issuer and the Servicer.
     (d) The Issuer agrees to pay to each Authentication Agent from time to time reasonable compensation for its services under this Section 2.13.
     (e) The provisions of Sections 13.1 and 13.3 shall be applicable to any Authentication Agent.
     (f) Pursuant to an appointment made under this Section 2.13, the Notes may have endorsed thereon, in lieu of or in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:
     “This is one of the Notes described in the within-mentioned Agreement.

as Authentication Agent for the Trustee

By:

Authorized Signatory”
     Section 2.14 Appointment of Paying Agent.
     The Trustee is hereby appointed as the Paying Agent. The Issuer reserves the right at any time to appoint additional Paying Agents, provided that it will at all times maintain the Trustee as a Paying Agent. If the Issuer has appointed any additional Paying Agent, the Trustee reserves the right at any time and for any reason to remove such additional Paying Agent. Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise. The Paying Agent shall make payments to Noteholders from the Collection Account or other applicable Account pursuant to the provisions of this Indenture and shall report the amounts of such distributions to the Issuer. Under the terms of Section 3.4(b), the Trustee as Paying Agent shall have the power to withdraw funds from the Collection Account or other applicable Account for the purpose of making the distributions referred to above.
     Section 2.15 Confidentiality.
     The Trustee and the Collateral Agent hereby agree not to disclose to any Person any name or address of any Obligor under any Pledged Loan or other information contained in the Loan Schedule or the data transmitted to the Trustee or the Collateral Agent hereunder, except (i)

as may be required by law, rule, regulation or order applicable to it or in response to any subpoena or other valid legal process, (ii) as may be necessary in connection with any request of any federal or state regulatory authority having jurisdiction over it or the National Association of Insurance Commissioners, (iii) in connection with the performance of its duties hereunder, (iv) to a Successor Servicer appointed pursuant to Section 12.2, (v) in enforcing the rights of Noteholders and (vi) as requested by any Person in connection with the financing statements filed pursuant to the Transaction Documents. The Trustee and the Collateral Agent hereby agree to take such measures as shall be reasonably requested by the Issuer of it to protect and maintain the security and confidentiality of such information. The Trustee and the Collateral Agent shall use reasonable efforts to provide the Issuer with written notice five days prior to any disclosure pursuant to this Section 2.15.
     Nothing in the foregoing paragraph should, however, be construed to limit the ability of the Trustee and the Collateral Agent (and their respective Affiliates, employees, officers, directors, agents and advisors) to disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment (as such terms are used in sections 6011, 6111, and 6112 of the Code and the regulations promulgated thereunder) of the Notes, and all materials of any kind (including opinions or other tax analyses) that have been provided to the Trustee or the Collateral Agent related to such tax structure and tax treatment. In this regard, the Trustee and the Collateral Agent acknowledge and agree that disclosure of the tax structure or tax treatment of the Notes is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, the Trustee and the Collateral Agent acknowledge and agree that they do not know or have reason to know that the use or disclosure of information relating to the tax structure or tax treatment of the Notes is limited in any other manner (such as where the Notes are claimed to be proprietary or exclusive) for the benefit of any other Person. Neither the Trustee nor the Collateral Agent shall be permitted to disclose the tax structure and tax treatment of the Notes to the extent that such disclosure would constitute a violation of federal or state securities laws.
     Section 2.16 Rule 144A Information.
     The Issuer agrees to furnish to the Trustee, for each Noteholder or any prospective transferee of a Note at such Noteholder’s (or transferee’s) request, all information with respect to the Issuer or the Servicer, the Pledged Loans or the Notes required pursuant to Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act to enable such Noteholder to effect resales of the Notes (or interests therein) pursuant to such rule.
ARTICLE III
PAYMENTS, SECURITY AND ALLOCATIONS
     Section 3.1 Priority of Payments, Sequential Order Event.
     (a) The Trustee shall apply, based on written instruction to the Trustee from the Servicer, on each Payment Date, (i) Available Funds for that Payment Date on deposit in the Collection Account and (ii) pursuant to Section 3.5(b), the Reserve Account Draw Amount, if any, for that Payment Date:

     On each Payment Date, (i) Available Funds in the Collection Account and (ii) the Reserve Account Draw Amount, if any, will be used to make the following payments in the following order of priority:
     FIRST, to the Trustee the Monthly Trustee Fees and expenses of the Trustee to the extent not paid by the Servicer, plus accrued and unpaid Monthly Trustee Fees and expenses for prior Payment Dates; provided, however, that (i) any payments to the Trustee as reimbursement for expenses of the Trustee related to the transfer of servicing to a successor servicer and payable in priority FIRST will be limited to payments of $100,000 per calendar quarter and $340,000 in the aggregate, and (ii) payments to the Trustee as reimbursement for any other expenses of the Trustee will be limited to $20,000 per calendar year as long as no Event of Default has occurred, and the Notes have not been accelerated, or the Collateral sold, pursuant to this Indenture;
     SECOND, to the Servicer, the Monthly Servicer Fee plus any unreimbursed Servicer Advances made in respect of any prior Payment Dates plus any accrued and unpaid Monthly Servicer Fees;
     THIRD, to the Swap Counterparty, the Net Swap Payment, if any;
     FOURTH, to the extent not previously paid pursuant to the Custodial Agreement, to the Custodian, the Monthly Custodian Fee, plus any accrued and unpaid Monthly Custodian Fees for prior Payment Dates, not to exceed an amount on such Payments Date equal to one twelfth of 0.06% of the Aggregate Loan Balance as of the beginning of the related Due Period;
     FIFTH, to the extent not paid by the Servicer, to the Collateral Agent, the Monthly Collateral Agent Fee, plus any accrued and unpaid Monthly Collateral Agent Fees for prior Payment Dates;
     SIXTH, to the holders of the Class A Notes, Accrued Senior Interest on the Class A Notes;
     SEVENTH, to the holders of the Class B Notes, Accrued Senior Interest on the Class B Notes;
     EIGHTH, to the holders of the Class C Notes, Accrued Senior Interest on the Class C Notes;
     NINTH, (A) so long as no Sequential Order Event has occurred and is continuing, to the Swap Counterparty, the Senior Priority Swap Termination Amount and (B) if a Sequential Order Event has occurred and is continuing, all remaining Available Funds will instead be paid in Sequential Order (as defined below);
     TENTH, so long as no Sequential Order Event has occurred and is continuing, to the Noteholders, the Principal Distribution Amount allocated pro rata among the Classes based upon the percentage which the Principal Amount of each Class represents of the Aggregate Principal Amount of all Classes;

     ELEVENTH, to (a) the holders of the Class A Notes, (b) the holders of the Class B Notes and (c) the holders of the Class C Notes, any Interest Carry-Forward Amounts owing to such Class;
     TWELFTH, if the amount on deposit in the Reserve Account is less than the Reserve Required Amount, to the Reserve Account the remaining amount of Available Funds to the extent needed to increase the amount on deposit in the Reserve Account to the Reserve Required Amount;
     THIRTEENTH, to the holders of the Class A Notes, Additional Margin on the Class A Notes and the Breakage Costs of the Class A Notes;
     FOURTEENTH, to the holders of the Class B Notes, Additional Margin on the Class B Notes and the Breakage Costs of the Class B Notes;
     FIFTEENTH, to the holders of the Class C Notes, Additional Margin on the Class C Notes and the Breakage Costs of the Class C Notes;
     SIXTEENTH, to the Trustee, any other amounts due to the Trustee under this Indenture;
     SEVENTEENTH, to the Swap Counterparty, any amounts owing to the Swap Counterparty in respect of a termination of the Interest Rate Swap, including any Subordinated Swap Termination Amount not paid pursuant to clause NINTH, above; and
     EIGHTEENTH, to the applicable Managing Agents, payment of Additional Costs and any other amounts due to the Managing Agents, or to the members of their respective Investor Groups; and
     NINETEENTH, to the Issuer, any remaining Available Funds free and clear of the lien of this Indenture.
     (b) Sequential Order. If a Sequential Order Event occurs and is continuing, on each Payment Date all Available Funds remaining after application of clause “EIGHTH” in subsection (a) above shall be applied to pay principal of the Notes and the Senior Priority Swap Termination Amount, if any, as follows: (A) first (i) to the Swap Counterparty until the Senior Priority Termination Amount is reduced to zero; (B) second to the holders of the Class A Notes until the Class A Notes are reduced to zero; (C) third to the holders of the Class B Notes until the Class B Notes are reduced to zero and (D) fourth to the holders of the Class C Notes until the Class C Notes are reduced to zero.
     Funds remaining on any Payment Date after making the payments described in the preceding paragraph while a Sequential Order Event shall be in effect, shall be applied as provided in provisions ELEVENTH through NINETEENTH in subsection 3.1(a) above.
     (c) Application of Monies Collected During Event of Default. If the Notes have been accelerated following an Event of Default and such acceleration and its consequences have not been rescinded and annulled, and the Trustee has sold the Collateral, the proceeds collected by the Trustee pursuant to Article XI or otherwise with respect to such Notes shall be applied as provided in Section 11.7.
     Section 3.2 Information Provided to Trustee.
     The Servicer shall promptly provide the Trustee in writing with all information necessary to enable the Trustee to make the payments and deposits required pursuant to Section 3.1 as required by Section 8.1, and the Trustee shall be entitled to rely thereon.
     Section 3.3 Payments.
     On each Payment Date, the Trustee, as Paying Agent, shall distribute to the Holders and the other parties entitled thereto the amounts due and payable under this Indenture and the Notes.
     Section 3.4 Collection Account.
     (a) Collection Account. The Trustee, for the benefit of the Noteholders and the Swap Counterparty, shall establish and maintain in the name of the Trustee, a segregated account designated as the “Sierra Timeshare 2008-2 Receivables Funding, LLC Series 2008-2 Collection Account” bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Swap Counterparty pursuant to this Indenture. Deposits made into the Collection Account shall be limited to amounts deposited therein on the Funding Date, amounts paid to the Issuer under the terms of the Interest Rate Swap, Collections and other Available Funds and earnings on the Collection Account. If, at any time, the Collection Account ceases to be an Eligible Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new Collection Account as an Eligible Account and shall transfer any property in the Collection Account to the new Collection Account. So long as the Trustee is an Eligible Institution, the Collection Account may be maintained with it in an Eligible Account.
     (b) Withdrawals. The Trustee shall have the sole and exclusive right to withdraw or order a transfer of funds from the Collection Account, in all events in accordance with the terms and provisions of this Indenture and the information most recently delivered to the Trustee pursuant to Section 8.1; provided, however, that the Trustee shall be authorized to accept and act upon instructions from the Servicer regarding withdrawals or transfers of funds from the Collection Account, in all events in accordance with the provisions of this Indenture and the information most recently delivered pursuant to Sections 3.1 and 8.1. In addition, notwithstanding anything in the foregoing to the contrary, the Trustee shall be authorized to accept instructions from the Servicer on a daily basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds either (i) have been mistakenly deposited into the Collection Account (including without limitation funds representing assessments or dues payable by Obligors to property owners associations or other entities) or (ii) relate to items subsequently returned for insufficient funds or as a result of stop payments. In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Servicer shall provide the Trustee and the Swap Counterparty with notice of such withdrawal or transfer, together with reasonable supporting details, on the next Monthly Servicing Report to be delivered by the Servicer following the date of such withdrawal or transfer (or in such earlier written notice as may be required by the Trustee from the Servicer from time to time).

Notwithstanding anything therein to the contrary, the Trustee shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable and appropriate out-of-pocket costs and expenses incurred by the Trustee in connection with any misdirected funds described in clause (i) and (ii) of the second foregoing sentence. Within two Business Days of receipt, the Servicer shall transfer all Collections and other proceeds of the Collateral processed by the Servicer to the Trustee for deposit into the Collection Account. The Trustee shall deposit or cause to be deposited into the Collection Account upon receipt the Release Price in respect of releases of Pledged Loans by the Issuer. On each Payment Date, the Trustee shall apply amounts in the Collection Account to make the payments and disbursements described in Section 3.1 and this Section 3.4.
     (c) Administration of the Collection Account. Funds in the Collection Account shall, at the direction of the Servicer, at all times be invested in Permitted Investments; provided, however, that all Permitted Investments shall mature on the Business Day preceding each Payment Date, in order to ensure that funds on deposit therein will be available on such Payment Date. Subject to the restrictions set forth in the first sentence of this subsection 3.4(c), the Servicer shall instruct the Trustee in writing regarding the investment of funds on deposit in the Collection Account. All investment earnings on such funds shall be deemed to be available to the Trustee for the uses specified in this Indenture. The Trustee shall be fully protected in following the investment instructions of the Servicer, and shall have no obligation for keeping the funds fully invested at all times or for making any investments other than in accordance with such written investment instructions. If no investment instructions are received from the Servicer, the Trustee is authorized to invest the funds in Permitted Investments described in clause (v) of the definition thereof. In no event shall the Trustee be liable for any investment losses incurred in connection with the investment of funds on deposit in the Collection Account by the Trustee pursuant to this Indenture.
     (d) Irrevocable Deposit. Any deposit made into the Collection Account hereunder shall, except as otherwise provided herein, be irrevocable, and the amount of such deposit and any money, instruments, investment property or other property on deposit in, carried in or credited to the Collection Account hereunder and all interest thereon shall be held in trust by the Trustee and applied solely as provided herein.
     (e) Source. All amounts delivered to the Trustee shall be accompanied by information in reasonable detail and in writing specifying the source and nature of the amounts.
     Section 3.5 Reserve Account.
     (a) Creation and Funding of the Reserve Account. The Trustee shall establish and maintain in the name of the Trustee, an Eligible Account designated as the “Sierra Timeshare 2008-2 Receivables Funding, LLC Reserve Account” bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Swap Counterparty pursuant to this Indenture. The Reserve Account shall be under the sole dominion and control of the Trustee; however, if so directed by the Servicer, the Reserve Account may be an Eligible Account in the name of the Trustee opened at another Eligible Institution. If, at any time, the Reserve Account ceases to be an Eligible Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new Reserve Account as an Eligible Account and shall transfer any property in the Reserve Account to such new Reserve Account. So long as the Trustee is an Eligible Institution, the Reserve Account may be maintained with it in an Eligible Account.
     A deposit shall be made to the Reserve Account on the Funding Date in an amount equal to the Reserve Required Amount and, on each Payment Date, deposits shall be made to the Reserve Account to the extent provided in provision TWELFTH of subsection 3.1(a).
     (b) Withdrawals from the Reserve Account. If Available Funds are not sufficient to pay on each Payment Date prior to the Maturity Date, those amounts described in provisions FIRST through EIGHTH of subsection 3.1(a), the Trustee, at the direction of the Servicer, shall withdraw from the Reserve Account the lesser of the amounts sufficient to make such payments and the balance in the Reserve Account (the “Reserve Account Draw Amount”).
     (c) Withdrawal of Balance from the Reserve Account. On the earliest of (i) the Maturity Date, (ii) the Payment Date on which the Aggregate Principal Amount on the Notes shall be less than or equal to the balance in the Reserve Account or (iii) the Payment Date immediately following the occurrence of any of (x) a Sequential Order Event, (y) a Trigger Event or (z) an Event of Default, the Trustee shall, in accordance with the Monthly Servicer Report, unless otherwise directed by the Consent Parties, withdraw the balance in the Reserve Account to the extent of any unpaid Principal Amounts on the Notes for application to the repayment thereof as provided in Section 2.11(a).
     (d) Release of Funds from Reserve Account. On each Payment Date, the Trustee shall withdraw all cash on deposit in the Reserve Account in excess of the Reserve Required Amount and deposit such amount in the Collection Account, for application on such Payment Date as Available Funds in accordance with Section 3.1 of this Indenture.
     (e) Termination of Reserve Account. Any funds remaining in the Reserve Account after all Notes (including both principal and interest thereon) have been paid in full and in cash and all other obligations of the Issuer under this Indenture and the Notes, including all amounts owing to the Swap Counterparty, have been paid in full and in cash shall be remitted by the Trustee to the Issuer free and clear of the lien of this Indenture.
     (f) Administration of the Reserve Account. Funds in the Reserve Account shall be invested in Permitted Investments as directed by the Servicer; provided, however, that all Permitted Investments shall mature on or before the next Payment Date. Subject to the restrictions set forth in the first sentence of this subsection (e), the Servicer shall instruct the Trustee in writing regarding the investment of funds on deposit in the Reserve Account. The Trustee shall be fully protected in following the investment instructions of the Servicer, and shall have no obligation for keeping the funds fully invested at all times or for making any investments other than in accordance with such written investment instructions. If no investment instructions are received from the Servicer, the Trustee is authorized to invest the funds in Permitted Investments described in clause (v) of the definition thereof. In no event shall the Trustee be liable for any investment losses incurred in connection with the investment of funds on deposit in the Reserve Account by the Trustee pursuant to this Indenture.

     (g) Deposit Irrevocable. Any deposit made into the Reserve Account hereunder shall, except as otherwise provided herein, be irrevocable, and the amount of such deposit and any money, instruments, investment property, earnings on permitted investments, or other property credited to, carried in, or deposited in the Reserve Account hereunder and all interest thereon shall be held in trust by the Trustee and applied solely as provided herein.
     Section 3.6 Interest Rate Swap.
     (a) The Issuer shall enter into the Interest Rate Swap, certain terms of which are set forth herein for the convenience of the parties thereto for incorporation therein by reference, with the Swap Counterparty on the Closing Date. The Interest Rate Swap shall have a termination date which is the earlier of the Payment Date occurring in April 2020 or when the notional amount of the Notes has been reduced to zero, subject to early termination or partial termination in accordance with the terms of the Interest Rate Swap. The Interest Rate Swap shall have a notional amount for each Interest Accrual Period equal to the Principal Amount of the Notes as of the close of business on the first day of such Interest Accrual Period. Pursuant to the terms of the Interest Rate Swap, the Swap Counterparty shall pay to the Trustee, on behalf of the Issuer, on each Payment Date, the Net Swap Receipt, if any, plus the amount of any Net Swap Receipt due but not paid with respect to any previous Payment Date. The Trustee shall deposit such Net Swap Receipts, if any, into the Collection Account and shall apply such amounts as Available Funds pursuant to subsection 3.1 of this Indenture. In addition, in accordance with the terms of the Interest Rate Swap, the Issuer shall pay to the Swap Counterparty the Net Swap Payment, if any, for such Payment Date, plus the amount of any Net Swap Payment due but not paid on any previous Payment Date, from amounts available pursuant to provision THIRD of subsection 3.1(a).
     (b) Following the termination of the Interest Rate Swap pursuant to the terms thereof, the Swap Counterparty shall pay to the Trustee for the benefit of the Issuer the amount of the Termination Receipt, if any, to be paid by the Swap Counterparty pursuant to the Interest Rate Swap. The Trustee shall, promptly upon receipt of any such Termination Receipt, if any, at the written direction of the Servicer, pay such Termination Receipt to a replacement swap counterparty or deposit such Termination Receipt or the balance thereof not paid to a replacement swap counterparty into the Collection Account to be applied as Available Funds.
     (c) Following the termination of the Interest Rate Swap pursuant to the terms thereof, the Issuer shall pay to the Swap Counterparty the amount of the Termination Payment, if any, to be made by the Issuer pursuant to the Interest Rate Swap to the extent of funds available therefore under provision NINTH of subsection 3.1(a) or provision SIXTH of Section 11.7, if applicable, or provision SEVENTEENTH of subsection 3.1(a) or provision FOURTEENTH of Section 11.7, if applicable, or if a Sequential Order Event has occurred and is continuing, as provided in subsection 3.1(b).
     (d) If the Interest Rate Swap is terminated for any reason and no successor swap is entered into, the Servicer shall solicit bids from one or more prospective replacement swap counterparties for the price of a replacement swap agreement with a notional amount equal to the Principal Amount of the Notes. With the consent of the Consent Parties, and in either case upon the satisfaction of the Rating Agency Condition, the Issuer will enter into such replacement swap agreement. If the Consent Parties do not consent to such replacement swap agreement, or the Rating Agency Condition is not satisfied, the Issuer will not enter into a replacement swap agreement.
     Section 3.7 Custody of Permitted Investments and other Collateral.
     The Trustee shall hold such of the Collateral (and any other collateral that may be granted to the Trustee) and the Permitted Investments (other than the Pledged Loans, the related Loan Files, or the related Vacation Ownership Interests) as consists of instruments, certificated securities, negotiable documents, money, goods, or tangible chattel paper in the State of New York or the State of Minnesota. The Trustee shall hold such of the Collateral (and any other collateral that may be granted to the Trustee) and the Permitted Investments (other than the Pledged Loans, the related Loan Files, or the related Vacation Ownership Interests) as constitutes investment property (other than certificated securities) through a securities intermediary, which securities intermediary shall agree with the Trustee and the Issuer that (I) such investment property shall at all times be credited to a securities account of the Trustee, (II) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (III) all property credited to such securities account shall be treated as a financial asset, (IV) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (V) such securities intermediary will not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (VI) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, encumbrance, claim, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee), (VII) such agreement shall be governed by the laws of the State of New York, and (VIII) the State of New York shall be the “securities intermediary’s jurisdiction” of such securities intermediary for purposes of the New York Uniform Commercial Code (the “NYUCC”). The Trustee shall hold such of the Collateral (and any other collateral that may be granted to the Trustee) and the Permitted Investments (other than the Pledged Loans, the related Loan Files, or the related Vacation Ownership Interests) as constitutes a deposit account through a bank, which bank shall agree in writing with the Trustee and the Issuer that (i) such bank shall comply with instructions originated by the Trustee directing disposition of the funds in the deposit account without further consent of any other person or entity, (ii) such bank will not agree with any person or entity other than the Trustee to comply with instructions originated by any person or entity other than the Trustee, (iii) such deposit account and the money deposited therein shall not be subject to any lien, security interest, encumbrance, claim, or right of set-off in favor of such bank or anyone claiming through it (other than the Trustee), (iv) such agreement shall be governed by the laws of the State of New York, and (v) the State of New York shall be the “bank’s jurisdiction” of such bank for purposes of Article 9 of the NYUCC. Terms used in this paragraph that are defined in the NYUCC and not otherwise defined herein shall have the meaning set forth in the NYUCC. Except as permitted by this paragraph, the Trustee shall not hold any part of the Collateral (or any other collateral that may be granted to the Trustee) or the Permitted Investments (other than the Pledged Loans, the related Loan Files, or the related Vacation Ownership Interests) through an agent or a nominee.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
     Section 4.1 Representations and Warranties Regarding the Issuer.
     The Issuer hereby represents and warrants to the Trustee and the Collateral Agent on the date of execution of this Indenture as follows:
     (a) Due Formation and Good Standing. The Issuer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. The Issuer is duly qualified to do business and is in good standing as a foreign entity, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to qualify or to obtain such licenses and approvals would render any Pledged Loan unenforceable by the Issuer or would otherwise have a Material Adverse Effect.
     (b) Due Authorization and No Conflict. The execution, delivery and performance by the Issuer of each of the Transaction Documents to which it is a party, and the consummation by the Issuer of each of the transactions contemplated hereby and thereby, including without limitation the acquisition of the Pledged Loans under the Term Purchase Agreement and the making of the Grants contemplated hereunder, have in all cases been duly authorized by the Issuer by all necessary action, do not contravene (i) the Issuer’s certificate of formation or the LLC Agreement, (ii) any existing law, rule or regulation applicable to the Issuer, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, deed of trust, security agreement, bond, note, or other material agreement or instrument binding on or affecting the Issuer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Issuer or its property (except where such contravention would not have a Material Adverse Effect), and do not result in or require the creation of any Lien upon or with respect to any of its properties (except as provided in a Transaction Document); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. Each of the other Transaction Documents to which the Issuer is a party have been duly executed and delivered by the Issuer.
     (c) Governmental and Other Consents. All approvals, authorizations, consents, or orders of any court or governmental agency or body required in connection with the execution and delivery by the Issuer of any of the Transaction Documents to which the Issuer is a party, the consummation by the Issuer of the transactions contemplated hereby or thereby, the performance by the Issuer of and the compliance by the Issuer with the terms hereof or thereof, have been obtained, except where the failure so to do would not have a Material Adverse Effect on the Issuer.
     (d) Enforceability of Transaction Documents. Each of the Transaction Documents to which the Issuer is a party has been duly and validly executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as enforceability may be subject to or limited by any Debtor Relief Law or by general principles of equity (whether considered in a suit at law or in equity).
     (e) No Litigation. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, threatened, against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Indenture or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any of the other Transaction Documents, (iii) seeking any determination or ruling that would adversely affect the performance by the Issuer of its obligations under this Indenture or any of the other Transaction Documents to which the Issuer is a party, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Indenture or any of the other Transaction Documents or (v) seeking any determination or ruling which would be reasonably likely to have a Material Adverse Effect on the Issuer.
     (f) Use of Proceeds. All proceeds of the issuance of the Notes shall be used by the Issuer to acquire Loans from the Depositor under the Term Purchase Agreement, to pay costs related to the issuance of the Notes, to pay principal and/or interest on any Notes or to otherwise fund costs and expenses permitted to be paid under the terms of the Transaction Documents.
     (g) Governmental Regulations. The Issuer is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.
     (h) Margin Regulations. The Issuer is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each of the quoted terms is defined or used in any of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect on the date of execution hereof). No part of the proceeds of any of the Notes has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of any of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect on the date of execution hereof.
     (i) Location and Names of Issuer. The Issuer was formed on February 27, 2008 as a limited liability company under the laws of the State of Delaware by filing a Certificate of Formation and has at all times since such date remained as a Delaware limited liability company. Since its formation the Issuer has not had any legal name other than Sierra Timeshare 2008-2 Receivables Funding, LLC.
     (j) Control Account. The Issuer has filed or has caused to be filed a standing delivery order with the United States Postal Service authorizing the Control Account Bank to receive mail delivered to the related Post Office Boxes. The account number of the Control Account, together with the names, addresses, ABA numbers and names of contact persons of the Control Account Bank maintaining such Control Account and the related Post Office Boxes, are specified in the exhibits to this Indenture. From and after the Closing Date, the Trustee shall hold all right and title to and interest in all of the monies, checks, instruments, depository transfers or automated clearing house electronic transfers and other items of payment and their proceeds and all monies and earnings, if any, thereon in the Control Account and such other accounts as specified by the Servicer. The Trustee has control over the Control Account and the Control Account Bank is required on each Business Day to transfer all collected and available balances in the Control Account to the Collection Account held by the Trustee.
     (k) Subsidiaries. The Issuer has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person, other than Permitted Investments.
     (l) Transaction Documents. The Term Purchase Agreement is the only agreement pursuant to which the Issuer purchases the Pledged Loans and the related Pledged Assets. The Issuer has furnished to the Trustee and the Collateral Agent, true, correct and complete copies of each Transaction Document to which the Issuer is a party, each of which is in full force and effect. Neither the Issuer nor any Affiliate thereof is in default of any of its obligations thereunder in any material respect. The Issuer is the lawful owner of, and has good title to, each Pledged Loan and all related Pledged Assets, free and clear of any Liens (other than the Lien of this Indenture and any Permitted Encumbrances on the related Vacation Ownership Interests), or has a first-priority perfected security interest therein. All such Pledged Loans and other related Pledged Assets are purchased without recourse to the Depositor except as described in the Term Purchase Agreement. The purchase by the Issuer under the Term Purchase Agreement constitutes either a sale or a first-priority perfected security interest, enforceable against creditors of the Depositor.
     (m) Business. Since its formation, the Issuer has conducted no business other than the execution, delivery and performance of the Transaction Documents contemplated hereby, the purchase of Loans thereunder, the issuance and payment of the Notes and such other activities as are incidental to the foregoing. The Issuer has incurred no Debt except that expressly incurred hereunder and under the other Transaction Documents.
     (n) Ownership of the Issuer. One hundred percent (100%) of the outstanding equity interest in the Issuer is directly owned (both beneficially and of record) by the Depositor.
     (o) Taxes. The Issuer has timely filed or caused to be timely filed all federal, state, and local and foreign tax returns which are required to be filed by it, and has paid or caused to be paid all taxes due and owing by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings timely instituted and diligently pursued and with respect to which the Issuer has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Lien.
     (p) Tax Classification. Since its formation, for federal income tax purposes, the Issuer (i) has been classified as a disregarded entity or partnership and (ii) has not been classified as an association taxable as a corporation or a publicly traded partnership.
     (q) Solvency. The Issuer (i) is not “insolvent” (as such term is defined in the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

     (r) ERISA. The Issuer has not established and does not maintain or contribute to any Benefit Plan that is covered by Title IV of ERISA.
     (s) No Adverse Selection. No selection procedures materially adverse to the Noteholders, the Trustee or the Collateral Agent have been employed in selecting the Pledged Loans for inclusion in the Collateral on the Closing Date.
     Section 4.2 Representations and Warranties Regarding the Loan Files.
     The Issuer represents and warrants to each of the Trustee, the Collateral Agent, the Servicer and the Noteholders as to each Pledged Loan that:
     (a) Possession. On or immediately prior to the Closing Date the Custodian will have possession of each original Pledged Loan and the related Loan File, and will have acknowledged such receipt and its undertaking to hold such documents for purposes of perfection of the Collateral Agent’s interests in such original Pledged Loan and the related Loan File; provided, however, that the fact that any Loan Document not required to be in its respective Loan File under the terms of the respective Purchase Agreements is not in the possession of the Custodian in its respective Loan File does not constitute a breach of this representation; and provided that, possession of Loan Documents may be in the form of microfiche or other electronic copies of the Loan Documents to the extent provided in the Custodial Agreement.
     (b) Marking Records. On or before the Closing Date, each of the Issuer and the Servicer shall have caused the portions of the computer files relating to the Pledged Loans Granted to the Collateral Agent on such date to be clearly and unambiguously marked to indicate that such Loans constitute part of the Collateral Granted by the Issuer in accordance with the terms of this Indenture.
     The representations and warranties of the Issuer set forth in this Section 4.2 shall be deemed to be remade without further act by any Person on and as of each date of substitution with respect to each Loan Granted by the Issuer on and as of each such date. The representations and warranties set forth in this Section 4.2 shall survive any Grant of the respective Loans by the Issuer.
     Section 4.3 Rights of Obligors and Release of Loan Files.
     (a) Notwithstanding any other provision contained in this Indenture, including the Collateral Agent’s, the Trustee’s and the Noteholders’ remedies pursuant hereto and pursuant to the Collateral Agency Agreement, the rights of any Obligor to any Vacation Ownership Interest subject to a Pledged Loan shall, so long as such Obligor is not in default thereunder, be superior to those of the Collateral Agent, the Trustee and the Noteholders, and none of the Collateral Agent, the Trustee or the Noteholders, so long as such Obligor is not in default thereunder, shall interfere with such Obligor’s use and enjoyment of the Vacation Ownership Interest subject thereto.
     (b) If pursuant to the terms of this Indenture, the Collateral Agent or the Trustee shall acquire through foreclosure the Issuer’s interest in any portion of the Vacation Ownership Interest subject to a Pledged Loan, the Collateral Agent and the Trustee hereby specifically agree to release or cause to be released any Vacation Ownership Interest from any Lien hereunder upon completion of all payments and the performance of all the terms and conditions required to be made and performed by such Obligor under such Pledged Loan, and each of the Collateral Agent and the Trustee hereby consents to any such release by, or at the direction of, the Collateral Agent.
     (c) At such time as an Obligor has paid in full the purchase price or the requisite percentage of the purchase price for deeding pursuant to a Pledged Loan and has otherwise fully discharged all of such Obligor’s obligations and responsibilities required to be discharged as a condition to deeding, the Servicer shall notify the Trustee and the Collateral Agent by a certificate substantially in the form attached hereto as Exhibit B (which certificate shall include a statement to the effect that all amounts received in connection with such payment have been deposited in the Collection Account) of a Servicing Officer and shall request delivery to the Servicer from the Custodian of the related Loan Files. Upon receipt of such certificate and request or at such earlier time as is required by applicable law, the Trustee and the Collateral Agent (a) shall be deemed, without the necessity of taking any action, to have approved release by the Custodian of the Loan Files to the Servicer (in all cases in accordance with the provisions of the Custodial Agreement), (b) shall be deemed to approve the release by the Nominee of the related deed of title, and any documents and records maintained in connection therewith, to the Obligor as provided in the Title Clearing Agreement, provided that title to the Vacation Ownership Interest has not already been deeded to the Obligor and/or (c) shall execute such documents and instruments of transfer and assignment and take such other action as is necessary to release its interest in the Vacation Ownership Interest subject to deeding (in the case of any Pledged Loan which has been paid in full). The Servicer shall cause each Loan File or any document therein so released which relates to a Pledged Loan for which the Obligor’s obligations have not been fully discharged to be returned to the Custodian for the sole benefit of the Collateral Agent when the Servicer’s need therefor no longer exists.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER;
ASSIGNMENT OF REPRESENTATIONS AND WARRANTIES
     Section 5.1 Representations and Warranties of the Issuer.
     The Issuer hereby represents and warrants to the Trustee, the Collateral Agent and the Noteholders on the Closing Date and the Funding Date as follows:
     (a) Payment of principal and interest on the Notes and the prompt observance and performance by the Issuer of all of the terms and provisions of this Indenture are secured by the Collateral. Upon the issuance of the Notes and at all times thereafter so long as any Notes are outstanding, this Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent for the benefit of the Trustee, acting on behalf of the Noteholders and the Swap Counterparty to secure amounts payable under the Notes which security interest is perfected and prior to all other Liens (other than any Permitted Encumbrances) and is enforceable as such against all creditors of and purchasers from the Issuer; and
     (b) The Pledged Loans and the documents evidencing such Pledged Loans constitute either “accounts,” “chattel paper,” “instruments” or “general intangibles” within the meaning of the applicable UCC.
     Section 5.2 Eligible Loans.
     The Issuer hereby represents and warrants to the Trustee and the Collateral Agent that each of the Pledged Loans is an Eligible Loan. For purposes of this Indenture, the term “Eligible Loan” means a Loan purchased by the Issuer under the Term Purchase Agreement which has the following characteristics as of the Cut-Off Date:
     (a) the related Vacation Ownership Interest has been purchased by an Obligor, and with respect to a Vacation Ownership Interest which is a Fixed Week, a UDI, an Interval Interest or which constitutes Points in the FairShare Plus program (it being understood in the case of a Vacation Ownership Interest which constitutes Points in the FairShare Plus program, that references in this clause (a) to a Vacation Ownership Interest shall be deemed to be references to the related Fixed Week or UDI deposited into FairShare Plus in exchange for such Points) (i) is not an interest in a Lot, (ii) except in the case of a Green Loan, a certificate of occupancy has been issued for the Resort related to such Vacation Ownership Interest, (iii) except in the case of a Green Loan, the unit related to the Vacation Ownership Interest is complete and ready for occupancy, is not in need of material maintenance or repair, except for ordinary, routine maintenance and repairs that are not substantial in nature or cost and contains no structural defects materially affecting its value, (iv) the Resort related to the Vacation Ownership Interest is not in need of maintenance or repair, except for ordinary, routine maintenance and repairs that are not substantial in nature or cost and contains no structural defects materially affecting its value, (v) there is no legal, judicial or administrative proceeding pending, or to the Issuer’s knowledge threatened, for the total condemnation of the Resort related to the Vacation Ownership Interest or partial condemnation of any portion of the property related to the Vacation Ownership Interest that would have a material adverse effect on the value of the Vacation Ownership Interest, (vi) the Resort related to the Vacation Ownership Interest is not located outside of the United States and (vii) is subject to declarations, covenants and restrictions of record;
     (b) in the case of a Pledged Loan that is an Installment Contract, with respect to which the Issuer has a valid ownership or security interest in an underlying Vacation Ownership Interest, subject only to Permitted Encumbrances, unless the criteria in paragraph (c) are satisfied;
     (c) with respect to Loans which are WVRI Loans (i) if the related Vacation Ownership Interest has been deeded to the Obligor of the related Pledged Loan, then (A) the Issuer has a valid and enforceable first lien Mortgage on such Vacation Ownership Interest, except as such enforceability may be limited by Debtor Relief Laws and as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (B) such Mortgage and related mortgage note have been assigned to the Collateral Agent, (C) such Mortgage and the related note have been transferred to the custody of the Custodian in accordance with the provisions of Section 6(c)(i) of the applicable Purchase Agreement and (D) if any Mortgage relating to such Pledged Loan is a deed of trust, a trustee duly qualified under applicable law to serve as such has been properly designated in accordance with applicable law and currently so serves or (ii) if the related Vacation Ownership Interest has not been deeded to the Obligor of the related Pledged Loan, then a nominee has legal title to such Vacation Ownership Interest and the Issuer has an equitable interest in such Vacation Ownership Interest underlying the related Pledged Loan;
     (d) that was issued in a transaction that complied, and is in compliance, in all material respects with all requirements of applicable federal, state and local law, including applicable laws relating to usury, truth-in-lending, property sales, consumer credit protection and disclosure, except, with respect only to California Business and Professions Code Section 11018.10, as in effect prior to its repeal as of July 1, 2005, and California Business and Professions Code Section 11226, which became effective as of July 1, 2005, where such failure to comply would not have a Material Adverse Effect on the Sellers or a material adverse effect on the Pledged Loans;
     (e) that requires the Obligor to pay the unpaid principal balance over an original term of not greater than 120 months;
     (f) the Scheduled Payments on which are denominated and payable in United States dollars;
     (g) is not a Defaulted Loan;

     (h) the Scheduled Payments on which are not 30 days or more delinquent as of the Cut-Off Date;
     (i) does not (i) finance the purchase of credit life insurance and (ii) finance, and was not originated in connection with, the WRDC “Explorer” program, unless such Loan has been converted to a Loan in connection with the WorldMark program;
     (j) with respect to which the related Vacation Ownership Interest (i) if the Loan is a WVRI Loan (A) consists of a Fixed Week, a UDI or an Interval Interest or Points and (B) if it consists of a Fixed Week, it has been converted or is convertible into a UDI or has become subject to FairShare Plus, which conversion or other modification does not or would not give rise to the extension of the maturity of any payments under such WVRI Loan or is a Shawnee Loan or was originated during the transition period after the acquisition of Shawnee Development, Inc. or (ii) if the Loan is a WRDC Loan, consists of Vacation Credits or a Fractional Interest;
     (k) that, if it is a WVRI Loan (i) either (A) was transferred by WVRI to WCF pursuant to the Operating Agreement, (B) in the case of any Pledged Loan originated by an Originator (other than any Pledged Loan originated by WVRI or a Kona Loan), was transferred by such Originator to WVRI pursuant to the Operating Agreement or (C) in the case of a Kona Loan was transferred to WVRI under the terms of a July 2002 agreement or (ii) was purchased by WCF from WVRI Receivables Corporation pursuant to an Assignment of Contracts and Mortgages, dated as of August 29, 2002;
     (l) (i) if it is a WVRI Loan, except with respect to Kona Loans or Shawnee Loans, it was originated by a WVRI Originator and has been consistently serviced by WCF, in each case in the ordinary course of its respective business and in accordance with Customary Practices and Credit Standards and Collection Policies, (ii) if it is a Kona Loan, it was originated by Kona Hawaiian Vacation Ownership, LLC and has since December 1, 2002 been consistently serviced by WCF, in each case, in the ordinary course of its respective business and in accordance with Customary Practices and Credit Standards and Collection Policies, (iii) if it is a Shawnee Loan, it was originated by Shawnee Development, Inc. and consistently serviced by WCF since March 13, 2006, or (iv) if it is a WRDC Loan, was originated by WRDC and has been consistently serviced by WCF or WRDC, in each case in the ordinary course of its business and in accordance with WCF’s or WRDC’s Customary Practices and Credit Standards and Collection Policies;
     (m) has not been specifically reserved against by the Issuer or classified as uncollectible or charged off;
     (n) arises from transactions in a jurisdiction in which (i) with respect to WVRI Loans, WVRI and each Subsidiary of WVRI (other than the Depositor, and other special purpose entities created to issue notes) that conducts business in such jurisdiction is duly qualified to do business, except where the failure to so qualify will not adversely affect or impair the legality, validity, binding effect and enforceability of such Pledged Loan and (ii) with respect to WRDC Loans, WRDC is duly qualified to do business, except where the failure to so qualify will not adversely affect or impair the legality, validity, binding effect and enforceability of such Pledged Loan;
     (o) constitutes a legal, valid, binding and enforceable obligation of the related Obligor, except as such enforceability may be limited by Debtor Relief Laws and as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;
     (p) is fully amortizing pursuant to a required schedule of substantially equal monthly payments of principal and interest;
     (q) with respect to which, (i) the down payment has been made, (ii) neither statutory nor regulatively imposed rescission rights exist with respect to the related Obligor and (iii) no basis for such rights exists on the Cut-Off Date in the case of any Pledged Loan for which such rights are, at any time following the Cut-Off Date, granted or imposed;
     (r) had an Equity Percentage of 10% or more at the time of the sale of the related Vacation Ownership Interest to the related Obligor (or, in the case of a Loan relating to a Timeshare Upgrade originated by WRDC, an Equity Percentage of 10% or more of the value of all Vacation Credits owned by the related Obligor);
     (s) with respect to which at least one Scheduled Payment has been made by the Obligor;
     (t) in the case of a Green Loan, (i) satisfies each of the eligibility criteria set forth in paragraphs (a) through (s) above other than any such criteria that cannot be satisfied due solely to (A) the related Green Vacation Ownership Interest being an interest in a unit at a Resort that is not yet complete and ready for occupancy; (B) the Issuer not having a valid ownership interest in the related Green Vacation Ownership Interest; or (C) the related Green Vacation Ownership Interest not having been deeded to the Obligor or legal title not being held by the Nominee; and (ii) the Resort related to the Green Vacation Ownership Interest has a scheduled completion date no more than 12 months following the Cut-Off Date;
     (u) the billing address of the Obligor is located in the United States; provided, however that the billing addresses of not more than 5% of the Obligors (by Loan Balance) may be located outside the United States; and
     (v) is not and is not subsequently deemed to have been a Defective Loan as defined in the Master Loan Purchase Agreement pursuant to which it was sold by the applicable Seller to the Depositor.
     Section 5.3 Assignment of Representations and Warranties and Rights under the Term Purchase Agreement and the Performance Guaranty.
     The Issuer hereby assigns to the Trustee and the Collateral Agent all of its rights relating to the Pledged Loans and related Pledged Assets under the Term Purchase Agreement including the rights assigned to the Issuer by the Depositor of the Depositor’s rights to payment due from the related Seller for repurchases of Defective Loans (as such term is defined in the respective Purchase Agreements) resulting from the breach of representations and warranties under the respective Purchase Agreements. In addition, the Issuer hereby assigns to the Trustee and the Collateral Agent all of its rights under the Performance Guaranty including those rights the Issuer has as a named beneficiary of the Performance Guaranty and those rights it has acquired by assignment from the Depositor.
     Section 5.4 Release of Defective Loans.
     (a) Deposit of Release Price or Substitution of Qualified Substitute Loan. Subject to subsection (b) of this section, upon discovery by the Issuer or upon written notice from the Depositor or the Trustee that any Pledged Loan is a Defective Loan, the Issuer shall, within 90 days after the earlier of its discovery or receipt of notice thereof (i) if such Defective Loan constitutes a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, direct the applicable Seller to perform its obligation under such Purchase Agreement to either (A) deposit the Release Price with the Trustee or (B) deliver to the Trustee one or more Qualified Substitute Loans in substitution for such Defective Loan and pay to the Trustee the Substitution Adjustment Amount, or (ii) if such Defective Loan does not constitute a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, deposit the Release Price with the Trustee. If such Defective Loan constitutes a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, then, notwithstanding any other provision of this Indenture, the Issuer shall have no obligation or liability with respect to such Defective Loan should the applicable Seller fail to perform its obligations under the Purchase Agreement with respect to such Defective Loan.
     (b) Substitution. If under a Purchase Agreement, a Seller delivers a Qualified Substitute Loan for release of a Defective Loan, the Issuer shall execute a Supplemental Grant in substantially the form of Exhibit F hereto and deliver such Supplemental Grant to the Trustee and the Collateral Agent. Payments due with respect to Qualified Substitute Loans on or prior to the Calculation Date next preceding the date of substitution shall not be property of the Issuer, but, to the extent received by the Servicer, will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date. Payments due and other amounts received with respect to the Qualified Substitute Loans after the Calculation Date next preceding the date of substitution shall be property of the Issuer. Scheduled Payments due on a Defective Loan on or prior to the Calculation Date next preceding the date of substitution shall be property of the Issuer, and after such Calculation Date next preceding the date of substitution the Seller shall be entitled to receive and retain all Scheduled Payments due thereafter and other amounts received in respect of such Defective Loan. The Servicer shall deliver a schedule of any Defective Loans so removed and Qualified Substitute Loans so substituted to the Trustee and such schedule shall be an amendment to the Loan Schedule. Upon such substitution, the Qualified Substitute Loan or Qualified Substitute Loans shall be subject to the terms of this Indenture in all respects, the Issuer shall be deemed to have made the representations, and warranties with respect to each Qualified Substitute Loan set forth in Section 5.1 and 5.2 of this Indenture, in each case as of the date of substitution, and the Issuer shall be deemed to have made a representation and warranty that each Loan so substituted is a Qualified Substitute Loan as of the date of substitution. The provisions of Section 5.4(a) shall apply to any Qualified Substitute Loan as to which the Issuer has breached the Issuer’s representations and warranties in Section 5.1 and 5.2 to the same extent as for any other Pledged Loan. In connection with the substitution of one or more Qualified Substitute Loans for one or more Defective Loans, the Servicer shall determine the Substitution Adjustment Amount. If such Defective Loan constitutes a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, the Issuer shall direct the applicable Seller to perform its obligation under such Purchase Agreement to pay to the Trustee the Substitution Adjustment Amount in immediately available funds. Such Substitution Adjustment Amount shall be paid to the Trustee and treated as if it were a portion of the Release Price for the Defective Loan and included in Available Funds as such. If such Defective Loan constitutes a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, then, notwithstanding any other provision of this Indenture, the Issuer shall have no obligation or liability to pay the Substitution Adjustment Amount with respect to such Defective Loan should the applicable Seller fail to perform its obligation under the Purchase Agreement to pay such Substitution Adjustment Amount to the Trustee.
     (c) Release of Defective Loan. If a Seller repurchases a Pledged Loan as a Defective Loan or provides a Qualified Substitute Loan and the related Substitution Adjustment Amount, if any, for a Defective Loan, then the Issuer shall automatically and without further action sell, transfer, assign, set over and otherwise convey to such Seller, without recourse, representation or warranty, all of the Issuer’s right, title and interest in and to the related Defective Loan, the related Vacation Ownership Interest, the Loan File relating thereto and any other related Pledged Assets, all monies due or to become due with respect thereto and all Collections with respect thereto (including payments received from Obligors after the Calculation Date next preceding the date of transfer, subject to the payment of any Substitution Adjustment Amount). The Issuer shall execute such documents, releases and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the applicable Seller to effect the conveyance of such Defective Loan, the related Vacation Ownership Interest, the related Loan File and any other related Pledged Assets pursuant to this Section 5.4(c).
     Promptly after the repurchase of Defective Loans in respect of which the Release Price has been paid or a Qualified Substitute Loan has been provided, on such date, the Issuer shall direct the Servicer to delete such Defective Loans from the Loan Schedule.
     The obligations of the Issuer set forth in Section 5.4(a) shall constitute the sole remedy against the Issuer with respect to any breach of the representations and warranties set forth in Section 5.2 available hereunder to the Trustee or the Collateral Agent.

ARTICLE VI
ADDITIONAL COVENANTS OF ISSUER
     Section 6.1 Affirmative Covenants.
     The Issuer shall:
     (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, and all Pledged Loans and Transaction Documents to which it is a party (including without limitation the laws, rules and regulations of each state governing the sale of timeshare contracts).
     (b) Preservation of Existence. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity, and maintain all necessary licenses and approvals, in each jurisdiction in which it does business, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect.
     (c) Adequate Capitalization. Ensure that at all times it is adequately capitalized to engage in the transactions contemplated by this Indenture.
     (d) Keeping of Records and Books of Account. Cause the Servicer to maintain and implement administrative and operating procedures (including without limitation an ability to recreate records evidencing the Pledged Loans in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Loans (including without limitation records adequate to permit the daily identification of all Collections with respect to, and adjustments of amounts payable under, each Pledged Loan).
     (e) Performance and Compliance with Loans. At its expense, timely and fully perform and comply in all material respects with all material provisions, covenants and other promises required to be observed by it under the Pledged Loans and other Pledged Assets.
     (f) Credit Standards and Collection Policies. Comply in all material respects with the Credit Standards and Collection Policies and Customary Practices in regard to each Pledged Loan and the related Pledged Assets.
     (g) Collections. (1) Instruct or cause all Obligors to be instructed to either:
     (A) send all Scheduled Payments directly to a Post Office Box for credit to the Control Account or directly to a Control Account,
     (B) in the alternative, make Scheduled Payments by way of pre-authorized debits from a deposit account of such Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a Credit Card Account from which Scheduled Payments shall be electronically transferred to the Control Account or to another account for processing and transfer into the Collection Account, or
     (C) make payment to the Servicer for transfer to the Collection Account.
     (2) In the case of funds transfers pursuant to a PAC or Credit Card Account, take, or cause each of the Servicer, the Control Account Bank and/or the Trustee to take, all necessary and appropriate action to ensure that each such pre-authorized debit or credit card payments is credited directly to the Control Account or another account for transfer to the Collection Account.
     (3) If the Issuer shall receive any Collections or other proceeds of the Collateral, hold such Collections in trust for the benefit of the Trustee, the Noteholders and the Swap Counterparty and deposit such Collections into a Control Account or the Collection Account within two Business Days following the Issuer’s receipt thereof.
     (h) Compliance with ERISA. Comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws and the regulations and interpretations thereunder.
     (i) Perfected Security Interest. Take such action with respect to each Pledged Loan as is necessary to ensure that the Collateral Agent maintains on behalf of the Trustee, a first priority perfected security interest in such Pledged Loan and the Pledged Assets relating thereto and all other Collateral, in each case free and clear of any Liens (other than the Lien created by this Indenture and in the case of any Vacation Ownership Interests, any Permitted Encumbrance).
     (j) No Release. Not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or material obligations under any document, instrument or agreement included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document, instrument or agreement except as expressly provided in this Indenture or such other instrument or document.
     (k) Insurance and Condemnation.
          (i) The Issuer shall do or cause to be done all things that it may accomplish with a reasonable amount of cost or effort to cause each of the POAs for each Resort to (A) maintain one or more policies of “all-risk” property and general liability insurance with financially sound and reputable insurers, providing coverage in scope and amount which (x) satisfies the requirements of the declarations (or any similar charter document) governing the POA for the maintenance of such insurance policies and (y) is at least consistent with the scope and amount of such insurance coverage obtained by prudent POAs and/or management of other similar developments in the same jurisdiction; and (B) apply the proceeds of any such insurance policies in the manner specified in the relevant declarations (or any similar charter document) governing the POA and/or any similar charter documents of such POA. For the avoidance of doubt, the parties hereto acknowledge that the ultimate discretion and control relating to the maintenance of any such insurance policies is vested in the POAs in accordance with the respective declaration (or any similar charter document) relating to each Vacation Ownership Interest Regime. If any POA fails to maintain the insurance described in clause (A) of this subsection (k), the Issuer shall, to the extent it has knowledge of such failure, promptly give notice of such failure to each Rating Agency.
          (ii) The Issuer shall remit to the Collection Account the portion of any proceeds received by the Issuer pursuant to a condemnation of property in any Resort to the extent that such proceeds relate to any of the Vacation Ownership Interests.
     (l) Custodian.
          (i) On or before the Closing Date, the Issuer shall deliver or cause to be delivered directly to the Custodian for the benefit of the Collateral Agent pursuant to the Custodial Agreement the Loan File for each Pledged Loan. Such Loan File may be provided in microfiche or other electronic form to the extent permitted under the Custodial Agreement. The Issuer shall cause the Custodian to hold, maintain and keep custody of the Loan Files for the benefit of the Collateral Agent in a secure fire retardant location at an office of the Custodian, which location shall be reasonably acceptable to the Collateral Agent and the Trustee.
          (ii) The Issuer shall cause the Custodian at all times to maintain control of the Loan Files for the benefit of the Collateral Agent on behalf of the Trustee in each case pursuant to the Custodial Agreement. Each of the Issuer and the Servicer may access the Loan Files at the Custodian’s storage facility only for the purposes and upon the terms and conditions set forth herein and in the Custodial Agreement. Each of the Issuer and the Servicer may only remove documents from the Loan File for collection services and other routine servicing requirements from such facility in accordance with the terms of the Custodial Agreement, all as set forth and pursuant to the “Bailment Agreement” (as defined in and attached as an exhibit to the Custodial Agreement).
          (iii) The Issuer shall at all times comply in all material respects with the terms of its obligations under the Custodial Agreement and shall not enter into any modification, amendment or supplement of or to, and shall not terminate, the Custodial Agreement, without the Collateral Agent’s and Trustee’s prior written consent.
     (m) Separate Identity. Take all actions required to maintain the Issuer’s status as a separate legal entity. Without limiting the foregoing, the Issuer shall:
     (i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture and the other Transaction Documents to which the Issuer is a party and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.
     (ii) Except as provided herein, maintain its own deposit, securities and other account or accounts with financial institutions, separate from those of any Affiliate of the

Issuer. The funds of the Issuer will not be diverted to any other Person or for other than the use of the Issuer, and, except as may be expressly permitted by this Indenture or any other Transaction Document to which the Issuer is a party, the funds of the Issuer shall not be commingled with those of any other Person.
     (iii) Ensure that, to the extent that it shares the same officers or other employees as any of its members, managers or other Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.
     (iv) Ensure that, to the extent that it jointly contracts with any of its stockholders, members or managers or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Issuer contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.
     (v) Ensure that all material transactions between the Issuer and any of its Affiliates shall be only on an arm’s-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties. All such transactions shall receive the approval of the Issuer’s board of directors including at least one Independent Director.
     (vi) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members, managers and other Affiliates. To the extent that the Issuer and any of its members, managers or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.
     (vii) Conduct its affairs strictly in accordance with its certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary formalities, including, but not limited to, holding all regular and special meetings of the board of directors appropriate to authorize all actions of the Issuer, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular meetings of the board of directors shall be held at least annually.
     (viii) Ensure that its board of directors shall at all times include at least one Independent Director (for purposes hereof, “Independent Director” shall mean any member of the board of directors of the Issuer that is not and has not at any time been

(x) an officer, agent, advisor, consultant, attorney, accountant, employee or shareholder of any Affiliate of the Issuer which is not a special purpose entity, (y) a director of any Affiliate of the Issuer other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).
     (ix) Ensure that decisions with respect to its business and daily operations shall be independently made by the Issuer (although the officer making any particular decision may also be an officer or director of an Affiliate of the Issuer) and shall not be dictated by an Affiliate of the Issuer.
     (x) Act solely in its own company name and through its own authorized members, managers, officers and agents, and no Affiliate of the Issuer shall be appointed to act as agent of the Issuer. The Issuer shall at all times use its own stationery and business forms and describe itself as a separate legal entity.
     (xi) Except as contemplated by the Transaction Documents, ensure that no Affiliate of the Issuer shall loan money to the Issuer, and no Affiliate of the Issuer will otherwise guaranty debts of the Issuer.
     (xii) Other than organizational expenses and as contemplated by the Transaction Documents, pay all expenses, indebtedness and other obligations incurred by it using its own funds.
     (xiii) Except as provided herein and in any other Transaction Document, not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of the Issuer nor shall the Issuer make any loans to any Person.
     (xiv) Ensure that any financial reports required of the Issuer shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions between the Issuer and such Affiliate and also state that the assets of the Issuer are not available to pay creditors of the Affiliate.
     (xv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and its limited liability company agreement.
     (xvi) Take all actions on its part as are necessary to comply with each assumption contained in the true sale and substantive consolidation opinions given as of the date hereof.
     (n) Computer Files. Mark or cause to be marked each Pledged Loan in its computer files as described in Section 4.2(b).
     (o) Taxes. File or cause to be filed, and cause each of its Affiliates with whom it shares consolidated tax liability to file, all federal, state, and foreign local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a Material Adverse Effect. The Issuer shall pay or cause to be paid all taxes due and owing by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Issuer or the applicable Affiliate shall have set aside adequate reserves on its books in accordance with GAAP, and which proceedings could not reasonably be expected to have a Material Adverse Effect.
     (p) Tax Classification. For as long as the Notes are outstanding, the Issuer shall not take any action, or fail to take any action, that would cause the Issuer to not remain classified, for federal income tax purposes, as a disregarded entity or a partnership that is not classified as a publicly traded partnership.
     (q) Transaction Documents. Comply in all material respects with the terms of, employ the procedures outlined in and enforce the obligations of the Depositor under the Term Purchase Agreement and of the parties to each of the other Transaction Documents to which the Issuer is a party, and take all such action as may reasonably be required to maintain all such Transaction Documents to which the Issuer is a party in full force and effect.
     (r) Loan Schedule. At least once each calendar month, electronically provide to the Trustee an amendment to the Loan Schedule, or cause the Servicer to electronically provide an amendment to the Loan Schedule, listing the Pledged Loans released from the Collateral and adding to the Loan Schedule any Qualified Substitute Loans and amending the Loan Schedule to reflect terms or discrepancies in such schedule that become known to the Issuer since the filing of the original Loan Schedule or since the most recent amendment thereto.
     (s) Segregation of Collections. (a) Prevent the deposit into any Account of any funds other than Collections or other funds to be deposited into such Accounts under this Indenture or the other Transaction Documents (provided that, this covenant shall not be breached to the extent that funds are inadvertently deposited into any of such Accounts and are promptly segregated and removed from the Account); and
     (b) With respect to the Control Account either (i) prevent the deposit into such account of any funds other than Collections in respect of Pledged Loans or (ii) enter into an intercreditor agreement with other entities which have an interest in the amounts in the Control Account to allocate the Collections with respect to the Pledged Loans to the Issuer and transfer such amounts to the Trustee for deposit into the appropriate Collection Account; (provided that, the covenant in clause (i) of this paragraph (b) shall not be breached to the extent that funds not constituting Collections in respect of the Pledged Loans are inadvertently deposited into such Control Account and are promptly segregated and remitted to the owner thereof).
     (t) Filings; Further Assurances. (i) On or prior to the Closing Date, the Issuer shall have caused at its sole expense the Financing Statements, assignments and amendments thereof necessary to perfect the security interest in the Collateral to be filed or recorded in the appropriate offices.

     (ii) The Issuer shall, at its sole expense, from time to time authorize, prepare, execute and deliver, or authorize and cause to be prepared, executed and delivered, all such Financing Statements, continuation statements, amendments, instruments of further assurance and other instruments, in such forms, and shall take such other actions, as shall be required by the Servicer or the Trustee or as the Servicer or the Trustee otherwise deems reasonably necessary or advisable to perfect the Lien created in the Collateral. The Servicer agrees, at its sole expense, to cooperate with the Issuer in taking any such action (whether at the request of the Issuer or the Trustee). Without limiting the foregoing, the Issuer shall from time to time, at its sole expense, authorize, execute, file, deliver and record all such supplements and amendments hereto and all such Financing Statements, amendments thereto, continuation statements, instruments of further assurance, or other statements, specific assignments or other instruments or documents and take any other action that is reasonably necessary to, or that any of the Servicer, the Issuer or the Trustee deems reasonably necessary or advisable to: (i) Grant more effectively all or any portion of the Collateral; (ii) maintain or preserve the Lien Granted hereunder (and the priority thereof) or carry out more effectively the purposes hereof; (iii) perfect, maintain the perfection of, publish notice of, or protect the validity of any Grant made pursuant to this Indenture; (iv) enforce any of the Pledged Loans or any of the other Pledged Assets (including without limitation by cooperating with the Trustee, at the expense of the Issuer, in filing and recording such Financing Statements against such Obligors as the Servicer or the Trustee shall deem necessary or advisable from time to time); (v) preserve and defend title to any Pledged Loans or all or any other part of the Pledged Assets, and the rights of the Trustee in such Pledged Loans or other related Pledged Assets, against the claims of all Persons and parties; or (vi) pay any and all taxes levied or assessed upon all or any part of any Collateral.
     (iii) The Issuer shall, on or prior to the date of Grant of any Pledged Loans hereunder, deliver or cause to be delivered all original copies of the Pledged Loan (other than in the case of any Pledged Loans not required under the terms of the relevant Purchase Agreement to be in the relevant Loan File), together with the related Loan File, to the Custodian, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. Such “original copies” may be provided in microfiche or other electronic form to the extent permitted under the Custodial Agreement. In the event that the Issuer receives any other instrument or any writing which, in either event, evidences a Pledged Loan or other Pledged Assets, the Issuer shall deliver such instrument or writing to the Custodian to be held as collateral in which the Collateral Agent has a security interest for the benefit of the Trustee within two Business Days after the Issuer’s receipt thereof, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.
     (iv) The Issuer hereby authorizes the Trustee, and gives the Collateral Agent its irrevocable power of attorney (which authorization is coupled with an interest and is irrevocable), in the name of the Issuer or otherwise, to execute, deliver, file and record any Financing Statement, continuation statement, amendment, specific assignment or other writing or paper and to take any other action that the Trustee at the direction of the

Consent Parties may deem necessary or appropriate to further perfect the Lien created hereby. Any expenses incurred by the Trustee or the Collateral Agent pursuant to the exercise of its rights under this Section 6.1 shall be for the sole account and responsibility of the Issuer and payable under Section 3.1 to the Trustee.
     (u) Management of Resorts. The Issuer hereby covenants and agrees that it will with respect to each Resort cause the Originator with respect to that Resort (to the extent that such Originator is otherwise responsible for maintaining such Resort) to do or cause to be done all things which it may accomplish with a reasonable amount of cost or effort, in order to maintain each such Resort (including without limitation all grounds, waters and improvements thereon) in at least as good condition, repair and working order as would be customary for prudent managers of similar timeshare properties.
     Section 6.2 Negative Covenants of the Issuer.
     So long as any of the Notes are outstanding, the Issuer shall not:
     (a) Sales, Liens, Etc., Against Receivables and Related Security. Except for the releases contemplated under Sections 5.4, 14.3, 14.4 and 14.5 of this Indenture, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Lien (other than the Lien created by this Indenture or, with respect to Vacation Ownership Interests relating to Pledged Loans, any Permitted Encumbrances thereon) upon or with respect to, any Pledged Loan or any other Pledged Assets, or any interests in either thereof, or upon or with respect to any Collateral hereunder. The Issuer shall immediately notify the Trustee and the Collateral Agent of the existence of any Lien on any Pledged Loan or any other Pledged Assets, and the Issuer shall defend the right, title and interest of each of the Issuer and the Collateral Agent, Trustee and Noteholders in, to and under the Pledged Loans and all other Pledged Assets, against all claims of third parties.
     (b) Extension or Amendment of Loan Terms. Extend (other than as a result of a Timeshare Upgrade or in accordance with Customary Practices), amend, waive or otherwise modify the terms of any Pledged Loan or permit the rescission or cancellation of any Pledged Loan, whether for any reason relating to a negative change in the related Obligor’s creditworthiness or inability to make any payment under the Pledged Loan or otherwise.
     (c) Change in Business or Credit Standard and Collection Policies. (i) Make any change in the character of its business or (ii) make any change in the Credit Standards and Collection Policies or (iii) deviate from the exercise of Customary Practices, if any change or deviation pursuant to (i), (ii) or (iii) would, in any such case, materially impair the value or collectibility of any Pledged Loan.
     (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Control Account Bank as listed in Schedule 2 hereto or make any change in the instructions to Obligors regarding payments to be made to any Control Account at a Control Account Bank, unless the Trustee shall have received (i) 30 days’ prior notice of such addition, termination or change; (ii) written confirmation from the Issuer that after the effectiveness of any such termination, there shall be at least one (1) Control Account in existence; and (iii) prior to the effective date of such addition, termination or change, (x) executed copies of the Control Agreements executed by each new Control Account Bank, the Issuer, the Trustee and the Servicer and (y) copies of all agreements and documents signed by either the Issuer or the respective Control Account Bank with respect to any new Control Account.
     (e) Stock, Merger, Consolidation, Etc. Consolidate with or merge into or with any other Person, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly permitted under the terms of this Indenture.
     (f) No Change in Control. At any time fail to be a wholly owned direct or indirect subsidiary of the Performance Guarantor and a wholly owned direct or indirect subsidiary of WCF.
     (g) ERISA Matters. Establish or maintain or contribute to any Benefit Plan that is covered by Title IV of ERISA.
     (h) Terminate or Reject Loans. Without limiting anything in subsection 6.2(b), terminate or reject any Pledged Loan prior to the end of the term of such Loan, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law, unless prior to such termination or rejection, such Pledged Loan and any related Pledged Assets have been released from the Lien created by this Indenture.
     (i) Debt. Create, incur, assume or suffer to exist any Debt except as contemplated by the Transaction Documents.
     (j) Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations as provided for under this Indenture or as contemplated by the Transaction Documents.
     (k) Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Affiliate, except for:
     (i) the transactions contemplated hereby and by the other Transaction Documents; and
     (ii) to the extent not otherwise prohibited under this Indenture, other transactions upon fair and reasonable terms materially no less favorable to the Issuer than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.
     (l) Lines of Business. Conduct any business other than that described in the LLC Agreement, or enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Transaction Documents to which it is a party.

     (m) Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets or otherwise) in, any Affiliate or any other Person except for (i) Permitted Investments and (ii) the purchase of Loans pursuant to the terms of the Term Purchase Agreement.
     (n) Insolvency Proceedings. Seek dissolution or liquidation in whole or in part of the Issuer.
     (o) Distributions to Member. Make any distribution to its Member except as provided in the LLC Agreement.
     (p) Place of Business; Change of Name. Change (x) its type or jurisdiction of organization from that listed in Section 4.1(a) or (y) its name, unless in any such event the Issuer shall have given the Trustee, the Collateral Agent and the Swap Counterparty at least ten (10) days prior written notice thereof and shall take all action necessary or reasonably requested by the Trustee or the Collateral Agent to amend its existing Financing Statements and file additional Financing Statements in all applicable jurisdictions necessary or advisable to maintain the perfection of the Lien of the Collateral Agent under this Indenture.
ARTICLE VII
SERVICING OF PLEDGED LOANS
     Section 7.1 Responsibility for Loan Administration.
     The Servicer shall manage, administer, service and make collections on the Pledged Loans on behalf of the Trustee and Issuer. Without limiting the generality of the foregoing, but subject to all other provisions hereof, the Trustee and the Issuer grant to the Servicer a limited power of attorney to execute and the Servicer is hereby authorized and empowered to so execute and deliver, on behalf of itself, the Issuer and the Trustee or any of them, any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Pledged Loans, any related Mortgages and the related Vacation Ownership Interests, but only to the extent deemed necessary by the Servicer.
     Each of the Trustee, the Issuer and the Collateral Agent, at the request of a Servicing Officer, shall furnish the Servicer with any documents in its possession reasonably requested or take any action reasonably requested, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder (subject, in the case of requests for documents contained in any Loan Files, to the requirements of Section 6.1(l)).
     WCF is hereby appointed as the Servicer until such time as any Service Transfer shall be effected under Article XII.

     Section 7.2 Standard of Care.
     In managing, administering, servicing and making collections on the Pledged Loans pursuant to this Indenture, the Servicer will exercise that degree of skill and care consistent with Customary Practices and the Credit Standards and Collection Policies.
     Section 7.3 Records.
     The Servicer shall, during the period it is Servicer hereunder, maintain such books of account, computer data files and other records as will enable the Trustee to determine the status of each Pledged Loan and will enable such Loan to be serviced in accordance with the terms of this Indenture by a Successor Servicer following a Service Transfer.
     Section 7.4 Loan Schedule.
     The Servicer shall at all times maintain the Loan Schedule and electronically provide to the Trustee, the Issuer, the Collateral Agent and the Custodian a current, complete copy of the Loan Schedule. The Loan Schedule may be in one or multiple documents including the original listing and monthly amendments listing changes.
     Section 7.5 Enforcement.
     (a) The Servicer will, consistent with Section 7.2, act with respect to the Pledged Loans in such manner as will maximize the receipt of Collections in respect of such Pledged Loans (including, to the extent necessary, instituting foreclosure proceedings against the Vacation Ownership Interest, if any, underlying a Pledged Loan or disposing of the underlying Vacation Ownership Interest, if any). The Servicer will diligently monitor the integration of the collection functions of WCF and WRDC and to the extent the Servicer detects any deterioration in collections or any increase in delinquencies or defaults or other factors which indicate or might indicate any deterioration in collections, the Servicer will use its best efforts to determine the source of the problem and will use its best efforts to remedy such problem.
     (b) The Servicer may sue to enforce or collect upon Pledged Loans, in its own name, if possible, or as agent for the Issuer. If the Servicer elects to commence a legal proceeding to enforce a Pledged Loan, the act of commencement shall be deemed to be an automatic assignment of the Pledged Loan to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Pledged Loan on the grounds that it is not a real party in interest or a holder entitled to enforce the Pledged Loan, the Trustee on behalf of the Issuer shall, at the Servicer’s expense, take such steps as the Servicer and the Trustee may mutually agree are necessary (such agreement not to be unreasonably withheld) to enforce the Pledged Loan, including bringing suit in its name or the name of the Issuer. The Servicer shall provide to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby.
     (c) The Servicer, upon notice to the Trustee, may grant to the Obligor on any Pledged Loan any rebate, refund or adjustment out of the appropriate Collection Account that the Servicer in good faith believes is required as a matter of law; provided that, on any Business Day on which such rebate, refund or adjustment is to be paid hereunder, such rebate, refund or adjustment shall only be paid to the extent of funds otherwise available for distribution from the Collection Account.
     (d) The Servicer will not extend, amend, waive or otherwise modify the terms of any Pledged Loan or permit the rescission or cancellation of any Pledged Loan, whether for any reason relating to a negative change in the related Obligor’s creditworthiness or inability to make any payment under the Pledged Loan or otherwise, other than in accordance with Customary Practices.
     (e) The Servicer shall have discretion to sell the collateral which secures any Defaulted Loans free and clear of the Lien of this Indenture, in exchange for cash, in accordance with Customary Practices and Credit Standards and Collection Policies. All proceeds of any such sale of such collateral shall be deposited by the Servicer into the Collection Account.
     (f) The Servicer shall not sell any Defaulted Loan or any collateral securing a Defaulted Loan to any Seller or Originator except for an amount at least equal to the fair market value thereof.
     (g) Notwithstanding any other provision of this Indenture, the Servicer shall have no obligation to, and shall not, foreclose on the collateral securing any Pledged Loan unless the proceeds from such foreclosure will be sufficient to cover the expenses of such foreclosure. Notwithstanding any other provision of this Indenture, proceeds from the foreclosure by the Servicer on the collateral securing any Pledged Loans shall first be applied by the Servicer to reimburse itself for the expenses of such foreclosure, and any remaining proceeds shall be deposited into the Collection Account.
     Section 7.6 Trustee and Collateral Agent to Cooperate.
     Upon request of a Servicing Officer, the Trustee and the Collateral Agent shall perform such other acts as are reasonably requested by the Servicer (including without limitation the execution of documents) and otherwise cooperate with the Servicer in enforcement of the Trustee’s rights and remedies with respect to Pledged Loans.
     Section 7.7 Other Matters Relating to the Servicer.
     The Servicer is hereby authorized and empowered to:
     (a) advise the Trustee in connection with the amount of withdrawals from Accounts in accordance with the provisions of this Indenture;
     (b) execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Pledged Loans and, after the delinquency of any Pledged Loan and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Pledged Loan including without limitation the exercise of rights under any power-of-attorney granted in any Pledged Loan; and

     (c) make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements laws.
     Prior to the occurrence of an Event of Default hereunder, the Trustee agrees that it shall promptly follow the instructions of the Servicer duly given to withdraw funds from the Accounts.
     Section 7.8 Servicing Compensation.
     As compensation for its servicing activities hereunder the Servicer shall be entitled to receive the Monthly Servicer Fee.
     Section 7.9 Costs and Expenses.
     The costs and expenses incurred by the Servicer in carrying out its duties hereunder, including without limitation the fees and expenses incurred in connection with the enforcement of Pledged Loans, shall be paid by the Servicer and the Servicer shall be entitled to reimbursement hereunder from the Issuer as provided in Section 3.1 and Section 7.5(g). Failure by the Servicer to receive reimbursement shall not relieve the Servicer of its obligations under this Indenture.
     Section 7.10 Representations and Warranties of the Servicer.
     The Servicer hereby represents and warrants to the Trustee, the Collateral Agent and the Noteholders as of the date of this Indenture:
     (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority, and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Indenture. The Servicer is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals in each jurisdiction necessary for the enforcement of each Pledged Loan or in which failure to qualify or to obtain such licenses and approvals would have a Material Adverse Effect on the Noteholders.
     (b) Due Authorization. The execution and delivery by the Servicer of each of the Transaction Documents to which it is a party, and the consummation by the Servicer of the transactions contemplated hereby and thereby have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.
     (c) Binding Obligations. Each of the Transaction Documents to which Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be subject to or limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     (d) No Conflict; No Violation. The execution and delivery by the Servicer of each of the Transaction Documents to which the Servicer is a party, and the performance by the Servicer of the transactions contemplated by such agreements and the fulfillment by the Servicer of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or its certificate of incorporation or bylaws or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument, to which the Servicer is a party or by which it is bound, except where such conflict, violation, breach or default would not have a Material Adverse Effect.
     (e) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Servicer threatened, against the Servicer, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Indenture or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any of the other Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would adversely affect the performance by the Servicer of its obligations under this Indenture or any of the other Transaction Documents, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Indenture or any of the other Transaction Documents or (v) seeking any determination or ruling that would have a Material Adverse Effect.
     (f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any governmental body or official required in connection with the execution and delivery by the Servicer of this Indenture or of the other Transaction Documents to which it is a party or the performance by the Servicer of the transactions contemplated hereby and thereby and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained, except where the failure so to do would not have a Material Adverse Effect.
     Section 7.11 Additional Covenants of the Servicer.
     The Servicer further agrees as provided in this Section 7.11.
     (a) Change in Payment Instructions to Obligors. The Servicer will not add or terminate the bank as a Control Account Bank from the one listed in Schedule 2 to this Indenture or make any change in the instructions to Obligors regarding payments to be made to the Control Account Bank, unless the Trustee shall have received (i) 30 Business Days’ prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change, (x) fully executed copies of the new or revised Control Agreements executed by each new Control Account Bank, the Issuer, the Trustee and the Servicer and (y) copies of all agreements and documents signed by either the Issuer or the respective Control Account Bank with respect to any new Control Account.
     (b) Collections. The Servicer shall hold any Collections it receives in trust for the benefit of the Trustee and deposit such Collections into a Control Account or the Collection

Account as soon as practicable but in any event within two Business Days following the Servicer’s receipt thereof.
     (c) Compliance with Requirements of Law. The Servicer will maintain in effect all qualifications required under all relevant laws, rules, regulations and orders in order to service each Pledged Loan, and shall comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, and the servicing of the Pledged Loans (including without limitation the laws, rules and regulations of each state governing the sale of timeshare contracts).
     (d) Protection of Rights. The Servicer will take no action that would impair in any material respect the rights of any of the Collateral Agent or the Trustee in the Pledged Loans or any other Collateral, or violate the Collateral Agency Agreement.
     (e) Credit Standards and Collection Policies. The Servicer will comply in all material respects with the Credit Standards and Collection Policies and Customary Practices with respect to each Pledged Loan.
     (f) Notice to Obligors. The Servicer will ensure that the Obligor of each Pledged Loan either:
     (1) has been instructed, pursuant to the Servicer’s routine distribution of a periodic statement to such Obligor next succeeding:
(A)	the date the Loan becomes a Pledged Loan, or

(B)	the day on which a PAC ceased to apply to such Pledged Loan, in the case of a Pledged Loan formerly subject to a PAC, but in no event later than the then next succeeding due date for a Scheduled Payment under the related Pledged Loan, to remit Scheduled Payments thereunder to a Post Office Box for credit to the Control Account, or directly to the Control Account, in each case maintained at the Control Account Bank pursuant to the terms of the Control Agreement,
          (2) has entered into a PAC, pursuant to which a deposit account of such Obligor is made subject to a pre-authorized debit in respect of Scheduled Payments as they become due and payable, and the Servicer has taken, and has caused each of the Control Account Bank and/or the Trustee to take, all necessary and appropriate action to ensure that each such pre-authorized debit is credited directly to the Control Account or the Collection Account,
          (3) has authorized Scheduled Payments from a credit card of such Obligor pursuant to a Credit Card Account; or
          (4) has agreed to make payments to the Servicer for deposit into the Collection Account.
     (g) Relocation of Servicer. The Servicer shall at all times maintain each office from which it services Pledged Loans within the United States of America.

     (h) Instruments. The Servicer will not remove any portion of the Pledged Loans or other collateral that consists of money or is evidenced by an instrument, certificate or other writing (including any Pledged Loan) from the jurisdiction in which it is then held unless the Trustee has first received an Opinion of Counsel to the effect that the Lien created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions; provided, however, that the Custodian, the Collateral Agent and the Servicer may remove Loans from such jurisdiction to the extent necessary to satisfy any requirement of law or court order, in all cases in accordance with the provisions of the Custodial Agreement, the Collateral Agency Agreement and this Indenture.
     (i) Loan Schedule. The Servicer will promptly amend the Loan Schedule to reflect terms or discrepancies that become known to the Servicer at any time.
     (j) Segregation of Collections. The Servicer will:
     (i) prevent the deposit into any Account of any funds other than Collections or other funds to be deposited into such Account under this Indenture (provided that, this covenant shall not be breached to the extent that funds are inadvertently deposited into any of such Accounts and are promptly segregated and removed from the Account); and
     (ii) with respect to the Control Account either (a) prevent the deposit into such account of any funds other than Collections in respect of Pledged Loans or (b) enter into an intercreditor agreement with other entities which have an interest in the amounts in such Control Account to allocate the Collections with respect to Pledged Loans to the Issuer and transfer such amounts to the Trustee for deposit into the appropriate Collection Account (provided that, the covenant in clause (a) of this paragraph (ii) shall not be breached to the extent funds not constituting Collections in respect of Pledged Loans are inadvertently deposited into such Control Account and are promptly segregated and remitted to the owner thereof).
     (k) Terminate or Reject Loans. Except to the extent necessary to address defects in the sales process or in cases of exceptional hardship of the Obligor, and without limiting anything in subsection 6.2(b), the Servicer will not terminate any Pledged Loan prior to the end of the term of such Loan, whether such early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law, unless prior to such termination, the Issuer consents and any related Pledged Assets have been released from the Lien of this Indenture.
     (l) Change in Business or Credit Standards and Collection Policies. The Servicer will not make any change in the Credit Standards and Collection Policies or deviate from the exercise of Customary Practices, which change or deviation would materially impair the value or collectibility of any Pledged Loan.
     (m) Keeping of Records and Books of Account. The Servicer shall maintain and implement administrative and operating procedures (including without limitation an ability to recreate records evidencing the Pledged Loans in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Loans (including without limitation records adequate to permit the daily identification of all Collections with respect to, and adjustments of amounts payable under, each Pledged Loan).
     (n) Recordation of Collateral Assignments. The Servicer will cause the collateral Assignment of Mortgage to the Collateral Agent to be perfected as provided in the WVRI Master Loan Purchase Agreement, except that the Servicer shall not be required to file or cause the filing of such collateral Assignment of Mortgage to the extent the related Vacation Ownership Interest is located in the State of Florida and the Servicer shall have received an Opinion of Counsel to the effect that no recordings or filings of the Assignment of Mortgage are necessary under the laws of the State of Florida to perfect the security interest of the Collateral Agent in the Mortgages encumbering Florida Vacation Ownership Interests. If the Servicer is unable to obtain the opinion described in the preceding sentence, then the Servicer will take or cause to be taken such action as is required to record the Assignment of Mortgage with respect to the Vacation Ownership Interests located in the State of Florida.
     Section 7.12 Servicer not to Resign.
     The entity then serving as Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law, (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law and (iii) a Successor Servicer shall have been appointed and accepted the duties as Servicer pursuant to Section 12.2. Any such determination permitting the resignation of the Servicer pursuant to clause (i) of the preceding sentence shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall be effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 12.2.
     Section 7.13 Merger or Consolidation of, or Assumption of the Obligations of Servicer.
     The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:
          (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and, if the Servicer is not the surviving entity, shall expressly assume by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;
          (ii) the Servicer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.13, and all conditions precedent provided for herein relating to such transaction have been satisfied;

          (iii) the Rating Agency Condition has been satisfied with respect to such consolidation, amendment, merger, conveyance or transfer; and
          (iv) immediately prior to and after the consummation of such merger, consolidation, conveyance or transfer, no event which, with notice or passage of time or both, would become a Servicer Default under the terms of this Indenture shall have occurred and be continuing.
     Section 7.14 Examination of Records.
     Each of the Issuer and the Servicer shall clearly and unambiguously identify each Pledged Loan in its respective computer or other records to reflect that such Pledged Loan has been Granted to the Collateral Agent pursuant to this Indenture. Each of the Issuer and the Servicer shall, prior to the sale or transfer to a third party of any Loan similar to the Pledged Loans held in its custody, examine its computer and other records to determine that such Loan is not a Pledged Loan.
     Section 7.15 Delegation of Duties.
     In the ordinary course of business, the Servicer, including any Successor Servicer, may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the terms of this Indenture. Any such delegations shall not constitute a resignation within the meaning of Section 7.12 of this Indenture. Notwithstanding anything to the contrary contained herein, or in any agreement relating to such delegations, the Servicer shall remain obligated and liable to the Trustee, the Issuer, the Collateral Agent and the Noteholders for the servicing and administration of the Pledged Loans in accordance with the provisions of this Indenture to the same extent and under the same terms and conditions as if it alone were servicing and administering the Pledged Loans.
     Section 7.16 Servicer Advances.
     On or before each Determination Date the Servicer may deposit into the Collection Account an amount equal to the aggregate amount of Servicer Advances, if any, with respect to Scheduled Payments on Pledged Loans (which are not Defaulted Loans) for the preceding Due Period which are not received on or prior to such Payment Date. Such Servicer Advances shall be included as Available Funds. None of the Servicer, any Successor Servicer or the Trustee, acting as Servicer, shall have any obligation to make any Servicer Advance and may refuse to make a Servicer Advance for any reason or no reason. The Servicer shall not make any Servicer Advance that, after reasonable inquiry and in its sole discretion, it determines is unlikely to be ultimately recoverable from subsequent payments or collections or otherwise with respect to the Pledged Loan with respect to which such Servicer Advance is proposed to be made.
     Section 7.17 Delivery of Monthly Files.
     The Servicer shall on or before the Determination Date in each calendar month deliver to the Collateral Agent an electronic file containing with respect to each Pledged Loan the loan number, the principal balance of the loan and the next payment due date for such loan.

ARTICLE VIII
REPORTS
     Section 8.1 Monthly Servicing Report.
     On or before the Determination Date prior to each Payment Date, the Servicer shall deliver to the Trustee, the Issuer, each Managing Agent, Moody’s and S&P a Monthly Servicing Report in a form substantially like that attached as Exhibit C to this Indenture with such additions as the Trustee may from time to time request and containing information necessary to make payments and transfer funds as provided in Sections 3.1 and 3.4 of this Indenture. The Servicer shall deliver each such Monthly Servicing Report to the Trustee and each Managing Agent on or before 3:00 p.m. New York City time on the Determination Date. Each Monthly Servicing Report shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit C certifying the accuracy of such report and that no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default has occurred, or if such event has occurred and is continuing, specifying the event and its status. Such certificate shall state whether or not a Sequential Order Event, Trigger Event or Servicer Default has occurred and shall also identify which, if any, Pledged Loans have been identified as Defective Loans or have become Defaulted Loans during the preceding Due Period.
     Section 8.2 Other Data.
     In addition, the Servicer shall at the reasonable request of the Trustee, any Managing Agent, the Issuer or a Rating Agency, furnish to the Trustee, the Issuer or such Rating Agency such underlying data as can be generated by the Servicer’s existing data processing system without undue modification or expense; provided, however, nothing in this Section 8.2 shall permit any of the Trustee, the Issuer or any Rating Agency to materially change or modify the ongoing data reporting requirements under this Article VIII.
     Section 8.3 Annual Servicer’s Certificate.
     The Servicer will deliver to the Issuer, the Trustee, each Managing Agent and each Rating Agency within forty-five (45) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2008, an Officer’s Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the preceding calendar year (or, in the case of the first such Officer’s Certificate, the period since the Closing Date) and of its performance under this Indenture during such period was made under the supervision of the officer signing such certificate and (b) to the Servicer’s knowledge, based on such review, the Servicer has fully performed all of its obligations under this Indenture for the relevant time period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.
     Section 8.4 Notices to WCF.
     In the event that WCF is not acting as Servicer, any Successor Servicer appointed and acting pursuant to Section 12.2 shall deliver or make available to WCF each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to the provisions of this Article VIII.
     Section 8.5 Tax Reporting.
     The Trustee shall file or cause to be filed with the Internal Revenue Service and furnish or cause to be furnished to Noteholders Information Reporting Forms 1099, together with such other information reports or returns at the time or times and in the manner required by the Code consistent with the treatment of the Notes as indebtedness of the Issuer for federal income tax purposes.
ARTICLE IX
CONTROL ACCOUNT
     Section 9.1 Control Account.
     The Issuer has established or has caused to be established and shall maintain or cause to be maintained a system of operations, accounts and instructions with respect to the Obligors and Control Account at the Control Account Bank as described in Sections 4.1(j) and 6.1. Pursuant to the Control Agreement to which it is party, the Control Account Bank shall be irrevocably instructed to initiate an electronic transfer of all funds on deposit in the Control Account that are derived from Pledged Loans, to the Collection Account on the Business Day on which such funds become available. Prior to the occurrence of an Event of Default, the Trustee shall be authorized to allow the Servicer to effect or direct deposits into the Control Accounts. The Trustee is hereby irrevocably authorized and empowered, as the Issuer’s attorney-in-fact, to endorse any item deposited in the Control Account, or presented for deposit in the Control Account or the Collection Account, requiring the endorsement of the Issuer, which authorization is coupled with an interest and is irrevocable.
     All funds in the Control Account shall be transferred daily by or upon the order of the Trustee by electronic funds transfer or intra-bank transfer to the Collection Account.
ARTICLE X
INDEMNITIES
     Section 10.1 Liabilities to Obligors.
     No obligation or liability to any Obligor under any of the Pledged Loans is intended to be assumed by the Trustee or the Noteholders under or as a result of this Indenture and the transactions contemplated hereby and, to the maximum extent permitted by law, the Trustee and the Noteholders expressly disclaim any such obligation and liability.
     Section 10.2 Tax Indemnification.
     The Issuer agrees to pay, and to indemnify, defend and hold harmless the Trustee, any Successor Servicer, the Noteholders and the Swap Counterparty from, any taxes which may at any time be asserted with respect to, and as of the date of, the Grant of the Pledged Loans to the Collateral Agent for the benefit of the Trustee, any Successor Servicer, the Noteholders and the Swap Counterparty, including without limitation any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other income or intangible asset taxes arising out of the issuance of the Notes or distributions with respect thereto, other than any such intangible asset taxes in respect of a jurisdiction in which the indemnified person is not otherwise subject to tax on its intangible assets) and costs, expenses and reasonable counsel fees in defending against the same.
     Section 10.3 Servicer’s Indemnities.
     Each entity serving as Servicer shall defend and indemnify the Issuer and the Trustee against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken, or failure to take any action by such entity as Servicer (but not by any predecessor or successor Servicer) with respect to this Indenture or any Pledged Loan; provided, however, such indemnity shall apply only in respect of any negligent action taken, or negligent failure to take any action, or reckless disregard of duties hereunder, or bad faith or willful misconduct by the Servicer. This indemnity shall survive any Service Transfer (but a Servicer’s obligations under this Section 10.3 shall not relate to any actions of any Successor Servicer after a Service Transfer) and any payment of the amount owing hereunder or any release by the Issuer of any such Pledged Loan.
     Section 10.4 Operation of Indemnities.
     Indemnification under this Article X shall include without limitation reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments to the Trustee, the Noteholders, the Swap Counterparty or the Issuer pursuant to this Article X and if either the Trustee, the Noteholders, the Swap Counterparty or the Issuer thereafter collect any of such amounts from others, the Trustee, the Noteholders, the Swap Counterparty or the Issuer will promptly repay such amounts collected to the Servicer without interest.
ARTICLE XI
EVENTS OF DEFAULT
     Section 11.1 Events of Default. If any one of the following events shall occur:
     (a) Available Funds together with the Reserve Account Draw Amount are not sufficient to pay in full Accrued Senior Interest due on the Notes on any Payment Date;
     (b) Available Funds together with the Reserve Account Draw Amount on the Maturity Date are not sufficient to reduce the Aggregate Principal Amount to zero;
     (c) a default in the observance or performance of any material covenant or agreement of the Issuer made with respect to itself or the Servicer made with respect to itself in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 11.1 specifically dealt with), or any representation or warranty of the Issuer made as to itself or the Servicer made with respect to itself in this Indenture or in any certificate or other writing delivered pursuant hereto or thereto, or in connection herewith or therewith, proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days after the earlier of actual knowledge or the receipt of written notice sent by registered or certified mail, return receipt requested, to the Issuer, if the Issuer is in default, or to the Servicer, if the Servicer is in default, by the Trustee or to the Issuer and the Servicer, as applicable, and the Trustee by the Consent Parties, specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (d) (1) the Issuer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, adjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or to all or substantially all of its property, as the case may be; (2) a decree or order of a court, agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, adjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (3) the Issuer shall become insolvent or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;
     (e) the Issuer shall become or come under the control of an “investment company” subject to registration under the Investment Company Act; or
     (f) failure on the part of WCF or WRDC, if any, to (i) repurchase any Defective Loan or provide a Qualified Substitute Loan if required to do so under the terms of the applicable Purchase Agreement or (ii) maintain the perfection and first priority status of the security interest granted to the Depositor upon the sale of the Pledged Loans and such failure continues for a period of thirty (30) days after the earlier of actual knowledge of such failure or the receipt of written notice sent by registered or certified mail, return receipt requested, to the Issuer, and to WCF or WRDC, as applicable, by the Trustee or to the Issuer and WCF or WRDC, as applicable, and the Trustee by the Consent Parties, specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
THEN,
     (i) with respect to the event described in subparagraph (d), an Event of Default shall automatically occur as of the date of such event; and
     (ii) with respect to each of the events described in subparagraphs (a), (b), (c), (e) and (f) an Event of Default shall occur upon the occurrence of the event, the passage of the applicable grace period, if any, and the declaration that such event shall constitute an Event of Default, which declaration shall be made by the Trustee or the Consent Parties.

     If an Event of Default has occurred under subparagraphs (a), (b), (c), (e) or (f) it shall continue unless waived in writing by the Consent Parties.
     Promptly after the automatic occurrence of an Event of Default, and, in any event, within two Business Days thereafter, the Trustee shall notify each Noteholder and each Rating Agency of the occurrence thereof to the extent a Responsible Officer of the Trustee has actual knowledge thereof based upon receipt of written information or other communication.
     Section 11.2 Acceleration of Maturity; Rescission and Annulment.
     (a) If any Event of Default occurs under subparagraph (d) of Section 11.1, the principal of each Class of Notes, together with accrued and unpaid interest thereon, will automatically be accelerated and become immediately due and payable.
     If any other Event of Default occurs, the Consent Parties may accelerate the Notes by declaring the principal of all the Notes, together with accrued and unpaid interest thereon to be immediately due and payable, by a notice in writing to the Issuer, the Trustee and the Swap Counterparty and upon any such declaration such principal and interest shall become immediately due and payable.
     (b) At any time after such an acceleration or declaration of acceleration of the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Indenture, such acceleration may be rescinded by the Consent Parties by written notice to the Issuer, the Trustee and the Swap Counterparty. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
     (c) If an Event of Default has occurred and the Notes have been accelerated, payments will continue to be made in accordance with the Priority of Payment unless a Sequential Order Event has also occurred, in which case payments will be made as provided in Section 3.1 upon the occurrence of a Sequential Order Event; provided, however, if the Trustee has sold the Collateral under this Indenture, then payments shall be made as provided in Section 11.7.
     Section 11.3 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Issuer covenants that if the Notes are accelerated following the occurrence of an Event of Default, and such acceleration has not been rescinded and annulled, the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Noteholders and the Swap Counterparty the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal and upon overdue installments of interest, as determined for each Class, any amounts due to the Swap Counterparty, to the extent that payment of such interest shall be legally enforceable; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided, however, the amount due under this Section 11.3 shall not exceed the aggregate proceeds from the sale of the relevant Collateral and amounts otherwise held by the Issuer and available for such purpose.

     Until such demand is made by the Trustee, the Issuer shall pay the principal of and interest on the Notes to the Trustee for the benefit of the registered Holders to be applied as provided in this Indenture, whether or not the Notes are overdue.
     If the Issuer fails to pay such amounts forthwith upon such demand, then the Trustee for the benefit of the Noteholders and the Swap Counterparty and as trustee of an express trust, may, with the prior written consent of or shall at the direction of the Consent Parties, institute suits in equity, actions at law or other legal, judicial or administrative proceedings (each, a “Proceeding”) for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Collateral wherever situated. In the event a Proceeding shall involve the liquidation of Collateral, the Trustee shall pay all costs and expenses for such Proceeding and shall be reimbursed for such costs and expenses from the resulting liquidation proceeds. In the event that the Trustee determines that liquidation proceeds will not be sufficient to fully reimburse the Trustee, the Trustee shall receive indemnity satisfactory to it against such costs and expenses from the Noteholders (which indemnity may include, at the Trustee’s option, consent by each Noteholder authorizing the Trustee to be reimbursed from amounts available in the Collection Account).
     If an Event of Default occurs and is continuing, the Trustee may, with the prior written consent of or shall at the direction of the Consent Parties, proceed to protect and enforce its rights and the rights of the Noteholders hereunder and under the Notes, by such appropriate Proceedings as are necessary to effectuate, protect and enforce any such rights, whether for the specific enforcement of any covenant, agreement, obligation or indemnity in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 11.4 Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other Proceeding relative to the Issuer or the property of the Issuer or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise) shall be entitled and empowered, by intervention in such Proceeding or otherwise,
     (a) to file a proof of claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in such Proceeding, and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same to the Noteholders;
and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the

Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Article XIII.
     Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.
     Section 11.5 Remedies.
     (a) If an Event of Default shall have occurred and be continuing, the Trustee and the Collateral Agent (upon direction by the Trustee) may, with the prior written consent of, or shall at the direction of the Consent Parties, do one or more of the following (subject to Section 11.6):
     (1) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral monies adjudged due;
     (2) obtain possession of the Pledged Loans in accordance with the terms of the Custodial Agreement and sell the Collateral or any portion thereof or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 11.13;
     (3) institute Proceedings in its own name and as trustee of an express trust from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;
     (4) exercise any remedies of a secured party under the UCC with respect to the Collateral (including any Accounts), take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders under this Indenture and each other agreement contemplated hereby (including retaining the Collateral pursuant to Section 11.6 and applying distributions from the Collateral pursuant to Section 11.7); and
     (5) exercise any rights or remedies under this Indenture, the Performance Guaranty or any other Transaction Document;
provided, however, that neither the Trustee nor the Collateral Agent may sell or otherwise liquidate the Collateral which constitutes Pledged Loans and Pledged Assets following an Event of Default other than an Event of Default described in this Indenture resulting from an Insolvency Event, unless either (i) the Holders of 100% of the Aggregate Principal Amount of the Notes then outstanding, consent thereto, (ii) the proceeds of such sale or liquidation are sufficient to discharge in full the amounts then due and unpaid upon the Notes for principal and Accrued Interest and the fees and all other amounts required to be paid pursuant to Section 11.7 or (iii) the holders of 66 2/3% of the Principal Amount of each Class consent thereto and the Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of, and interest on, the Notes as they would have become due if such Notes would not have been declared due and payable. If an Event of Default has occurred and is continuing and the Holders of 100% of the Aggregate Principal Amount of the Notes then outstanding direct the Trustee to sell or otherwise liquidate the Collateral, the Trustee will dispose of the Collateral as directed.
     For purposes of clause (ii) or clause (iii) of the preceding paragraph and Section 11.6, the Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or an independent investment banking firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the distributions and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Notes, and any such opinion shall be conclusive evidence as to such feasibility or sufficiency. The Issuer shall bear the reasonable costs and expenses of any such opinion.
     For purposes of this Section 11.5, the Trustee agrees to take all actions requested or directed by the Holders of 100% of the Aggregate Principal Amount of the Notes then outstanding as provided for in this Section 11.5.
     (b) In addition to the remedies provided in Section 11.5(a), the Trustee may with the consent of and shall at the direction of the Consent Parties institute a Proceeding in its own name and as trustee of an express trust solely to compel performance of a covenant, agreement, obligation or indemnity or to cure the representation or warranty or statement, the breach of which gave rise to the Event of Default; and the Trustee shall enforce any equitable decree or order arising from such Proceeding.
     Section 11.6 Optional Preservation of Collateral.
     If the Notes have been accelerated following an Event of Default and such acceleration and its consequences have not been rescinded and annulled, to the extent permitted by law, the Trustee at the request of the Consent Parties shall retain the Collateral securing the Notes intact for the benefit of the Holders of the Notes and the Swap Counterparty and in such event it shall deposit all funds received with respect to the Collateral into the Collection Account and apply such funds in accordance with the payment priorities set forth in this Indenture, as if there had not been such an acceleration. So long as the Trustee retains the Collateral, the Trustee shall continue to apply all distributions received on such Collateral in accordance with this Indenture.
     Section 11.7 Application of Monies Collected During Event of Default.
          If the Notes have been accelerated following an Event of Default and such acceleration and its consequences have not been rescinded and annulled, and the Trustee has sold the Collateral, the proceeds collected by the Trustee pursuant to this Article XI or otherwise with respect to such Notes shall be applied as provided below:
     FIRST, to the Trustee in payment of the Monthly Trustee Fees and in reimbursement of permitted expenses of the Trustee under each of the Transaction Documents to which the Trustee is a party and amounts due to the Trustee as indemnification; in the event of a Servicer Default and the replacement of the Servicer with the Trustee or a Successor Servicer, the costs and expenses of replacing the Servicer shall be permitted expenses of the Trustee;

     SECOND, to the Servicer, the Monthly Servicer Fee and any unreimbursed Servicer Advances made in respect of any prior Payment Dates plus any accrued and unpaid Monthly Servicer Fees and any unreimbursed Servicer Advances for prior Payment Dates;
     THIRD, to the Swap Counterparty, the Net Swap Payment, if any;
     FOURTH, to the extent not previously paid pursuant to the Custodial Agreement, to the Custodian, the Monthly Custodian Fee, plus any accrued and unpaid Monthly Custodian Fees for prior Payment Dates;
     FIFTH, to the extent not paid by the Servicer, to the Collateral Agent, the Monthly Collateral Agent Fee, plus any accrued and unpaid Monthly Collateral Agent Fees for prior Payment Dates;
     SIXTH, to the Swap Counterparty, the Senior Priority Swap Termination Amount until such amount is reduced to zero;
     SEVENTH, (A) to the holders of the Class A Notes, Accrued Senior Interest owing on the Class A Notes, and then, (B) to the holders of the Class A Notes, the Principal Amount of the Class A Notes until such amount is reduced to zero;
     EIGHTH, (A) to the holders of the Class B Notes, Accrued Senior Interest owing on the Class B Notes, and then, (B) to the holders of the Class B Notes, the Principal Amount of the Class B Notes until such amount is reduced to zero;
     NINTH, (A) to the holders of the Class C Notes, Accrued Senior Interest owing on the Class C Notes, and then, (B) to the holders of the Class C Notes, the Principal Amount of the Class C Notes until such amount is reduced to zero;
     TENTH, to the holders of the Class A Notes, accrued and unpaid Additional Margin and any Interest Carry-Forward Amounts owing on the Class A Notes;
     ELEVENTH, to the holders of the Class B Notes, accrued and unpaid Additional Margin and any Interest Carry-Forward Amounts owing on the Class B Notes;
     TWELFTH, to the holders of the Class C Notes, accrued and unpaid Additional Margin and any Interest Carry-Forward Amounts owing on the Class C Notes;
     THIRTEENTH, to the Trustee, any other amounts due to the Trustee under this Indenture;
     FOURTEENTH, to the Swap Counterparty, any amounts owing to the Swap Counterparty in respect of a termination of the Interest Rate Swap, including any Subordinated Swap Termination Amount; and
     FIFTEENTH, to Issuer, any remaining amounts free and clear of the lien of this Indenture.

     Section 11.8 Limitation on Suits by Individual Noteholders.
     Subject to Section 11.9, no Noteholder shall have any right to institute any Proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (b) the Consent Parties shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding, it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.
     Section 11.9 Unconditional Rights of Noteholders to Receive Principal and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which right is absolute and unconditional, to receive payment of the principal and interest on such Note on the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.
     Section 11.10 Restoration of Rights and Remedies.
     If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
     Section 11.11 Waiver of Event of Default.
     Prior to the Trustee’s acquisition of a money judgment or decree for payment, in either case for the payment of all amounts owing by the Issuer in connection with this Indenture and the Notes issued hereunder, the Consent Parties have the right to waive any Event of Default and its consequences.

     Upon any such waiver, such Event of Default shall cease to exist, and be deemed to have been cured, for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.
     Section 11.12 Waiver of Stay or Extension Laws.
     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, on the basis of any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 11.13 Sale of Collateral.
     (a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 11.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid, whichever occurs later. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale. The Trustee may reimburse itself from the proceeds of any sale for the reasonable costs and expenses incurred in connection with such sale. The net proceeds of such sale shall be applied as provided in this Indenture.
     (b) The Trustee and the Collateral Agent shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such Sale shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
     Section 11.14 Action on Notes.
     The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. None of the rights or remedies of the Trustee or the Noteholders hereunder shall be impaired by the recovery of any judgment by the Trustee or any Noteholder against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral.
     Section 11.15 Control by the Noteholders.
     If an Event of Default has occurred and is continuing, the Consent Parties shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that
     (i) such direction shall not be in conflict with any rule of law or with this Indenture;
     (ii) any direction to the Trustee to sell or liquidate the Collateral which constitutes Loans and the related Pledged Assets shall be subject to the provisions of Sections 11.5 and 11.6; and
     (iii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;
provided, however, that, subject to Section 13.1, the Trustee need not take any action that it determines might involve it in liability unless it has been provided with reasonable indemnity against such liability.
ARTICLE XII
SERVICER DEFAULTS
     Section 12.1 Servicer Defaults.
     If any one of the following events (each, a “Servicer Default”) shall occur and be continuing:
     (a) any failure by the Servicer to make any payment, transfer or deposit on or before the date such payment, transfer or deposit is required to be made or given by the Servicer under the terms of this Indenture and such failure remains unremedied for two Business Days; provided, however, that if the Servicer is unable to make a payment, transfer or deposit when due and such failure is as a result of circumstances beyond the Servicer’s control, the grace period shall be extended to five Business Days;
     (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Indenture or any other Transaction Document to which the Servicer is a party and such failure continues unremedied for a period of 30 days after the earlier of the date on which the Servicer has actual knowledge of the failure and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of 25% or more of the Aggregate Principal Amount of the Notes;
     (c) any representation and warranty made by the Servicer in this Indenture shall prove to have been incorrect in any material respect when made and has a material and adverse impact on the Trustee’s interest in the Pledged Loans and other Pledged Assets and the Servicer is not in compliance with such representation or warranty within 30 Business Days after the earlier of the date on which the Servicer has actual knowledge of such breach and the date on which written notice of such breach requiring that such breach be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of 25% or more of the Aggregate Principal Amount of the Notes;
     (d) an Insolvency Event shall occur with respect to the Servicer or the Performance Guarantor;
     (e) the Servicer shall fail to deliver the reports described in Section 8.1 of this Indenture and such failure shall continue for five Business Days;
     (f) on any Determination Date, the Consolidated Leverage Ratio for the most recent Rolling Period is greater than 3.5 to 1.0 and such Consolidated Leverage Ratio continues to be greater than 3.5 to 1.0 for the following fiscal quarter; or
     (g) on any Determination Date, the Consolidated Interest Coverage Ratio for the most recent Rolling Period is less than 3.0 to 1.0 and such Consolidated Interest Coverage Ratio continues to be less than 3.0 to 1.0 for the following fiscal quarter.
THEN, so long as such Servicer Default shall be continuing, the Consent Parties by notice then given in writing to the Servicer, the Swap Counterparty, the Issuer, the Trustee and each Rating Agency (a “Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Indenture (such termination being herein called a “Service Transfer”). After receipt by the Servicer and the Trustee of such Termination Notice and subject to the terms of Section 12.2(a), the Trustee shall automatically assume the responsibilities of the Servicer hereunder until the date that a Successor Servicer shall have been appointed pursuant to Section 12.2 and all authority and power of the Servicer under this Indenture shall pass to and be vested in the Trustee or such Successor Servicer, as the case may be, without further action on the part of any Person, and, without limitation, the Trustee at the direction of the Consent Parties (which authorization is coupled with an interest and is irrevocable) is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.
     The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including without limitation the transfer to such Successor Servicer of all authority of the Servicer to service the Pledged Loans provided for under this Indenture, including without limitation all authority over any Collections which shall on the date of transfer be held by the Servicer for deposit in the Control Account or which shall thereafter be received by the Servicer with respect to the Pledged Loans, and in assisting the Successor Servicer in enforcing all rights under this Indenture including, without limitation, allowing the Successor Servicer’s personnel access to the Servicer’s premises for the purpose of collecting payments on the Pledged Loans made at such premises. The Servicer shall promptly transfer its electronic records relating to the Pledged Loans to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Pledged Loans in the manner and at such times as the Successor Servicer shall reasonably request. The Servicer shall allow the Successor Servicer access to the Servicer’s officers and employees. To the extent that compliance with this Section 12.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest and as shall be satisfactory in form and substance to the Successor Servicer. The Servicer hereby consents to the entry against it of an order for preliminary, temporary or permanent injunctive relief by any court of competent jurisdiction, to ensure compliance by the Servicer with the provisions of this paragraph.
     Section 12.2 Appointment of Successor.
     (a) Appointment. On and after the receipt by the Servicer of a Termination Notice pursuant to Section 12.1, or any permitted resignation of the Servicer pursuant to Section 7.12, the Servicer shall continue to perform all servicing functions under this Indenture until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and the Trustee. Upon receipt by the Servicer of a Termination Notice, the Trustee, at the direction of the Consent Parties, shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (in any case, the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee; provided that such appointment shall be subject to the satisfaction of the Rating Agency Condition. In the event a Successor Servicer has not been appointed and accepted the appointment by the date of termination stated in the Termination Notice the Trustee shall automatically assume responsibility for performing the servicing functions under this Indenture on the date of such termination. In the event that a Successor Servicer has not been appointed and has not accepted its appointment and the Trustee is legally unable or otherwise not capable of assuming responsibility for performing the servicing functions under this Indenture, the Trustee shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of receivables similar to the Pledged Loans or other consumer finance receivables; provided, however, pending the appointment of a Successor Servicer, the Trustee will act as the Successor Servicer.
     (b) Duties and Obligations of Successor Servicer. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Indenture and shall be subject to all the responsibilities and duties relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Indenture to the Servicer shall be deemed to refer to the Successor Servicer.
     (c) Compensation of Successor Servicer; Costs and Expenses of Servicing Transfer. In connection with such appointment and assumption, the Trustee may make arrangements for the compensation of the Successor Servicer. The costs and expenses of transferring servicing shall be paid by the Servicer which is resigning or being replaced and to the extent such costs and expenses are not so paid, shall be paid from Collections as provided herein in Sections 3.1 and 11.7.
     Section 12.3 Notification to Noteholders.

     Upon the occurrence of any Servicer Default or any event which, with the giving of notice or passage of time or both, would become a Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and the Issuer and the Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register and to the Swap Counterparty. Upon any termination or appointment of a Successor Servicer pursuant to this Article XII, the Trustee shall give prompt written notice thereof to the Issuer and to the Noteholders at their respective addresses appearing in the Note Register and to the Swap Counterparty.
     Section 12.4 Waiver of Past Defaults.
     With respect to a Servicer Default described in Section 12.1, the Consent Parties may, on behalf of all Holders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
     Section 12.5 Termination of Servicer’s Authority.
     All authority and power granted to the Servicer under this Indenture shall automatically cease and terminate upon termination of this Indenture pursuant to Section 14.1, and shall pass to and be vested in the Issuer and without limitation the Issuer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights upon termination of this Indenture. The Servicer shall cooperate with the Issuer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Pledged Loans. The Servicer shall transfer its electronic records relating to the Pledged Loans to the Issuer in such electronic form as Issuer may reasonably request and shall transfer all other records, correspondence and documents relating to the Pledged Loans to the Issuer in the manner and at such times as the Issuer shall reasonably request. To the extent that compliance with this Section 12.5 shall require the Servicer to disclose information of any kind which the Servicer deems to be confidential, the Issuer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests and as shall be reasonably satisfactory in form and substance to the Issuer.
     Section 12.6 Matters Related to Successor Servicer.
     The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.
     The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Pledged Loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Pledged Loan information.
     Any Successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the Successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer.
     The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Indenture if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Issuer or the Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Pledged Loan under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Pledged Loan.
     If the Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to appoint subservicers whenever it shall be deemed necessary by such Successor Servicer. The Successor Servicer shall, notwithstanding any such subservicing arrangements, remain obligated and liable to the Trustee, the Issuer, the Collateral Agent and the Noteholders for the servicing and administration of the Pledged Loans in accordance with the provisions of this Indenture to the same extent and under the same terms and conditions as if it alone were servicing and administering the Pledged Loans.
ARTICLE XIII
THE TRUSTEE; THE COLLATERAL AGENT; THE CUSTODIAN
     Section 13.1 Duties of Trustee.
     (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent institutional trustee would exercise or use under the circumstances in the conduct of such institution’s own affairs. The Trustee is hereby authorized and empowered to make the withdrawals and payments from the Accounts in accordance with the instructions set forth in this Indenture until the termination of this Indenture in accordance with Section 14.1 unless this appointment is earlier terminated pursuant to the terms hereof.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform to such requirements; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Issuer or any other Person hereunder (other than the Trustee). The Trustee shall give prompt written notice to the Noteholders of any material lack of conformity of any such instrument to the applicable requirements of this Indenture discovered by the Trustee.
     (c) Subject to Section 13.1(a), no provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence, reckless disregard of its duties, bad faith or misconduct; provided, however, that:
     (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or employees of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Consent Parties relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;
     (iii) the Trustee shall not be charged with knowledge of any failure by any other party hereto to comply with its obligations hereunder or of the occurrence of any Event of Default, Sequential Order Event or Servicer Default unless a Responsible Officer of the Trustee obtains actual knowledge of such failure based upon receipt of written information or other communication or a Responsible Officer of the Trustee receives written notice of such failure from the Servicer, the Issuer or any Noteholder. In the absence of receipt of notice or actual knowledge by a Responsible Officer, the Trustee may conclusively assume there is no Event of Default, Sequential Order Event or Servicer Default; and
     (iv) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge or have received notice and after all the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, no implied covenants or obligations shall be read into this Indenture against the Trustee and, in the absence of bad faith, willful misconduct or negligence on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

     (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (which adequate indemnity may include, at the Trustee’s option, consent by the Consent Parties authorizing the Trustee to be reimbursed for any funds from amounts available in the Collection Account), and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.
     (e) Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the interests of the Issuer in any Pledged Loan or other Collateral now existing or hereafter created or to impair the value of any Pledged Loan or other Collateral now existing or hereafter created.
     (f) Except as provided in this Indenture, the Trustee shall have no power to dispose of or vary any Collateral.
     (g) In the event that the Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Note Registrar, as the case may be, under this Indenture, the Trustee (if it is not then the Note Registrar) shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.
     (h) The Trustee shall have no duty to (A) see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) see to any insurance, (C) see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of any Collateral other than from funds available in the Collection Account, or (D) confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.
     Section 13.2 Certain Matters Affecting the Trustee.
     Except for its own gross negligence, reckless disregard of its duties, bad faith or misconduct:
     (a) the Trustee may rely on and shall be protected from liability to the Issuer and the Noteholders in acting on, or in refraining from acting in accord with, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, conversation, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons;

     (b) the Trustee may consult with counsel, and any advice of counsel (including without limitation counsel to the Issuer or the Servicer) shall be full and complete authorization and protection from liability to the Issuer and the Noteholders in respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;
     (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default of which a Responsible Officer of the Trustee shall have actual knowledge or have received notice (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;
     (d) neither the Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be personally liable for any action taken, suffered or omitted to be taken by the Trustee or such Person in good faith and believed by such Person to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, nor for any action taken or omitted to be taken by any other party hereto;
     (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any Monthly Servicing Report, any other report or statement delivered to the Trustee by the Servicer, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Consent Parties; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action;
     (f) subject to Section 3.7, the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;
     (g) except as may be required by Section 13.1(b), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Pledged Loans for the purpose of establishing the presence or absence of defects, the compliance by the Servicer or the Issuer with their respective representations and warranties or for any other purpose;

     (h) the right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for the performance of such act; and
     (i) the Trustee shall not be required to give any bond or surety in respect of the powers granted hereunder.
     Section 13.3 Trustee Not Liable for Recitals in Notes or Use of Proceeds of Notes.
     The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Notes (other than the certificate of authentication on the Notes) or for any statements, representations or warranties made herein by any Person other than the Trustee (except as expressly set forth herein).
     Except as set forth in Section 13.14, the Trustee makes no representations as to the validity, enforceability or sufficiency of this Indenture or of the Notes (other than the certificate of authentication on the Notes) or of any Pledged Loan or related document. The Trustee shall not be accountable for the use or application of funds properly withdrawn from any Account on the instructions of the Servicer or for the use or application by the Issuer of the proceeds of any of the Notes, or for the use or application of any funds paid to the Issuer in respect of the Pledged Loans. The Trustee shall not be responsible for the legality or validity of this Indenture or the validity, priority, perfection or sufficiency of the security for the Notes issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Indenture.
     Section 13.4 Trustee May Own Notes; Trustee in its Individual Capacity.
     Wells Fargo Bank, National Association, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights as it would have if it were not the Trustee. Wells Fargo Bank, National Association and its Affiliates may generally engage in any kind of business with the Issuer or the Servicer as though Wells Fargo Bank, National Association were not acting in such capacity hereunder and without any duty to account therefor. Nothing contained in this Indenture shall limit in any way the ability of Wells Fargo Bank, National Association and its Affiliates to act as a trustee or in a similar capacity for other interval ownership and lot contract and installment note financings pursuant to agreements similar to this Indenture.
     Section 13.5 Trustee’s Fees and Expenses; Indemnification.
     The Trustee shall be entitled to receive from time to time pursuant to this Indenture and the Trustee Fee Letter, (a) such compensation as shall be agreed to between the Issuer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder as the Trustee and to be reimbursed for its out-of-pocket expenses (including reasonable attorneys’ fees), incurred or paid in establishing, administering and carrying out its duties under this Indenture or the Collateral Agency Agreement and (b) subject to Section 10.3, the Issuer and the

Servicer agree, jointly and severally, to pay, reimburse, indemnify and hold harmless the Trustee (without reimbursement from any Account or otherwise) upon its request for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including without limitation fees, expenses and disbursements of counsel) which may at any time (including without limitation at any time following the termination of this Indenture and payment on account of the Notes) be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of this Indenture, the Collateral Agency Agreement or any other Transaction Document to which the Trustee is a party or the transactions contemplated hereby or any action taken or omitted by the Trustee under or in connection with any of the foregoing except for those liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence, reckless disregard of its duties, bad faith or willful misconduct of the Trustee and except that if the Trustee is appointed Successor Servicer pursuant to Section 12.2, the provisions of this Section 13.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer. The agreements in this Section 13.5 shall survive the termination of this Indenture, the resignation or removal of the Trustee and all amounts payable on account of the Notes.
     Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     Section 13.6 Eligibility Requirements for Trustee.
     The Trustee hereunder (if other than Wells Fargo Bank, National Association) shall at all times be an Eligible Institution and a corporation or banking association organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, and such Trustee (including Wells Fargo Bank, National Association) shall have a combined capital and surplus of at least $25,000,000 (or, in the case of a successor to the initial Trustee, $100,000,000), be subject to supervision or examination by federal or state authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of federal or state supervising or examining authority, then for the purpose of this Section 13.6, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 13.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 13.7.
     Section 13.7 Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving 60 days prior written notice thereof to the Issuer, the Swap Counterparty, the Servicer, the Noteholders and each Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly arrange to appoint a successor trustee meeting the requirements of Section 13.6 and the Servicer shall notify the Trustee, the Swap Counterparty and each Rating

Agency of such appointment by written instrument, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, a successor Trustee shall be appointed by the Consent Parties (with notice to the Swap Counterparty). The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment in the manner hereinafter provided, any Noteholder, on behalf of itself and all others similarly situated, or the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 13.6 and shall fail to resign after written request therefor by the Issuer or the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer may remove the Trustee and promptly appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.
     (c) At any time, the Consent Parties, to the extent permitted by law, may remove the Trustee and promptly appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 13.7 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 13.8.
     Section 13.8 Successor Trustee.
     (a) Any successor Trustee, appointed as provided in Section 13.7, shall execute, acknowledge and deliver to the Issuer, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all money, documents and other property held by it hereunder; and Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, power, duties and obligations.
     (b) No successor Trustee shall accept appointment as provided in this Section 13.8 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 13.6.
     (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 13.8, such successor Trustee shall mail notice of such succession hereunder to the

Trustee, the Issuer, the Swap Counterparty, the Servicer and all Noteholders at their addresses as shown in the Note Register.
     Section 13.9 Merger or Consolidation of Trustee.
     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, such corporation shall be eligible under the provisions of Section 13.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     Section 13.10 Appointment of Co-Trustee or Separate Trustee.
     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Swap Counterparty, such title to the Collateral, or any part thereof, and subject to the other provisions of this Section 13.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 13.6 and no notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 13.8.
     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral, or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
     (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
     (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article XIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.
     (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or a successor trustee.
     Section 13.11 Trustee May Enforce Claims Without Possession of Notes.
     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the benefit of the Noteholders and the Swap Counterparty as their interests appear in this Indenture.
     Section 13.12 Suits for Enforcement.
     If an Event of Default or a Servicer Default shall occur and be continuing, the Trustee, in its discretion may or at the direction of the Consent Parties shall subject to the provisions of Article XI and Section 12.1, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Noteholders.
     Section 13.13 Rights of the Noteholders to Direct the Trustee.
     The Consent Parties shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 13.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction, or if the Trustee has not been offered reasonable security or indemnity, as contemplated by Section 13.2, by the Consent Parties; and provided further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Noteholders.
     Section 13.14 Representations and Warranties of the Trustee.
     The Trustee represents and warrants that:
     (a) the Trustee is a national banking association with trust powers organized, validly existing and in good standing under the laws of the United States;
     (b) the Trustee has full power, authority and right to execute, deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and
     (c) this Indenture has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
     Section 13.15 Maintenance of Office or Agency.
     The Trustee will maintain at its expense in Minneapolis, Minnesota, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Notes and this Indenture may be served. The Trustee will give prompt written notice to the Issuer, the Swap Counterparty, the Servicer and the Noteholders of any change in the location of any such office or agency.
     Section 13.16 No Assessment.
     Wells Fargo Bank, National Association’s agreement to act as Trustee hereunder shall not constitute or be construed as Wells Fargo Bank, National Association’s assessment of the Issuer’s or any Obligor’s creditworthiness or a credit analysis of any Loans.
     Section 13.17 UCC Filings and Title Certificates.
     (a) The Trustee and the Noteholders expressly recognize and agree that the Collateral Agent may be listed as the secured party of record on the various Financing Statements required to be filed under this Indenture in order to perfect the security interest in the Collateral, and such listing will not affect in any way the respective status of the other secured parties under the Collateral Agency Agreement as the holders of their respective interests in other collateral. In addition, such listing shall impose no duties on the Collateral Agent other than those expressly and specifically undertaken in accordance with this Indenture and the Collateral Agency Agreement.
     (b) The Trustee shall file such financing statements covering the Collateral as the

Consent Parties shall request in writing.
     Section 13.18 Replacement of the Custodian.
     Each of the Issuer and the Servicer agree not to replace the Custodian then acting as custodian of the Pledged Loans and related assets unless the Rating Agency Condition has been satisfied with respect to such replacement.
ARTICLE XIV
TERMINATION
     Section 14.1 Termination of Agreement.
     The respective obligations and responsibilities of the Issuer, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Noteholders as hereafter set forth and Section 15.16) shall terminate (the “Termination Date”) on the day after the Payment Date following the date on which funds shall have been deposited in the Collection Account sufficient to pay (i) the Aggregate Principal Amount of all Notes plus all interest accrued on the Notes through the day preceding such Payment Date and (ii) all amounts due to the Swap Counterparty through the preceding Payment Date, including any Termination Payment; provided that, all amounts required to be paid on such Payment Date pursuant to this Indenture shall have been paid.
     Section 14.2 Final Payment.
     (a) Written notice of any termination shall be given (subject to at least two Business Days’ prior notice from the Servicer to the Trustee) by the Trustee to the Noteholders, the Swap Counterparty and each Rating Agency then rating any Notes mailed not later than the fifth day of the month of such final payment specifying (a) the Payment Date and (b) the amount of any such final payment. The Trustee shall give such notice to the Note Registrar at the time such notice is given to the Noteholders.
     (b) On or after the final Payment Date, upon written request of the Trustee, the Noteholders shall surrender their Notes to the office specified in such request.
     Section 14.3 Release of Collateral.
     Upon the termination of this Indenture pursuant to Section 14.1, the Trustee shall release all liens and assign to the Issuer (without recourse, representation or warranty) all right, title and interest of the Trustee in and to the Collateral and all proceeds thereof. The Trustee shall execute and deliver such instruments of assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Issuer to release the security interest of the Trustee in the Collateral.
     Section 14.4 Release of Defaulted Loans.

     (a) Issuer May Obtain Release. If any Pledged Loan becomes a Defaulted Loan during any Due Period, the Issuer may, subject to the limitation set forth in Section 14.4(d), obtain a release of such Pledged Loan from the lien of this Indenture on any Payment Date thereafter. To obtain such release the Issuer shall be required either to (i) pay the Release Price of such Defaulted Loan to the Trustee for deposit into the Collection Account or (ii) deliver to the Trustee one or more Qualified Substitute Loans in substitution for such Defaulted Loan and pay the applicable Substitution Adjustment Amount to the Trustee for deposit into the Collection Account. The Issuer shall provide written notice to the Trustee, and the Collateral Agent of any release pursuant to this Section 14.4 not less than two Business Days prior to the Payment Date on which such release is to be effected, specifying the Defaulted Loan and the Release Price therefor. The Issuer shall (i) pay the Release Price to the Trustee for deposit into the Collection Account not later than 12:00 noon, New York City time, on the Payment Date on which such release is made or (ii) deliver the Qualified Substitute Loan or Qualified Substitute Loans by 12:00 noon, New York City time, on the Payment Date on which such release is made and pay any Substitution Adjustment Amount to the Trustee for deposit into the Collection Account not later than 12:00 noon, New York City time, on such Release Date.
     (b) Substitution. If a Seller delivers to the Issuer a Qualified Substitute Loan or Qualified Substitute Loans in lieu of payment for the repurchase of a Defaulted Loan, the Issuer shall execute a Supplemental Grant in substantially the form of Exhibit F hereto and deliver such Supplemental Grant to the Trustee and the Collateral Agent. Payments due with respect to Qualified Substitute Loans on or prior to the Calculation Date next preceding the date of substitution shall not be property of the Issuer, but, to the extent received by the Servicer, will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date. Payments due with respect to the Qualified Substitute Loans after the Calculation Date next preceding the date of substitution shall be property of the Issuer. The Servicer shall electronically deliver a schedule of any Defaulted Loans so removed and Qualified Substitute Loans so substituted to the Trustee and such schedule shall be an amendment to the Loan Schedule. Upon such substitution, the Qualified Substitute Loan or Qualified Substitute Loans shall be subject to the terms of this Indenture in all respects, the Issuer shall be deemed to have made the representations, and warranties with respect to each Qualified Substitute Loan set forth in Section 5.1 and 5.2 of this Indenture, in each case as of the date of substitution, and the Issuer shall be deemed to have made a representation and warranty that each Loan so substituted is a Qualified Substitute Loan as of the date of substitution. The provisions of Section 5.4(a) shall apply to any Qualified Substitute Loan as to which the Issuer has breached the Issuer’s representations and warranties in Section 5.1 and 5.2 to the same extent as for any other Pledged Loan. In connection with the substitution of one or more Qualified Substitute Loans for one or more Defaulted Loans, the Servicer shall determine the Substitution Adjustment Amount. Such Substitution Adjustment Amount shall be paid to the Trustee and treated as if it were a portion of the Release Price for the Defaulted Loan and included in Available Funds as such.
     (c) Release of Defaulted Loans. Upon each release of a Pledged Loan under this Section 14.4, the Collateral Agent and the Trustee shall automatically and without further action release, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, representation or warranty, all of the Collateral Agent’s and Trustee’s right, title and interest in and to such Defaulted Loan and the Transferred Assets related to such Defaulted Loan free and clear of the Lien of this Indenture. The Collateral Agent and the Trustee shall execute such documents, releases and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Issuer to effect the release of such Defaulted Loans and the related Transferred Assets pursuant to this Section 14.4. Promptly after the occurrence of a Release Date and after the payment for or substitution for and release of a Defaulted Loan, in respect to which the Release Price has been paid or Qualified Substitute Loans have been provided, the Issuer shall direct the Servicer to delete such Defaulted Loans from the Loan Schedule.
     (d) Limitations on Purchase of Defaulted Loans. The amount of Defaulted Loans for which the Issuer is permitted to obtain a release and transfer to a Seller is limited as provided in the WVRI Master Loan Purchase Agreement and the WRDC Master Loan Purchase Agreement and as follows:
     (i) The Loan Balance of Pledged Loans that are WVRI Loans, that become Defaulted Loans and that are released and transferred to any Seller, shall not exceed in the aggregate 16.0% of the Loan Balance of the Pledged Loans as of the Cut-Off Date that were WVRI Loans; for such purposes, the Loan Balance of a Pledged Loan shall be calculated on the day prior to the day the Pledged Loan became a Defaulted Loan; and
     (ii) The Loan Balance of Pledged Loans that are WRDC Loans, that become Defaulted Loans and that are released and transferred to any Seller, shall not exceed in the aggregate 16.0% of the Loan Balance of the Pledged Loans as of the Cut-Off Date that were WRDC Loans; for such purposes, the Loan Balance of a Pledged Loan shall be calculated on the day prior to the day the Pledged Loan became a Defaulted Loan.
     Section 14.5 Release Upon Payment in Full.
     At such time as the Notes have been paid in full, all fees and expenses of the Trustee and the Collateral Agent with respect to the Notes have been paid in full, all obligations relating to this Indenture have been paid in full, then, the Collateral Agent shall, upon the written request of the Issuer, release all liens and assign to Issuer (without recourse, representation or warranty) all right, title and interest of the Collateral Agent in and to the Collateral, and all proceeds thereof. The Collateral Agent and the Trustee shall execute and deliver such instruments of assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Issuer to release the security interest of the Collateral Agent in the Collateral.
ARTICLE XV
MISCELLANEOUS PROVISIONS
     Section 15.1 Amendment.
     (a) Supplemental Indentures and Amendments Without Consent of the Noteholders. The Issuer, the Trustee, the Collateral Agent and the Servicer, at any time and from time to time, without the consent of any of the Noteholders, may enter into one or more amendments or indentures supplemental to this Indenture in form satisfactory to the Trustee for any of the following purposes:

     (i) to add to the covenants of the Issuer for the benefit of the Noteholders, the Swap Counterparty or to surrender any right or power conferred upon the Issuer;
     (ii) to Grant any additional property to the Trustee or the Collateral Agent or to be held by the Custodian, in each case, for the benefit of the Trustee and the Holders of the Notes and the Swap Counterparty;
     (iii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or to better assure, convey and confirm unto the Trustee or the Collateral Agent or deliver to the Custodian, in each case for the benefit of the Trustee and the Noteholders and the Swap Counterparty, any property subject to the Lien of this Indenture;
     (iv) to cure any ambiguity, or correct, modify or supplement any provision which is defective or inconsistent with any other provision herein; provided that, such correction, modification or supplement shall not alter in any material respect, the amount or timing of payments to or other rights of the Noteholders or the Swap Counterparty;
     (v) to modify transfer restrictions on the Notes, so long as any such modifications comply with the Securities Act and the Investment Company Act; or
     (vi) make any other changes which do not, individually or in the aggregate, materially and adversely affect the rights of any Noteholders or the Swap Counterparty.
provided that, (x) in each case, the Issuer shall have satisfied the Rating Agency Condition with respect to such corrections, amendments, modifications or clarifications and (y), with respect to any changes described in subsection (vi), the Issuer shall have delivered to the Trustee an Officer’s Certificate of the Issuer and an Officer’s Certificate of the Servicer both to the effect that such change will not materially and adversely affect the rights of any Noteholders and the Issuer shall have delivered to the Trustee either the consent of the Swap Counterparty to such amendment or supplement or an Officer’s Certificate of the Issuer and an Officer’s Certificate of the Servicer both to the effect that such change will not materially and adversely affect the rights of the Swap Counterparty.
     Subject to Section 15.1(c), the Trustee is hereby authorized to join in the execution of any such amendment or supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained. So long as any of the Notes are outstanding, at the cost of the Issuer, the Trustee shall provide to each Rating Agency then rating any Notes a copy of any proposed amendment or supplemental indenture prior to the execution thereof by the Trustee and, as soon as practicable after the execution by the Issuer, the Servicer, the Trustee and the Collateral Agent of any such amendment or supplemental indenture, provide to each Rating Agency and the Swap Counterparty a copy of the executed amendment or supplemental indenture, as the case may be.
     (b) Amendments and Supplemental Indentures With Consent of the Noteholders. With the consent of the Consent Parties and upon satisfaction of the Rating Agency Condition, the Issuer, the Servicer and the Trustee may enter into an amendment or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, or modifying in any manner the rights of the Holders of the Notes under this Indenture; provided that, so long as the Interest Rate Swap is in effect, no such amendment or supplemental indenture shall be entered into without the prior written consent of the Swap Counterparty if such amendment or supplement would materially and adversely affect any of the Swap Counterparty’s rights or obligations under the Interest Rate Swap or would materially modify the obligations of, or materially impair the ability of, the Issuer to fully perform any of the Issuer’s payment obligations under the Interest Rate Swap.
     No such amendment or supplemental indenture shall, without the consent of each affected Noteholder and the Swap Counterparty, to the extent such amendment or supplemental indenture would materially and adversely affect any of the Swap Counterparty’s rights or obligations under the Interest Rate Swap or would materially modify the obligations of, or materially impair the ability of, the Issuer to fully perform any of the Issuer’s payment obligations under the Interest Rate Swap for so long as the Interest Rate Swap has not been terminated:
     (i) reduce in any manner the amount of, or change the timing of, principal, interest and other payments required to be made on any Note;
     (ii) change the application of the proceeds of any Collateral to the payment of Notes;
     (iii) reduce the percentage of Noteholders required to take or approve any action under this Indenture; or
     (iv) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate the lien of this Indenture on any property at any time subject thereto or deprive the Noteholders of the security afforded by the lien of this Indenture.
     It shall not be necessary in connection with any consent of the Noteholders under this Section 15.1(b) for the Noteholders to approve the specific form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. The Trustee will not be permitted to enter into any such supplemental indenture unless the Rating Agency Condition is met.
     Promptly after the execution by the Issuer, the Trustee, the Collateral Agent and the Servicer of any amendment or supplemental indenture pursuant to this Section 15.1(b), the Trustee, at the expense of the Issuer shall mail to the Noteholders, the Luxembourg Stock Exchange (if and for so long as any Class of Notes is admitted on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF market), each Rating Agency rating any of the Notes and the Swap Counterparty, a copy thereof.
     (c) Execution of Amendments and Supplemental Indentures. In executing or accepting the additional trusts created by any amendment or supplemental indenture permitted by this Section 15.1 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 13.1 and 13.2) shall be fully protected in relying in good faith upon, an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent applicable thereto under this Indenture have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     (d) Effect of Amendments and Supplemental Indentures. Upon the execution of any amendment or supplemental indenture under this Section 15.1, this Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.
     (e) Reference in Notes to Amendments and Supplemental Indentures. Notes executed, authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Section 15.1 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such amendment or supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee or the Authentication Agent in exchange for outstanding Notes.
     (f) In determining whether the requisite percentage of Noteholders have concurred in any direction, waiver or consent, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in making such determination or relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows pursuant to written notice (or in the case of the Issuer, by reference to the Note Register if the Trustee is also the Note Registrar) are so owned shall be so disregarded.
     (g) Notwithstanding any other provisions of this Section 15.1, the Performance Guaranty may be amended in accordance with its terms.
     Section 15.2 Discretion with Respect to Derivative Financial Instruments.
     The parties to this Indenture recognize and agree that, in the course of managing its assets and obligations, the Issuer may, from time to time, find it useful and prudent to enter into, or to terminate or modify, derivative financial instruments for the purpose of hedging its interest rate risk, and the parties hereby agree that, (a) in addition to the Interest Rate Swap, the Issuer may, from time to time, enter into derivative financial instruments for the purpose of hedging the Issuer’s interest rate risk and (b) the Issuer may, in its discretion, terminate, or modify, any such derivative financial instrument; provided that the Issuer shall not terminate or modify the Interest Rate Swap except as provided in this Indenture and solely in accordance with the appropriate mechanism(s) as set forth in the Interest Rate Swap, and, with respect to any derivative financial instruments, other than the Interest Rate Swap, the Issuer shall not enter into any such instruments unless the Consent Parties shall have consented thereto and the Rating Agency Condition has been satisfied with respect to such derivative financial instrument; provided further, however, that, so long as the Interest Rate Swap is in effect, (x) no instrument shall be entered into pursuant to clause (a) above and (y) no termination (or modification) shall be effected pursuant to clause (b) above, without the prior written consent of the Swap Counterparty if the effect of such instrument, termination (or modification) would be to adversely affect the Swap Counterparty’s ability or right to receive payment under the terms of the Interest Rate Swap, or if the instrument, termination (or modification) would modify the obligations of or impair the ability of the Issuer to fully perform any of its payment obligations under the Interest Rate Swap; and provided further, however, that any termination, modification or replacement with respect to the Interest Rate Swap effected otherwise in accordance with this Indenture and the appropriate mechanism(s) as set forth in the Interest Rate Swap shall not be subject to the provisions of this Section 15.2.
     Section 15.3 Limitation on Rights of the Noteholders.
     (a) The death or incapacity of any Noteholder shall not operate to terminate this Indenture, nor shall such death or incapacity entitle such Noteholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Collateral, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
     (b) Nothing herein set forth, or contained in the terms of the Notes, shall be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Indenture pursuant to any provision hereof.
     Section 15.4 Governing Law.
     THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     Section 15.5 Waiver of Jury Trial.
     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AND THEIR ASSIGNEES WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
     Section 15.6 Notices.
     All communications and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to, or transmitted by overnight courier, or transmitted by telex or telecopy and confirmed by a mailed writing:

If to the Issuer:
SIERRA TIMESHARE 2008-2 RECEIVABLES FUNDING, LLC
10750 West Charleston Boulevard
Suite 130, Mail Stop 2068
Las Vegas, Nevada 89135
Attention: President
(or such other address as may hereafter be furnished to the Trustee, the Servicer and the Collateral Agent in writing by the Issuer).
If to the Servicer:
WYNDHAM CONSUMER FINANCE, INC.
10750 West Charleston Boulevard
Suite 130
Las Vegas, Nevada 89135
Fax: 702-227-3114
Attention: President, Treasurer and Controller
(or such other address as may hereafter be furnished to the Trustee, the Issuer and the Collateral Agent in writing by the Servicer).
If to the Trustee:
WELLS FARGO BANK, NATIONAL ASSOCIATION
MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Fax: 612- 667-3464
Attention: Corporate Trust Services-Asset-Backed Administration
(or such other address as may be furnished to the Servicer, the Issuer and the Collateral Agent in writing by the Trustee).
If to the Collateral Agent:
U.S. BANK NATIONAL ASSOCIATION
269 Technology Way
Building B, Unit 3
Rocklin, CA 95765
Fax: 916-626-3152
Attention: Structured Finance Trust Services
                         Re: Sierra Timeshare 2008-2 Receivables Funding, LLC
(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer by the Collateral Agent).

If to each Rating Agency:
Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Fax: 212-553-4392
(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer).
Standard & Poor’s Ratings Group
55 Water Street
New York, New York 10041
Fax: 212-438-2655
(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer).
If to the Swap Counterparty:
The Royal Bank of Scotland plc
280 Bishopsgate
London EC2M 4RB
Attention: Legal Department – Derivatives Documentation
with a copy to:
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830
Attention: Legal Department – Derivatives Documentation
Tel: 203-618-2531
Fax: 203-618-2533
(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer).
     All communications and notices pursuant hereto to a Noteholder will be given by first-class mail, postage prepaid, to the registered holders of such Notes at their respective address as shown in the Note Register. Any notice so given within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.
     Section 15.7 Severability of Provisions.
     If any one or more of the covenants, agreements, provisions or terms of this Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or rights of the Noteholders thereof.
     Section 15.8 Assignment.
     Notwithstanding anything to the contrary contained herein, except as provided in Section 12.2, this Indenture may not be assigned by the Issuer or the Servicer without the prior consent of the Consent Parties and the Swap Counterparty.
     Section 15.9 Notes Non-assessable and Fully Paid.
     It is the intention of the Issuer that the Noteholders shall not be personally liable for obligations of the Issuer and that the indebtedness represented by the Notes shall be non-assessable for any losses or expenses of the Issuer or for any reason whatsoever.
     Section 15.10 Further Assurances.
     Each of the Issuer, the Servicer and the Collateral Agent agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Indenture, including without limitation the authorization of any financing statements, amendments thereto, or continuation statements relating to the Pledged Loans for filing under the provisions of the UCC of any applicable jurisdiction.
     Section 15.11 No Waiver; Cumulative Remedies.
     No failure to exercise and no delay in exercising, on the part of the Trustee or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any provision hereof shall be effective unless made in writing. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
     Section 15.12 Counterparts.
     This Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
     Section 15.13 Third-Party Beneficiaries.
     This Indenture will inure to the benefit of and be binding upon the parties hereto, the Swap Counterparty, the Noteholders and their respective successors and permitted assigns. Except as otherwise provided in this Article XV, no other person will have any right or obligation hereunder.

     Section 15.14 Actions by the Noteholders.
     (a) Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of the Noteholders or the Consent Parties. If, at any time, the request, demand, authorization, direction, consent, waiver or other act of a specific percentage of the Noteholders is required pursuant to this Indenture, written notification of the substance thereof shall be furnished to all Noteholders.
     (b) Any request, demand, authorization, direction, consent, waiver or other act by a Noteholder binds such Noteholder and every subsequent holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, the Issuer or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.
     Section 15.15 Merger and Integration.
     Except as set forth in the Trustee Fee Letter, and except as specifically stated otherwise herein, this Indenture and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and, except as set forth in such Trustee Fee Letter, all prior understandings, written or oral, are superseded by this Indenture and the other Transaction Documents. This Indenture may not be modified, amended, waived or supplemented except as provided herein.
     Section 15.16 No Bankruptcy Petition.
     The Trustee, the Servicer, the Collateral Agent, each Noteholder, by accepting a Note, and each beneficial owner of a Note or any interest therein, hereby covenant and agree that they will not at any time institute against the Issuer, the Depositor, or Sierra 2002, or join in instituting against the Issuer, the Depositor, or Sierra 2002, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Debtor Relief Law until one year and one day after such time as all of the Issuer, the Depositor, and Sierra 2002 have paid in full all indebtedness owed by such Person. The provisions of this Section 15.16 will survive any termination of this Indenture.
     Section 15.17 Headings.
     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Issuer, the Servicer, the Trustee and the Collateral Agent have caused this Indenture to be duly executed by their respective officers as of the day and year first above written.

SIERRA TIMESHARE 2008-2 RECEIVABLES FUNDING, LLC, as Issuer
By:	/s/ Mark A. Johnson
	Name:	Mark A. Johnson
	Title:	President

WYNDHAM CONSUMER FINANCE, INC., as Servicer
By:	/s/ Mark A. Johnson
	Name:	Mark A. Johnson
	Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee
By:	/s/ Benjamin J. Krueger
	Name:	Benjamin J. Krueger
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Cheryl Whitehead
	Name:	Cheryl Whitehead
	Title:	Vice President
[Signature page for Indenture and Servicing Agreement]